Exhibit 10.15

$975,000,000

CREDIT AGREEMENT

Dated as of December 1, 2005

among

AVAGO TECHNOLOGIES FINANCE PTE. LTD.,

AVAGO TECHNOLOGIES FINANCE S.À.R.L.,

AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.),

AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC.,

AVAGO TECHNOLOGIES U.S. INC.

as Borrowers

AVAGO TECHNOLOGIES HOLDING PTE. LTD.

as Holdings

and

The Several Lenders

from Time to Time Parties Hereto

CITICORP INTERNATIONAL LIMITED (HONG KONG),

as Asian Administrative Agent

CITICORP NORTH AMERICA, INC.,

as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arranger and Joint Lead Bookrunner

LEHMAN BROTHERS INC.,

as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent

CREDIT SUISSE,

as Documentation Agent

WEIL, GOTSHAL & MANGES LLP

767 FIFTH AVENUE

New York, New York 10153-0119

i

(continued)

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v

(continued)

SCHEDULES

Schedule 1.1(a)	Applicable Lending Office and Addresses for Notice
Schedule 1.1(b)	Mortgaged Properties
Schedule 1.1(c)	Commitments of Lenders
Schedule 1.1(d)	Excluded Subsidiaries
Schedule 6.1	Closing Date Security Documents
Schedule 8.12	Subsidiaries
Schedule 9.14(c)	Post-Closing Security Documents and Other Actions
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2	Closing Date Liens
Schedule 10.5	Closing Date Investments

EXHIBITS

Exhibit C	Form of Guarantee
Exhibit D	Form of Mortgage (Real Property)
Exhibit E	Form of Perfection Certificate
Exhibit F	Form of Pledge Agreement
Exhibit G	Form of Security Agreement
Exhibit H	Form of Letter of Credit Request
Exhibit I-1	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
Exhibit I-2	Form of Legal Opinions of Singaporean and other Local Counsel
Exhibit J	Form of Closing Certificate
Exhibit K-1	Form of Assignment and Acceptance (Tranche B Term Loans)
Exhibit K-2	Form of Assignment and Acceptance (Revolving Credit Loans)
Exhibit L-1	Form of Promissory Note (Tranche B Term Loans and New Tranche B Term Loans)
Exhibit L-2	Form of Promissory Note (Revolving Credit Loans and Swingline Loans)
Exhibit M	Form of Joinder Agreement

CREDIT AGREEMENT dated as of December 1, 2005, among AVAGO TECHNOLOGIES FINANCE PTE. LTD., a company incorporated under the Singapore Companies Act (the “Company” or the “Singaporean Borrower”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES HOLDING PTE. LTD., a company incorporated under the Singapore Companies Act (“Holdings”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES LIMITED., a company incorporated under the Singapore Companies Act (“Parent”), AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act 1965 (the “Malaysian Borrower”), AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., a Delaware corporation (“U.S. Wireless”), and AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, collectively, the “U.S. Borrowers” and each a “U.S. Borrower”, and together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, collectively, the “Borrowers”), the lending institutions listed on the signature pages hereto as a “Lender” or that from time to time become parties hereto by execution of an Assignment and Acceptance (each a “Lender” and, collectively, the “Lenders”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent, CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent, CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Lead Bookrunner, LEHMAN BROTHERS INC., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent, and CREDIT SUISSE, as Documentation Agent (such term and each other capitalized term used but not defined in this introductory statement having the meaning provided in Section 1).

WHEREAS, pursuant to the Asset Purchase Agreement (as amended from time to time in accordance therewith, the “Acquisition Agreement”), dated as of August 14, 2005, between Agilent Technologies, Inc. (the “Seller”) and the Parent, pursuant to which the Parent and its Subsidiaries will acquire (the “Acquisition”) certain assets (the “Acquired Assets”) of the Seller;

WHEREAS, to fund, in part, the Acquisition, the Investors will contribute and loan an amount in cash to Holdings and/or a direct or indirect parent thereof in exchange for Stock and Stock Equivalents (which cash will be contributed to the Company in exchange for common and preferred Stock), which together with any rollover equity issued to the Management Investors (such contribution and loan from the Investors and the Management Investors, collectively, the “Equity Investments”), shall equal not less than 30% of the aggregate consideration paid to the Seller under the Acquisition Agreement;

WHEREAS, (a) to consummate the transactions contemplated by the Acquisition, the Company, U.S. Opco and U.S. Wireless will issue $500,000,000 aggregate principal amount of 10.125% senior fixed rate notes due 2013, $250,000,000 aggregate principal amount of senior floating rate notes due 2013 and $ 250,000,000 aggregate principal amount of 11.875% senior subordinated notes due 2015 (collectively, the “Senior Notes”), in a Rule 144A or other private placement (the “Senior Notes Offering”) generating , collectively, aggregate gross proceeds of up to $1,000,000,000 (or such lesser amount sufficient, together with the Equity Investments and the proceeds generated from the Tranche B-1 Term Loans hereunder, to consummate the transactions contemplated by the Acquisition);

WHEREAS, in connection with the foregoing, Holdings and the Company requested the Lenders to extend credit in the form of (i) Term Loans made available to the Singapore Borrower and the Lux Borrower, in an aggregate principal amount of $725,000,000, (ii) U.S. Dollar Revolving Credit Loans made available to the Singaporean Borrower and the U.S. Borrowers at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $140,000,000, (iii) Multi-Currency Revolving Credit Loans made available to the Singaporean Borrower and the U.S. Borrowers at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of U.S. Dollar Equivalent of $90,000,000 less the sum of (A) the aggregate Letters of Credit Outstanding at such time and (B) the aggregate principal amount of all Multi-Currency Swingline Loans outstanding at such time, and (iv) Malaysian Revolving Credit Loans made available to (A) the Malaysian Borrower at any time and from time to time prior to the earlier of the Malaysian Commitment Conversion Date and the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of U.S. Dollar Equivalent of $20,000,000 less the aggregate principal amount of all Malaysian Swingline Loans outstanding at such time, or (B) the Singaporean Borrower and the U.S. Borrowers at any time after the Malaysian Commitment Conversion Date and prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $20,000,000. The Company has requested the Letter of Credit Issuer to issue Letters of Credit under the U.S. Dollar Revolving Credit Facility at any time and from time to time prior to the L/C Maturity Date, in an aggregate face amount at any time outstanding not in excess of $40,000,000. The Company has requested (a) the Multi-Currency Swingline Lender to extend credit to the Singaporean Borrower and the U.S. Borrowers in the form of Multi-Currency Swingline Loans at any time and from time to time prior to the Swingline Maturity Date, in an aggregate principal amount at any time outstanding not in excess of U.S. Dollar Equivalent of $50,000,000 and (b) the Malaysian Swingline Lender to extend credit to the Malaysian Borrower in the form of Malaysian Swingline Loans at any time and from time to time prior to the earlier of the Malaysian Commitment Conversion Date and the Swingline Maturity Date, in an aggregate principal amount at any time outstanding not in excess of U.S. Dollar Equivalent of $20,000,000;

WHEREAS, the proceeds of the Tranche B-1 Term Loans will be used by the Company, together with (a) the net proceeds of the Senior Notes Offering and (b) the Equity Investments, on the Closing Date solely to effect the Acquisition and to pay Transaction Expenses. Proceeds of the Tranche B-2 Term Loans, subject to the terms hereof, may be used by the Company to pay dividends as provided in Section 10.6(c) and for other general corporate purposes. Proceeds of the Revolving Credit Loans and the

Swingline Loans will be used by the Borrowers on or after the Closing Date for general corporate purposes (including Permitted Acquisitions). The Letters of Credit will be used by the Borrowers for general corporate purposes; and

WHEREAS, the Lenders and Letter of Credit Issuer are willing to make available to the Borrowers such term loans, revolving credit and letter of credit facilities upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. (a) As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“ABR” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) with respect to any Tranche B Term Loans, U.S. Dollar Revolving Credit Loans, Multi-Currency U.S. Dollar Loans, Multi-Currency U.S. Dollar Swingline Loans or Malaysian U.S. Dollar Swingline Loans, the greater of (i) the U.S. Prime Rate in effect on such day or (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (b) with respect to any Multi-Currency Singapore Dollar Loans or Multi-Currency Singapore Dollar Swingline Loans, the Singaporean Prime Rate, and (iii) with respect to any Malaysian Ringgit Swingline Loans, the Malaysian Base Lending Rate. Any change in the ABR due to a change in the Prime Rate (or the Federal Funds Effective Rate, if applicable), shall be effective as of the opening of business on the effective day of such change in the Prime Rate (or the Federal Funds Effective Rate, if applicable), respectively.

“ABR Loan” shall mean each Loan that bears interest at a rate based on the ABR.

“Acquired Assets” shall have the meaning provided in the preamble to this Agreement.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Company and its Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Acquisition” shall have the meaning provided in the preamble to this Agreement.

“Acquisition Agreement” shall have the meaning provided in the preamble to this Agreement.

“Adjusted EBITDA” shall mean Consolidated EBITDA, plus the sum, without duplication, and to the extent not added back in arriving at such Consolidated EBITDA, of (a) for any period that includes a fiscal quarter occurring prior to the fifth fiscal quarter after the Closing Date, the excess of (i) any expenses allocated by Seller to the historical financial statements of its semiconductor products business segment for services and other times provided previously by Seller, and any expenses of the type previously allocated by Seller that are incurred by the Company and its Restricted Subsidiaries on or after the Closing Date and prior to the fifth fiscal quarter after the Closing Date, over (ii) the portion of the $157,000,000 of stand-alone expenses projected by the Company in good faith to be incurred in lieu of the expenses described in clause (i) above applicable to such period, (b) the elimination of all operating results relating to the Company’s and its Subsidiaries’ camera module business (provided that the aggregate amount of add-backs pursuant to this clause (b) shall not exceed $16,000,000 for the Test Period ended July 31, 2005 and $8,000,000 for the Test Period ended October 31, 2005) and (c) non-recurring charges related to the items described in clause (b).

“Adjusted Total Malaysian Revolving Credit Commitment” shall mean at anytime the Total Malaysian Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Malaysian Lenders.

“Adjusted Total Multi-Currency Revolving Credit Commitment” shall mean at anytime the Total Multi-Currency Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Multi-Currency Lenders.

“Adjusted Total Revolving Credit Commitment” shall mean, at any time, with respect to (a) the U.S. Dollar Revolving Credit Commitments, the Adjusted Total U.S. Dollar Revolving Credit Commitment, (b) the Multi-Currency Revolving Credit Commitments, the Adjusted Total Multi-Currency Revolving Credit Commitment and (c) the Malaysian Revolving Credit Commitments, the Adjusted Malaysian Revolving Credit Commitment.

“Adjusted Total Tranche B-1 Term Loan Commitment” shall mean at any time the Total Tranche B-1 Term Loan Commitment less the Tranche B-1 Term Loan Commitments of all Defaulting Lenders.

“Adjusted Total Tranche B-2 Term Loan Commitment” shall mean at any time the Total Tranche B-2 Term Loan Commitment less the Tranche B-2 Term Loan Commitments of all Defaulting Lenders.

“Adjusted Total Term Loan Commitment” shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.

“Adjusted Total U.S. Dollar Revolving Credit Commitment” shall mean at anytime the Total U.S. Dollars Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all U.S. Dollar Defaulting Lenders.

“Administrative Agents” shall mean, collectively, the Asian Administrative Agent and the Tranche B-1 Term Loan Administrative Agent.

“Administrative Agent’s Office” shall mean (a) in the case of the Asian Administrative Agent, its office located at 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Kowloon, Hong Kong, (b) in the case of the Tranche B-1 Term Loan Administrative Agent, its office located at 2 Penns Way, Suite 110, New Castle, Delaware 19720 and (c) in each case, such other office as the applicable Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agent Parties” shall have the meaning provided in Section 13.20(c).

“Agents” shall mean each of the Joint Lead Arrangers, each of the Administrative Agents, the Collateral Agent, the Syndication Agent and the Documentation Agent.

“Aggregate Malaysian Revolving Credit Outstanding” shall have the meaning provided in Section 5.2(b)(iii).

“Aggregate Multi-Currency Revolving Credit Outstanding” shall have the meaning provided in Section 5.2(b)(ii).

“Aggregate U.S. Dollar Revolving Credit Outstanding” shall have the meaning provided in Section 5.2(b)(i).

“Agreement” shall mean this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Amortization Amount” shall have the meaning provided in Section 5.2(c).

“Applicable ABR Margin” shall mean at any date, with respect to (a) each ABR Loan that is a Tranche B Term Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin for Term Loans
Level A Status	1.500%
Level B Status	1.250%

and (b) each ABR Loan that is a Revolving Credit Loan or a Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin for Revolving Credit Loans and Swingline Loans
Level I Status	1.500%
Level II Status	1.250%
Level III Status	1.000%
Level IV Status	0.750%

Notwithstanding the foregoing, the term “Applicable ABR Margin” shall mean 1.50% per annum, during the period from and including the Closing Date to but excluding the Trigger Date.

“Applicable Amount” shall mean on any date (the “Reference Date”) (A) the sum of, without duplication, (i) (x) for purposes of Section 10.5(g) and Section 10.5(i), $150,000,000 and (y) for purposes of Section 10.6(e) and Section 10.7(a)(i), $75,000,000 and (ii) an amount equal to (x) the cumulative amount of Excess Cash Flow for all fiscal years completed after the Closing Date (commencing with and including the fiscal year ending October 31, 2006) and prior to the Reference Date minus (y) the portion of such Excess Cash Flow that has been (or will be) applied after the Closing Date and on or prior to the Reference Date to the prepayment of Loans in accordance with Section 5.2(a)(ii), provided that, in the case of Sections 10.6(e) and 10.7(a)(i) only, the amount in clause (ii) shall only be available if the Consolidated Total Debt to Adjusted EBITDA Ratio of the Company for the Test Period last ended is less than 5.00:1.00, determined on a pro forma basis after giving effect to any dividend or prepayment, repurchase or redemption actually made pursuant to Sections 10.6(e) or 10.7(a)(i), plus (B) the amount of any capital contributions (other than the Equity Investments and any Cure Amount) made in cash to the Company from and including the Business Day immediately following the Closing Date through and including the Reference Date, including contributions with proceeds from the issuance of equity securities of Holdings or the Company, minus (C) in each case, the portion of such amount used since the Closing Date and prior to the Reference Date to make Investments pursuant to Section

10.5(g) or 10.5(i), to pay dividends pursuant to Section 10.6(e) and/or to make prepayments, repurchases and redemptions pursuant to Section 10.7(a)(i), as applicable.

“Applicable Lending Office” shall mean, with respect to each Lender, (a) its U.S. Lending Office in the case of any ABR Loan, (b) its European Lending Office in the case of any LIBOR Loan, (c) its Singaporean Lending Office in the case of any SOR Loan and (d) its Malaysian Lending Office in the case of any RM Loan.

“Applicable LIBOR Margin” shall mean at any date, with respect to (a) each LIBOR Loan that is a Tranche B Term Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin for Tranche B Term Loans
Level A Status	2.500%
Level B Status	2.250%

and (b) each LIBOR Loan that is a Revolving Credit Loan or a Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin for Revolving Credit and Swingline Loans
Level I Status	2.500%
Level II Status	2.250%
Level III Status	2.000%
Level IV Status	1.750%

Notwithstanding the foregoing, the term “Applicable LIBOR Margin” shall mean, with respect to each LIBOR Loan that is a Tranche B Term Loan, Revolving Credit Loan or a Swingline Loan, 2.50% per annum, during the period from and including the Closing Date to but excluding the Trigger Date.

“Applicable RM Margin” shall mean at any date, with respect to each RM Loan that is a Revolving Credit Loan or a Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable RM Margin for Revolving Credit and Swingline Loans
Level I Status	2.500%
Level II Status	2.250%
Level III Status	2.000%
Level IV Status	1.750%

Notwithstanding the foregoing, the term “Applicable RM Margin” shall mean, with respect to each RM Loan that is a Revolving Credit Loan or a Swingline Loan, 2.50% per annum, during the period from and including the Closing Date to but excluding the Trigger Date.

“Applicable SOR Margin” shall mean at any date, with respect to each SOR Loan that is a Revolving Credit Loan or a Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable SOR Margin for Revolving Credit and Swingline Loans
Level I Status	2.500%
Level II Status	2.250%
Level III Status	2.000%
Level IV Status	1.750%

Notwithstanding the foregoing, the term “Applicable SOR Margin” shall mean, with respect to each SOR Loan that is a Revolving Credit Loan or a Swingline Loan, 2.50% per annum, during the period from and including the Closing Date to but excluding the Trigger Date.

“Approved Fund” shall have the meaning provided in Section 13.6.

“Asian Administrative Agent” shall mean Citicorp International Limited (Hong Kong) as agent for the Revolving Lenders and the Tranche B-2 Term Loan Lenders.

“Asset Sale Prepayment Event” shall mean any Disposition of any business units, assets or other property of Holdings, the Company or any of the Restricted Subsidiaries not in the ordinary course of business, other than the Storage Sale (including any Disposition of any Stock or Stock Equivalents of any Subsidiary of Holdings or the Company owned by Holdings, the Company or a Restricted Subsidiary, including any sale of any Stock or Stock Equivalents of any Restricted Subsidiary). Notwithstanding the foregoing, the term “Asset Sale Prepayment Event” shall not include any transaction permitted by Section 10.4, other than transactions permitted by Sections 10.4(b) and (e).

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit K.

“Authorized Officer” shall mean the President, the Chief Financial Officer, the Treasurer or any other senior officer of the applicable Borrower designated as such in writing to the Administrative Agents by such Borrower.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrowers” shall have the meaning provided in the preamble to this Agreement.

“Borrowing” shall mean and include (a) the incurrence of Multi-Currency Swingline Loans from the Multi-Currency Swingline Lender on a given date, (b) the incurrence of Malaysian Swingline Loans from the Malaysian Swingline Lender on a given date, (c) the incurrence of one Type of a Tranche B-1 Term Loan on the Closing Date (or resulting from conversions on a given date after the Closing Date) or a Tranche B-2 Term Loan on a given date having, in the case of LIBOR Term Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Term Loans), (d) the incurrence of U.S. Dollar Revolving Credit Loan on a given date having the same Interest Period, (e) the incurrence of Multi-Currency Revolving Credit Loan on a given date having the same Interest Period, and (f) the incurrence of Malaysian Revolving Credit Loan on a given date having the same Interest Period.

“Business Day” shall mean any day excluding Saturday, Sunday and any day that shall be in The City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and if the applicable Business Day relates to notices, determinations, fundings and payments in connection with (a) the LIBOR Rate or any LIBOR Loan, a day on which deposits of U.S. Dollars are also carried on in the London interbank market, (b) in the case of any Tranche B-2 Term Loan or any Revolving Credit Loans, a day of the year on which banking institutions in Singapore or Hong Kong are not required or authorized by law or other governmental actions to close, (c) in the case of SOR Loan, a day on which deposits of Singapore Dollars are also carried on in the Singapore interbank market and (d) in the case of RM Loans, a day on which deposits of Ringgit are also carried on in the Kuala Lumpur Interbank Money Market.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases, but excluding any amount representing capitalized interest) by the Company and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Company and its Subsidiaries, provided that the term “Capital Expenditures” shall not include (a) expenditures made in connection with the replacement, substitution, restoration or repair of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (c) the purchase of plant, property or equipment made within two years of the sale of any asset to the extent purchased with the proceeds of such sale, (d) expenditures that constitute any part of Consolidated Lease Expense, (e) expenditures that are accounted for as capital expenditures by the Company or any Restricted Subsidiary and that actually are paid for by a Person other than the Company or any Restricted Subsidiary and for which neither the Company nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (f) the book value of any asset owned by the Company or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (g) expenditures that constitute Permitted Acquisitions, (h) Transaction Expenses, or (i) Transition Expenses.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law).

“Change of Control” shall mean and be deemed to have occurred if (a) the Sponsors and the Management Investors shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the voting power of the outstanding Voting Stock of Holdings (other than as the result of one or more widely distributed offerings of the common stock of Holdings or any direct or indirect parent thereof, in each case whether by Holdings, such parent, the Sponsors or the Management Investors); or (b) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of Holdings that exceeds the percentage of the voting power of such Voting Stock then beneficially owned, in the aggregate, by the Sponsors and the Management Investors, unless, in the case of either clause (a) or (b) above, the Sponsors and the Management Investors have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings; or (c) Holdings shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Company; or (d) Continuing Directors shall not constitute at least a majority of the board of directors of Holdings; or (e) at any time, a Change of Control (as defined in the Senior Notes Indenture) shall have occurred.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, New Revolving Loans, Tranche B Term Loans, New Tranche B Term Loans (of each Series) or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, a New Revolving Credit Commitment, Tranche B Term Loan Commitment or a New Tranche B Term Loan Commitment.

“Closing Date” shall mean the date of the initial Borrowing hereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall have the meaning provided in any Pledge Agreement, any Security Agreement, any Mortgage or any other Security Document, as applicable.

“Collateral Agent” shall mean Citicorp North America, Inc., as collateral agent for the Lenders and the other Secured Parties.

“Commitment Fee Rate” shall mean, with respect to any commitment fee payable pursuant to Section 4 on any day, the rate per annum set forth below opposite the Status in effect on such day:

Status	Commitment Fee Rate
Level A Status	0.500%
Level B Status	0.375%

Notwithstanding the foregoing, the term “Commitment Fee Rate” shall mean 0.50%, during the period from and including the Closing Date to but excluding the Trigger Date.

“Commitments” shall mean, with respect to each Lender, such Lender’s Term Loan Commitment, if any, Malaysian Revolving Credit Commitment, if any, Multi-Currency Revolving Credit Commitment, if any, U.S. Dollar Revolving Credit Commitment, if any, New Revolving Credit Commitment or New Tranche B Term Loan Commitment, if any.

“Communications” shall have the meaning provided in Section 13.20(a).

“Company” shall have the meaning provided in the preamble to this Agreement.

“Confidential Information” shall have the meaning provided in Section 13.19.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Company dated November 2005, delivered to the Lenders in connection with this Agreement.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(ii) provision for taxes based on income, profits or capital of the Company and the Restricted Subsidiaries, including state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period,

(iii) depreciation and amortization (including any amortization of prepaid software licenses),

(iv) Non-Cash Charges,

(v) extraordinary losses and unusual or non-recurring charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,

(vi) restructuring charges or reserves (including any one-time costs incurred in connection with acquisitions after the date hereof and to closure and/or consolidation of facilities),

(vii) any deductions attributable to minority interests,

(viii) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsors,

(ix) any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Stock or Stock Equivalents of the Company (other than preferred Stock or preferred Stock Equivalents that are not Qualified PIK Securities); and

(x) commencing with the fifth fiscal quarter following the Closing Date, the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken by the Company and its Restricted Subsidiaries (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are taken on or prior to the third anniversary of the Closing Date, (C) no cost savings shall be added pursuant to this clause (x) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (vi) above with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (x) shall not exceed $30,000,000 for any period consisting of four consecutive quarters, less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period),

(iii) gains on asset sales (other than asset sales in the ordinary course of business),

(iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, and

(v) all gains from investments recorded using the equity method,

in each case, as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,

(i) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Hedge Agreements for currency exchange risk),

(ii) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133, and

(iii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Company or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Company or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Lenders and the Administrative Agents and (C) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Company or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Acquired EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Consolidated Lease Expense” shall mean, for any period, all rental expenses of Holdings, the Company and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with Permitted Sale Leasebacks), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent that such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and (c) Capitalized Lease Obligations, all as determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from Consolidated Lease Expense for any period the rental expenses of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Lease Expense.

“Consolidated Net Income” shall mean, for any period, the net income (loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) in the case of any period that includes a period ending prior to or during the fiscal year ending April 30, 2007, Transaction Expenses, (d) Transition Expenses incurred and expensed during such period to the extent deducted in calculating such Consolidated Net Income, (e) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (f) any income (loss) for such period attributable to the early extinguishment of Indebtedness and (g) accruals and reserves that are established that are so required to be established or adjusted as a result of the Transactions in accordance with GAAP or changes as a result of adoption of or modification of accounting policies, in each case, within twelve months after the Closing Date. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of the Transactions, any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development).

“Consolidated Total Debt” shall mean, as of any date of determination, (a) the sum of (i) all Indebtedness of the types described in clause (a) and, other than for the purposes of Section 6.17 and Section 7.3(d), clause (e) of the definition thereof actually owing by Holdings, the Company and the Restricted Subsidiaries on such date determined on a consolidated basis (provided that the amount of any Capitalized Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP) minus (b) the aggregate cash included in the cash accounts listed on the consolidated balance sheet of Holdings and the Restricted Subsidiaries as at such date in excess of $15,000,000 to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which Holdings or any the Restricted Subsidiaries is a party.

“Consolidated Total Debt to Adjusted EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the relevant Test Period to (b) Adjusted EBITDA for such Test Period.

“Consolidated Total Senior Secured Debt” shall mean, as of any date of determination, (a) the sum of all Indebtedness outstanding under the Credit Facilities (other than any second lien tranche of Credit Facilities extended subsequent to the Closing Date) on such date, but excluding an amount equal to (i) the aggregate Stated Amount of all outstanding Letters of Credit, minus (ii) the aggregate amount of all Unpaid Drawings, plus (b) the aggregate outstanding principal amount of all Indebtedness incurred pursuant to Section 10.1(A)(j) or 10.1(A)(k) to the extent secured by a Lien permitted by Section 10.2, (unless the Secured Parties shall have a first-priority perfected security interest, prior to any other secured party, in the assets subject to such Lien), minus (c) the aggregate cash included in the cash accounts listed on the consolidated balance sheet of the Company and the Restricted Subsidiaries as at such date in excess of $15,000,000 to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Company or any the Restricted Subsidiaries is a party.

“Consolidated Total Senior Secured Debt to Adjusted EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Senior Secured Debt as of the last day of the relevant Test Period to (b) Adjusted EBITDA for such Test Period.

“Consolidated Working Capital” shall mean, at any date, the excess of (a) the sum of all amounts (other than cash, cash equivalents and bank overdrafts) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Company and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Company and the Restricted Subsidiaries on such date, but excluding (i) the current portion of any Funded Debt (including the current portion of Capital Lease Obligations), (ii) without duplication of clause (i) above, all Indebtedness consisting of Loans and Letter of Credit Exposure to the extent otherwise included therein and (iii) the current portion of current and deferred income taxes.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the board of directors of Holdings on the date hereof, (b) who, as at such date, has been a member of such board of directors for at least the 12 preceding months, (c) who has been nominated to be a member of such board of directors, directly or indirectly, by the Sponsors or Persons nominated by the Sponsors or (d) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Contract Consideration” shall have the meaning provided in the definition of Excess Cash Flow.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Credit Documents” shall mean this Agreement, the Security Documents, each Letter of Credit and any promissory notes issued by a Borrower hereunder.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.

“Credit Facilities” shall mean, collectively, each category of Commitments and each extension of credit hereunder.

“Credit Party” shall mean each of Holdings, the Company, the Guarantors and each other Subsidiary of Holdings or the Company that is a party to a Credit Document.

“Cure Amount” shall have the meaning provided in Section 11.13(a).

“Cure Right” shall have the meaning provided in Section 11.13(a).

“Currency of Payment” shall have the meaning provided in Section 13.14.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by Holdings, the Company or any of the Restricted Subsidiaries of any Indebtedness (including any issuance by the Company of Permitted Additional Notes to the extent the Net Cash Proceeds are not used for a Permitted Acquisition but excluding any other Indebtedness permitted to be issued or incurred under Section 10.1 other than Section 10.1(A)(o)).

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean each Defaulting Term Lender, each Defaulting U.S. Dollar Lender, each Defaulting Multi-Currency Lender and each Defaulting Malaysian Lender.

“Defaulting Malaysian Lender” shall mean any Malaysian Lender with respect to which a Lender Default under the Malaysian Revolving Credit Facility is in effect.

“Defaulting Multi-Currency Lender” shall mean any Multi-Currency Lender with respect to which a Lender Default under the Multi-Currency Revolving Credit Facility is in effect.

“Defaulting Term Lender” shall mean any Term Loan Lender with respect to which a Lender Default under the Term Loan Credit Facility is in effect.

“Defaulting U.S. Dollar Lender” shall mean any U.S. Dollar Lender with respect to which a Lender Default under the U.S. Dollar Revolving Credit Facility is in effect.

“Designated Asset Sale” shall mean any sale, transfer or other disposition of any business units, product lines, assets or other property of the Company or any of the Restricted Subsidiaries related thereto, other than the Electronic Components Business Unit.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with a Disposition pursuant to Section 10.4(b) and Section 10.4(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Company, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Company and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” shall have the meaning provided in Section 10.4(b).

“Dividends” or “dividends” shall have the meaning provided in Section 10.6.

“Documentation Agent” shall mean Credit Suisse, together with its affiliates, as the documentation agent for the Lenders under this Agreement and the other Credit Documents.

“Drawing” shall have the meaning provided in Section 3.4(b).

“Electronic Components Business Unit” shall mean the Company’s optocoupler, optoelectgronic/LED, optical mouse sensor, infrared transceiver and motion controller products lines.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by the Company or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“Equity Investments” shall have the meaning provided in the preamble to this Agreement.

“Equity Investments Minimum Amount” shall mean an amount equal to 30% of the aggregate consideration paid to the Seller under the Acquisition Agreement, including the proceeds of debt, equity (including rollover equity) and cash used to consummate the Acquisition.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with any Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“European Lending Office” shall mean, with respect to any Lender, the office of such Lender specified as its “European Lending Office” opposite its name on Schedule 1.1(a) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Company and the applicable Administrative Agent.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of

(a) the sum, without duplication, of

(i)	Consolidated Net Income for such period,

(ii)	an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii)	an amount equal to the provision for taxes based on income, profits or capital of the Company and the Restricted Subsidiaries, including state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period to the extent deducted in arriving at such Consolidated Net Income,

(iv)	decreases in Consolidated Working Capital for such period, and

(v)	an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by the Company and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, over

(b) the sum, without duplication, of

(i)	an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (e) of the definition of Consolidated Net Income (other than cash charges in respect of Transaction Expenses paid on or about the Closing Date to the extent financed with the proceeds of Indebtedness incurred on the Closing Date or the Equity Investments),

(ii)	the amount of all Transition Expenses paid in cash during such period, other than any Transition Expenses expensed during such period or financed with proceeds of Indebtedness of the Company or any Restricted Subsidiary or the Equity Investment.

(iii)	the amount of Capital Expenditures made in cash during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of the Company or the Restricted Subsidiaries,

(iv)	the aggregate amount of all prepayments of Revolving Credit Loans and Swingline Loans made during such period to the extent accompanying reductions of the Total Revolving Credit Commitments, except to the extent financed with the proceeds of other Indebtedness of the Company or the Restricted Subsidiaries,

(v)

the aggregate amount of all principal payments of Indebtedness of the Company or the Restricted Subsidiaries (including any Term Loans and the principal component of payments in respect of Capitalized Lease Obligations but excluding Revolving Credit Loans, Swingline Loans and voluntary prepayments of Term Loans pursuant to Section

5.1) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the Company or the Restricted Subsidiaries,

(vi)	an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by the Company and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(vii)	increases in Consolidated Working Capital for such period,

(viii)	payments by the Company and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Company and the Restricted Subsidiaries other than Indebtedness,

(ix)	without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the aggregate amount of cash consideration paid by the Company and the Restricted Subsidiaries in connection with Investments (including acquisitions) made during such period pursuant to Section 10.5 to the extent that such Investments were financed with internally generated cash flow of the Company and the Restricted Subsidiaries,

(x)	the amount of dividends paid during such period pursuant to clause (b) or (e) of the proviso to Section 10.6 to the extent such dividends were paid with the proceeds of any amount referred to in clause (a) of this definition,

(xi)	the aggregate amount of expenditures actually made by the Company and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(xii)

the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Company and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of

Indebtedness and that are accounted for as extraordinary items,

(xiii)	without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Company or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions to be consummated or made during the period of four consecutive fiscal quarters of the Company following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and

(xiv)	the amount of taxes paid in cash in such period.

“Exchange Rate” shall mean on any day with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into U.S. Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such Foreign Currency, provided that for the purpose of determining the Malaysian Available Commitments, the Multi-Currency Available Commitments or the U.S. Dollar Available Commitments, Exchange Rate shall mean such rate as of three Business Days prior to the date such determination is made; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the applicable Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the applicable Administrative Agent in the market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of U.S. Dollars for delivery two Business Days later.

“Excluded Subsidiary” means (a) each Subsidiary listed on Schedule 1.1(d) hereto, (b) any Subsidiary that is prohibited by any applicable Requirement of Law from guaranteeing the Obligations, (c) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 10.1(A)(j) or Section 10.1(A)(k) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent that and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is party prohibits the ability of such Restricted Subsidiary to guarantee or grant a Lien on any of its assets to secure the Obligations, and provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (c) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable or to the extent such prohibition no longer applies, (d) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agents (confirmed in writing by notice to the Company), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, and (e) each Unrestricted Subsidiary.

“Excluded Taxes” shall mean, with respect to any Agent or any Lender, (a) (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) and capital taxes imposed on any Agent or any Lender and (ii) any taxes imposed on any Agent or any Lender as a result of any current of former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced this Agreement or any other Credit Document) and (b) in the case of a Non-U.S. Lender, (i) any U.S. federal withholding tax that is imposed on amounts payable to such Non-U.S. Lender under the law in effect at the time such Non-U.S. Lender becomes a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Non-U.S. Participant became a Participant hereunder); provided that this clause (b)(i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (b)(i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer or (y) any Tax is imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 13.8(a) of this Agreement or that such Lender acquired pursuant to Section 13.7 of this Agreement (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Non-U.S. Lender as a result of a Change in Law occurring after the time such Non-U.S. Lender became a party to this Agreement (or designates a new lending office) shall not be an Excluded Tax) or (ii) any Tax to the extent attributable to such Non-U.S. Lender’s failure to comply with Section 5.4(d).

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the applicable Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“Final Date” shall mean the date on which the Revolving Credit Commitments shall have terminated, no Revolving Credit Loans shall be outstanding and the Letters of Credit Outstanding shall have been reduced to zero.

“Foreign Asset Sale” shall have the meaning provided in Section 5.2(h).

“Foreign Currencies” shall mean any currency other than U.S. Dollars.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Company or any of its Subsidiaries with respect to employees employed outside the United States.

“Fronting Fee” shall have the meaning provided in Section 4.1(c).

“Funded Debt” shall mean all indebtedness of the Company and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Company or any Restricted Subsidiary, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of a Borrower, Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided that if there occurs after the date hereof any change in GAAP that affects in any respect the calculation of any covenant contained in Section 10, the Lenders and the Company shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Company after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 10 shall be calculated as if no such change in GAAP has occurred.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” shall mean (a) the Guarantee, made by each Guarantor in favor of the Administrative Agents for the benefit of the Secured Parties, substantially in the form of Exhibit C, and (b) any other guarantee of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agents, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantee and Collateral Exception Amount” shall mean, at any time: (a) $250,000,000, minus (b) the sum of (i) the aggregate amount of Indebtedness incurred or assumed prior to such time pursuant to Sections 10.1(A)(j) or 10.1(A)(k) that is outstanding at such time and that was used to acquire, or was assumed in connection with the acquisition of, Stock, Stock Equivalents and/or assets in respect of which guarantees, pledges and security have not been given pursuant to Sections 9.11 and 9.12, (ii) the aggregate New Loan Commitments at such time and (iii) any Indebtedness incurred by any Restricted Subsidiary that is not a Guarantor, provided that if such amount is a negative number, the Guarantee and Collateral Exception Amount shall be zero.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedge Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements entered into by the Company or any Guarantor in the ordinary course of business (and not for speculative purposes) in order to protect the Company or any of the Restricted Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices.

“Historical Financial Statements” shall mean as of the Closing Date, the audited financial statements of the Company and its Subsidiaries for the Company’s 2003 and 2004 fiscal years, consisting of balance sheets and the related consolidated statements of income, shareholders’ equity and cash flows for such fiscal years.

“Holdings” shall have the meaning provided in the preamble to this Agreement.

“Increased Amount Date” shall have the meaning provided in Section 2.14.

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities in the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements and (g) without duplication, all Guarantee Obligations of such Person, provided that Indebtedness shall not include (i) trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (iv) liabilities in respect of netting services, overdraft protection, employee credit card programs and similar treasury, depository or cash management arrangements, in each case, (A) arising in the ordinary course of business and (B) to the extent such liability is not included as debt on such Person’s balance sheet.

“Indemnified Taxes” shall mean all Taxes (other than Excluded Taxes) and Other Taxes.

“Intellectual Property License Agreement” shall mean the Intellectual Property License Agreement, dated as of the date hereof, between the Seller and the Parent as the same may be amended or otherwise modified from time to time.

“Interest Period” shall mean, with respect to any Term Loan or Revolving Credit Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds,

notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 364 days arising in the ordinary course of business and excluding also any Investment in leases entered into in the ordinary course of business; or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other monetary liability of any other Person.

“Investors” shall mean the Sponsors, the Management Investors and each other investor providing a portion of the Equity Investments on the Closing Date.

“Japanese Security Documents” shall mean any Security Documents governed by the laws of Japan.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit M.

“Joint Lead Arrangers” shall mean Citigroup Global Markets Inc. and Lehman Brothers Inc.

“Joint Ventures” shall mean any Person in which the Company or a Restricted Subsidiary maintains an equity investment, but which is not a Subsidiary of the Company or a Restricted Subsidiary.

“KKR” shall mean each of Kohlberg Kravis Roberts & Co., L.P. and KKR Associates, L.P.

“L/C Maturity Date” shall mean the date that is five Business Days prior to the Revolving Credit Maturity Date.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“Lender” shall have the meaning provided in the preamble to this Agreement.

“Lender Default” shall mean (a) the failure (which has not been cured) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.3 or (b) a Lender having notified the applicable Administrative Agent and/or the Company that it does not intend to comply with the obligations under Section 2.1(a), 2.1(b), 2.1(d) or 3.3, in the case of either clause (a) or clause (b) above, as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

“Letter of Credit” shall have the meaning provided in Section 3.1(a).

“Letter of Credit Exposure” shall mean, with respect to any U.S. Dollar Lender, at any time, the sum of (a) the amount of any Unpaid Drawings in respect of which such U.S. Dollar Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (b) such U.S. Dollar Lender’s U.S. Dollar Revolving Credit Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the U.S. Dollar Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).

“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).

“Letter of Credit Issuer” shall mean Citibank N.A., Singapore Branch, any of its Affiliates or any successor pursuant to Section 3.6. The Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

“Letters of Credit Outstanding” shall mean at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

“Letter of Credit Request” shall have the meaning provided in Section 3.2(d).

“Level A Status” shall mean, on any date, the Consolidated Total Debt to Adjusted EBITDA Ratio is greater than or equal to 3.50 to 1.00 as of such date.

“Level B Status” shall mean, on any date, the circumstance that Level A Status does not exist and the Consolidated Total Debt to Adjusted EBITDA Ratio is less than 3.50 to 1.00 as of such date.

“Level I Status” shall mean, on any date, the Consolidated Total Debt to Adjusted EBITDA Ratio is greater than or equal to 3.75 to 1.00 as of such date.

“Level II Status” shall mean, on any date, the circumstance that Level I Status does not exist and the Consolidated Total Debt to Adjusted EBITDA Ratio is greater than or equal to 3.25 to 1.00 as of such date.

“Level III Status” shall mean, on any date, the circumstance that neither Level I Status nor Level II Status exists and the Consolidated Total Debt to Adjusted EBITDA Ratio with respect to the Applicable ABR Margin and Applicable LIBOR Margin, is greater than or equal to 2.75 to 1.00 as of such date.

“Level IV Status” shall mean, on any date, the circumstance that the Consolidated Total Debt to Adjusted EBITDA Ratio is less than 2.75 to 1.00.

“LIBOR Loan” shall mean any LIBOR Term Loan, LIBOR Revolving Credit Loan or LIBOR Swingline Loan.

“LIBOR Rate” shall mean, in the case of any LIBOR Term Loan or LIBOR Revolving Credit Loan, with respect to each day during each Interest Period pertaining to such LIBOR Loan, (a) the rate of interest determined on the basis of the rate for deposits in U.S. Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period multiplied by (b) the Statutory Reserve Rate. In the event that any such rate does not appear on the applicable Page of the Telerate Service (or otherwise on such service), the “LIBOR Rate” for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying LIBOR rates as may be agreed upon by the Administrative Agents and the Borrowers or, in the absence of such agreement, the “LIBOR Rate” for the purposes of this paragraph shall instead be the rate per annum notified to the applicable Administrative Agent by the Reference Lender as the rate at which the Reference Lender is offered U.S. Dollar deposits at or about 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period in the interbank LIBOR market where the LIBOR and foreign currency and exchange operations in respect of its LIBOR Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Term Loan or LIBOR Revolving Credit Loan, as the case may be, to be outstanding during such Interest Period.

“LIBOR Revolving Credit Loan” shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Swingline Loan” shall mean any Swingline Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” shall mean any Revolving Credit Loan, Swingline Loan, Term Loan, New Revolving Loan or New Tranche B Term Loan made by any Lender hereunder.

“Local Time” shall mean, with respect to (a) any Borrowing by or of the Lux Borrower, New York City time and (b) any Borrowing by or of any other Borrower, Hong Kong time.

“Lux Borrower” shall have the meaning provided in the preamble to this Agreement.

“Lux Intercompany Loans” shall mean any intercompany loans made by the Lux Borrower with the proceeds of the Tranche B-1 Term Loans to certain Restricted Subsidiaries on the Closing Date for the purpose of financing a portion of the Acquisition.

“Management Investors” shall mean the directors, management officers and employees of the Company and its Subsidiaries who are investors in Holdings and/or the Parent on the Closing Date.

“Malaysia” shall mean the Federation of Malaysia.

“Malaysian Available Commitments” shall mean, at any time, an amount equal to the excess, if any, of (a) the then effective Total Malaysian Revolving Credit Commitments over (b) the sum of the aggregate principal amount of all Malaysian Revolving Credit Loans (but not Malaysian Swingline Loans) or New Malaysian U.S. Dollar Revolving Credit Loans, as applicable, then outstanding.

“Malaysian Base Lending Rate” shall mean the rate of interest per annum publicly announced from time to time by the Citibank Berhad as its base lending rate in effect at its principal office in Kuala Lumpur for extensions of credit (the Malaysian Base Lending Rate not being intended to be the lowest rate of interest charged by Citibank Berhad in connection with extensions of credit to debtors).

“Malaysian Borrower” shall have the meaning provided in the preamble to this Agreement.

“Malaysian Borrowing” shall mean Malaysian Revolving Credit Loans, or New Malaysian U.S. Dollar Revolving Credit Loans, as the case may be, made on the same day by the Malaysian Lenders ratably according to their respective Malaysian Revolving Credit Commitments.

“Malaysian Commitment Conversion Date” shall have the meaning provided in Section 2.15(a).

“Malaysian Commitment Conversion Notice” shall have the meaning provided in Section 2.15(a).

“Malaysian Lender” shall mean each Lender having a Malaysian Revolving Credit Commitment.

“Malaysian Lending Office” shall mean, with respect to any Lender, the office of such Lender specified as its “Malaysian Lending Office” opposite its name on Schedule 1.1(a) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Company and the Asian Administrative Agent.

“Malaysian Mandatory Borrowing” shall have the meaning provided in Section 2.1(d)(ii).

“Malaysian Revolving Credit Commitment” shall mean, (a) with respect to each Malaysian Lender that is a Malaysian Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Malaysian Revolving Credit Commitment,” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Malaysian Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Malaysian Revolving Credit Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Malaysian Revolving Credit Commitments as of the Closing Date is U.S. Dollar Equivalent of $20,000,000.

“Malaysian Revolving Credit Commitment Percentage” shall mean, at any time, for each Malaysian Lender, the percentage obtained by dividing (a) such Lender’s Malaysian Revolving Credit Commitment by (b) the aggregate amount of the Malaysian Revolving Credit Commitments, provided that at any time when the Total Malaysian Revolving Credit Commitment shall have been terminated, each Malaysian Lender’s Revolving Credit Commitment Percentage shall be its Malaysian Revolving Credit Commitment Percentage as in effect immediately prior to such termination.

“Malaysian Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the U.S. Dollar Equivalent of (a) the aggregate principal amount of the Malaysian Revolving Credit Loans or New Malaysian U.S. Dollar Revolving Credit Loans, as applicable, of such Lender then outstanding and (b) such Lender’s Malaysian Revolving Credit Commitment Percentage of the aggregate principal amount of all outstanding Malaysian Swingline Loans.

“Malaysian Revolving Credit Facility” shall mean the Malaysian Revolving Credit Commitments and the provisions herein related to the Malaysian Revolving Credit Loans and New Malaysian U.S. Dollar Revolving Credit Loans, as applicable.

“Malaysian Revolving Credit Loan” shall mean each Malaysian U.S. Dollar Loan and each Malaysian Ringgit Loan, and, collectively, the “Malaysian Revolving Credit Loans”.

“Malaysian Ringgit Loan” shall have the meaning provided in Section 2.1(b)(iii)(B).

“Malaysian Ringgit Swingline Loan” shall have the meaning provided in Section 2.1(c)(ii)(A).

“Malaysian Security Agency Agreement” shall bean the Security Agency Agreement executed or to be executed by the Borrowers, Holdings, Avago Technologies Wireless Holding (Labuan) Corporation (f/k/a Argos Wireless Holding (Labuan) Corporation), Avago Technologies Imaging Holding (Labuan) Corporation (f/k/a Argos Imaging Holding (Labuan) Corporation), Avago Technologies Enterprise Holding (Labuan) Corporation (f/k/a Argos Enterprise Holding (Labuan) Corporation), Avago Technologies Storage Holding (Labuan) Corporation (f/k/a Argos Storage Holding (Labuan) Corporation), Avago Technologies Fiber Holding (Labuan) Corporation (f/k/a Argos Fiber Holding (Labuan) Corporation), Avago Technologies General IP (Singapore) Pte. Ltd., the Administrative Agents and the Collateral Agent.

“Malaysian Swingline Commitment” shall mean U.S. Dollar Equivalent of $20,000,000.

“Malaysian Swingline Lender” shall mean Citibank Berhad in its capacity as lender of Malaysian U.S. Dollar Swingline Loans and Malaysian Ringgit Swingline Loans hereunder.

“Malaysian Swingline Loan” shall mean each Malaysian U.S. Dollar Swingline Loan and each Malaysian Ringgit Swingline Loan.

“Malaysian U.S. Dollar Loan” shall have the meaning provided in Section 2.1(b)(iii)(A).

“Malaysian U.S. Dollar Swingline Loan” shall have the meaning provided in Section 2.1(c)(ii)(B).

“Mandatory Borrowing” shall mean each Multi-Currency Mandatory Borrowing and each Malaysian Mandatory Borrowing.

“Master Separation Agreement” shall mean the Master Separation Agreement, dated as of August 14, 2005, between the Seller and the Parent as the same may be amended or otherwise modified from time to time.

“Material Adverse Change” shall mean any event or circumstance which has resulted or is reasonably likely to result in a material adverse change in the business, assets, operations, properties or financial condition of Holdings and its Subsidiaries, taken as a whole, or that would materially adversely affect the ability of Holdings and the other Credit Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Credit Documents.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of Holdings and the Subsidiaries, taken as a whole, that would materially adversely affect (a) the ability of Holdings and the other Credit Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Agents and the Lenders under this Agreement or any of the other Credit Documents.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Company (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5% of the consolidated total assets of the Company and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Company and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Maturity Date” shall mean the Tranche B Term Loan Maturity Date or the Revolving Credit Maturity Date.

“Minimum Borrowing Amount” shall mean with respect to a Borrowing of (a) Term Loans or Revolving Credit Loans denominated in U.S. Dollars, $1,000,000, (b) Swingline Loans denominated in U.S. Dollars, $100,000, (c) Revolving Credit Loans denominated in Singapore Dollars, S$1,000,000, (d) Swingline Loans denominated in Singapore Dollars, S$100,000, (e) Revolving Credit Loans denominated in Ringgit, RM4,000,000 and (f) Swingline Loans denominated in Ringgit, RM400,000.

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Company or any Restricted Subsidiary owns Stock or Stock Equivalents.

“Moneylenders Act” shall mean the Money Lenders Act, Chapter 188 of Singapore.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, (a) substantially in the form of Exhibit D, (b) otherwise listed on Schedule 6.1 or (c) entered into after the Closing Date pursuant to Section 9.14(b), in each case, as the same may be amended, supplemented or otherwise modified from time to time.

“Mortgaged Property” shall mean, initially, each parcel of real estate and the improvements thereto owned by a Credit Party and identified on Schedule 1.1(b), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.14.

“Multi-Currency Available Commitments” shall mean, at any time, an amount equal to the excess, if any, of (a) the then effective Total Multi-Currency Revolving Credit Commitments over (b) the aggregate principal amount of all Multi-Currency Revolving Credit Loans (but not Multi-Currency Swingline Loans) then outstanding at such time.

“Multi-Currency Borrowers” shall mean the U.S. Borrowers and the Singaporean Borrower.

“Multi-Currency Borrowing” shall mean Multi-Currency Revolving Credit Loans made on the same day by the Multi-Currency Lenders ratably according to their respective Multi-Currency Revolving Credit Commitments.

“Multi-Currency Lender” shall mean each Lender having a Multi-Currency Revolving Credit Commitment.

“Multi-Currency Mandatory Borrowing” shall have the meaning provided in Section 2.1(d)(i).

“Multi-Currency Revolving Credit Commitment” shall mean, (a) with respect to each Multi-Currency Lender that is a Multi-Currency Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Multi-Currency Revolving Credit Commitment,” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Multi-Currency Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Multi-Currency Revolving Credit Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Multi-Currency Revolving Credit Commitments as of the Closing Date is U.S. Dollar Equivalent of $90,000,000.

“Multi-Currency Revolving Credit Commitment Percentage” shall mean, at any time, for each Multi-Currency Lender, the percentage obtained by dividing (a) such Lender’s Multi-Currency Revolving Credit Commitment by (b) the aggregate amount of the Multi-Currency Revolving Credit Commitments, provided that at any time when the Total Multi-Currency Revolving Credit Commitment shall have been terminated, each Multi-Currency Lender’s Revolving Credit Commitment Percentage shall be its Multi-Currency Revolving Credit Commitment Percentage as in effect immediately prior to such termination.

“Multi-Currency Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the U.S. Dollar Equivalent of (a) the aggregate principal amount of the Multi-Currency Revolving Credit Loans of such Lender then outstanding, and (b) such Lender’s Multi-Currency Revolving Credit Commitment

Percentage of the aggregate principal amount of all outstanding Multi-Currency Swingline Loans.

“Multi-Currency Revolving Credit Facility” shall mean the Multi-Currency Revolving Credit Commitments and the provisions herein related to the Multi-Currency Revolving Credit Loans.

“Multi-Currency Revolving Credit Loan” shall mean each Multi-Currency U.S. Dollar Loan and each Multi-Currency Singapore Dollar Loan and, collectively, the “Multi-Currency Revolving Credit Loans”.

“Multi-Currency Singapore Dollar Loan” shall have the meaning provided in Section 2.1(b)(ii)(B).

“Multi-Currency Singapore Dollar Swingline Loan” shall have the meaning provided in Section 2.1(c)(ii)(B).

“Multi-Currency Swingline Commitment” shall mean the U.S. Dollar Equivalent of $50,000,000.

“Multi-Currency Swingline Lender” shall mean Citibank N.A., Singapore Branch, in its capacity as lender of Multi-Currency Swingline Loans hereunder.

“Multi-Currency Swingline Loan” shall mean each Multi-Currency U.S. Dollar Swing Loan and each Multi-Currency Singapore Dollar Swing Loan.

“Multi-Currency U.S. Dollar Loan” shall have the meaning provided in Section 2.1(b)(ii)(A).

“Multi-Currency U.S. Dollar Swingline Loan” shall have the meaning provided in Section 2.1(c)(ii)(A).

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event or the issuance after the Closing Date by any Borrower of any Stock, Stock Equivalents (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Company or any of the Restricted Subsidiaries in respect of such Prepayment Event or issuance, as the case may be, less (b) the sum of:

(i)	in the case of any Prepayment Event, the amount, if any, of all taxes paid or estimated to be payable by the Company or any of the Restricted Subsidiaries in connection with such Prepayment Event,

(ii)	in the case of any Prepayment Event, the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Company or any of the Restricted Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

(iii)	in the case of any Prepayment Event, the amount of any Indebtedness secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,

(iv)	in the case of any Asset Sale Prepayment Event (other than a transaction permitted by Section 10.4(e)(ii)), Casualty Event or Permitted Sale Leaseback, the amount of any proceeds of such Prepayment Event that (A) the Company has paid as dividends pursuant to Section 10.6(d) or has used to repay, repurchase or redeem or otherwise defease any Subordinated Indebtedness pursuant to Section 10.7(a)(ii) (or any other Senior Notes or any Permitted Additional Notes that do not constitute Subordinated Indebtedness to the extent the conditions set forth in Section 10.7(a)(ii) would be satisfied with respect to such Asset Sale Prepayment Event) and (B) the Company or any Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of the Company or any of the Restricted Subsidiaries (subject to Section 10.11), provided that any portion of such proceeds that has not been so used within such Reinvestment Period shall, unless such Borrower or a Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback occurring on the last day of such Reinvestment Period or 180 days after the date such Borrower or such Subsidiary has entered into such binding commitment, as applicable, and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i); and

(v)	in the case of any Prepayment Event or the issuance by any Borrower of any Stock or Stock Equivalents, reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by the Company or any of the Restricted Subsidiaries, as applicable, in connection with such Prepayment Event or issuance, as the case may be (other than those payable to any Borrower or any Subsidiary of any Borrower), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“New Loan Commitments” shall have the meaning provided in Section 2.14.

“New Malaysian U.S. Dollar Revolving Credit Commitment” shall have the meaning provided in Section 2.15(a).

“New Malaysian U.S. Dollar Revolving Credit Loan” and “New Malaysian U.S. Dollar Revolving Credit Loans” shall have the meaning provided in Section 2.15(b).

“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14.

“New Revolving Loan Lender” shall have the meaning provided in Section 2.14.

“New Revolving Loans” shall have the meaning provided in Section 2.14.

“New Tranche B Repayment Amount” shall have the meaning provided in Section 2.5(b)(iii).

“New Tranche B Term Loan Commitments” shall have the meaning provided in Section 2.14.

“New Tranche B Term Loan Lender” shall have the meaning provided in Section 2.14.

“New Tranche B Term Loan Maturity Date” shall mean the date on which a New Tranche B Term Loan matures.

“New Tranche B Term Loans” shall have the meaning provided in Section 2.14.

“Non-Cash Charges” shall have the meaning provided in the definition of Consolidated EBITDA.

“Non-Consenting Lender” shall have the meaning provided in Section 13.7.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-U.S. Lender” shall mean any Lender that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership or entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or a trust that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

“Non-U.S. Participant” shall mean any Participant that would qualify as a Non-U.S. Lender if it were a Lender.

“Non-U.S. Subsidiary” shall mean each Subsidiary of Holdings or the Company that is organized under the laws of any jurisdiction outside of the United States of America, any state or territory thereof, or the District of Columbia.

“Note” shall have the meaning provided in Section 13.6(d).

“Notice of Borrowing” shall have the meaning provided in Section 2.3.

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6.

“Obligations” shall have the meaning assigned to such term in the Security Documents.

“Other Taxes” shall mean any and all present or future stamp, documentary or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related expenses with regard thereto) arising directly from any payment made or required to be made under this Agreement or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document.

“Parent” shall have the meaning provided in the preamble to this Agreement.

“Participant” shall have the meaning provided in Section 13.6(c)(i).

“Patriot Act” shall have the meaning provided in Section 13.21.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall mean a certificate of each Borrower in the form of Exhibit E or any other form approved by the Collateral Agent.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Company or any of the Restricted Subsidiaries of assets or Stock or Stock Equivalents, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (b) such acquisition shall result in the issuer of such Stock or Stock Equivalents becoming a Restricted Subsidiary and a Subsidiary Guarantor, to the extent required by Section 9.11; (c) such acquisition shall result in the Collateral Agent, for the benefit of the applicable Lenders, being granted a security interest in any Stock, Stock Equivalents or any assets so acquired, to the extent required by Sections 9.11, 9.12 and/or 9.14; (d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; and (e) the Company shall be in compliance, on a pro forma basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 10.1(A)(j) and 10.1(A)(k), respectively, and any related Pro Forma Adjustment), with the covenant set forth in Section 10.9 as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such acquisition had occurred on the first day of such Test Period.

“Permitted Additional Notes” shall mean senior or senior subordinated notes, issued by Holdings or any Borrower, (a) the terms of which (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date on which the final maturity of the Senior Notes occurs (as in effect on the Closing Date) (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) to the extent senior subordinated notes, provide for customary subordination to the Obligations under the Credit Documents, (b) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrowers and the Subsidiaries than those in the Senior Notes; provided that a certificate of an Authorized Officer of the Company is delivered to the Administrative Agents at least ten Business Days (or such shorter period as the Administrative Agents may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agents notify the Company within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (c) of which no Subsidiary of the Company (other than a Guarantor) is an obligor under such notes that is not an obligor under the Senior Notes.

“Permitted Capital Expenditure Amount” shall have the meaning provided in Section 10.10.

“Permitted Investments” shall mean:

(a)	securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(b)	securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c)	commercial paper issued by any Lender or any bank holding company owning any Lender;

(d)	commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(e)	certificates of deposit or bankers’ acceptances issued by, or time deposits with, any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the U.S. Dollar Equivalent thereof) in the case of foreign banks, in each case, having maturities of no more than two years;

(f)	repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

(g)	marketable short-term money market and similar funds (x) either having assets in excess of $250,000,000 or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(h)	shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and

(i)	in the case of Investments by any Restricted Subsidiary organized under the law of a jurisdiction outside of the United States of America or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Subsidiary is located or in which such Investment is made.

“Permitted Liens” shall mean:

(a)	Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(b)	Liens in respect of property or assets of any of the Borrowers or any of the Subsidiaries imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c)	Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.11;

(d)	Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

(e)	ground leases in respect of real property on which facilities owned or leased by any Borrower or any of its Subsidiaries are located;

(f)	easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of any Borrower and its Subsidiaries, taken as a whole;

(g)	any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Agreement;

(h)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i)	Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of any Borrower or any of its Subsidiaries, provided that such Lien secures only the obligations of such Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.1;

(j)	leases or subleases granted to others not interfering in any material respect with the business of any Borrower and its Subsidiaries, taken as a whole; and

(k)	Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Company and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business.

“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Company or any of the Restricted Subsidiaries after the Closing Date, provided that any such Sale Leaseback not between a Borrower and any Guarantor or any Guarantor and another Guarantor is consummated for fair value as determined at the time of consummation in good faith by the Company or such Restricted Subsidiary and, in the case of any Sale Leaseback (or series of related Sale Leasebacks) the aggregate proceeds of which exceed $20,000,000, the board of directors of the Company or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Company or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) Holdings, the Company, a Subsidiary or an ERISA Affiliate.

“Platform” shall have the meaning provided in Section 13.20(b).

“Pledge Agreements” shall mean (a) the Pledge Agreement, entered into by the relevant pledgors party thereto and the Collateral Agent for the benefit of the Lenders and other Secured Parties, substantially in the form of Exhibit F, on the Closing Date, (b) each other pledge agreement listed on Schedule 6.1 delivered on Closing Date and (c) any other pledge agreement delivered pursuant to Section 9.12, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event, Casualty Event or any Permitted Sale Leaseback.

“Prime Rate” shall mean the U.S. Prime Rate, the Singaporean Prime Rate or the Malaysian Base Lending Rate, as applicable.

“Process Agent” shall have the meaning provided in Section 13.16.

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Company, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Company in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Company and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Adjustment Certificate” shall mean any certificate of an Authorized Officer of the Company delivered pursuant to Section 9.1(h) or setting forth the information described in clause (iv) to Section 9.1(d).

“Qualified PIK Securities” shall mean (1) any preferred Stock or preferred Stock Equivalents of any Person (a) that does not provide for any cash dividend payments or other cash distributions in respect thereof on or prior to the Tranche B Term Loan Maturity Date and (b) that by its terms (and by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (i)(x) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (y) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified PIK Securities or (z) become redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale event), in whole or in part, in each case on or prior to the first anniversary of the Tranche B Term Loan Maturity Date and (ii) provide holders thereunder with any rights upon the occurrence of a “change of control” event or asset sale event prior to the repayment of the Obligations under any Credit Document and (2) any Indebtedness of such Person which has payments terms at least as favorable to the Company and the Lenders as described in clauses (1)(a) and (b) above and is subordinated on customary terms and conditions (including remedy standstills at all times prior to the Tranche B Term Loan Maturity Date) and has other terms, other than with respect to interest rates, at least as favorable to the Company and Lenders as the Senior Notes.

“Real Estate” shall have the meaning provided in Section 9.1(f).

“Reference Lender” shall mean Citibank, N.A.

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reinvestment Period” shall mean 15 months following the date of an Asset Sale Prepayment Event (including a Designated Asset Sale) or Casualty Event.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Repayment Amount” shall mean the Tranche B-1 Repayment Amount, the Tranche B-2 Repayment Amount or a New Tranche B Repayment Amount, as applicable.

“Repayment Date” shall mean the Tranche B Repayment Date or a New Tranche B Repayment Date, as applicable.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder.

“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Revolving Credit Commitment at such date, (ii) the Adjusted Total Term Loan Commitment at such date and (iii) the outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date or (b) if the Total Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Loans and Letter of Credit Exposures (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Required Malaysian Lenders” shall mean, at any date, Non-Defaulting Malaysian Lenders having or holding a majority of the sum of (a) the portion of the Adjusted Total Malaysian Revolving Credit Commitment that relates to the Malaysian Revolving Credit Commitments at such date and (b) the outstanding principal amount of the Malaysian Revolving Credit Loans or New Malaysian U.S. Dollar Revolving Credit Loans, as applicable, (excluding Malaysian Revolving Credit Loans or New Malaysian U.S. Dollar Revolving Credit Loans, as applicable, held by Defaulting Lenders) in the aggregate at such date.

“Required Multi-Currency Lenders” shall mean, at any date, Non-Defaulting Multi-Currency Lenders having or holding a majority of the sum of (a) the portion of the Adjusted Total Multi-Currency Revolving Credit Commitment that relates to the Multi-Currency Revolving Credit Commitments at such date and (b) the outstanding principal amount of the Multi-Currency Revolving Credit Loans (excluding Multi-Currency Revolving Credit Loans held by Defaulting Lenders) in the aggregate at such date.

“Required Tranche B Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the portion of the

Adjusted Total Term Loan Commitment that relates to Tranche B Term Loan Commitments at such date and (b) the outstanding principal amount of the Tranche B Term Loans (excluding Tranche B Term Loans held by Defaulting Lenders) in the aggregate at such date.

“Required Tranche B-1 Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the portion of the Adjusted Total Tranche B-1 Term Loan Commitment that relates to Tranche B-1 Term Loan Commitments at such date and (b) the outstanding principal amount of the Tranche B-1 Term Loans (excluding Tranche B-1 Term Loans held by Defaulting Lenders) in the aggregate at such date.

“Required Tranche B-2 Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the portion of the Adjusted Total Term Loan Commitment that relates to Tranche B-2 Term Loan Commitments at such date and (b) the outstanding principal amount of the Tranche B-2 Term Loans (excluding Tranche B-2 Term Loans held by Defaulting Lenders) in the aggregate at such date.

“Required U.S. Dollar Lenders” shall mean, at any date, Non-Defaulting U.S. Dollar Lenders having or holding a majority of the sum of (a) the portion of the Adjusted Total U.S. Dollar Revolving Credit Commitment that relates to the U.S. Dollar Revolving Credit Commitments at such date and (b) the outstanding principal amount of the U.S. Dollar Revolving Credit Loans (excluding U.S. Dollar Revolving Credit Loans held by Defaulting Lenders) in the aggregate at such date.

“Requirement of Law” shall mean, as to any Person, the Certificate of Incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Restricted Subsidiary” shall mean any Subsidiary of Holdings other than an Unrestricted Subsidiary.

“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitments by (b) the aggregate amount of the Revolving Credit Commitments, provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be its Revolving Credit Commitment Percentage as in effect immediately prior to such termination.

“Revolving Credit Commitments” shall mean the U.S. Dollar Revolving Credit Commitments, the Multi-Currency Revolving Credit Commitments and the Malaysian Revolving Credit Commitments.

“Revolving Credit Exposure” shall mean the U.S. Dollar Revolving Credit Exposure, the Multi-Currency Revolving Credit Exposure and the Malaysian Revolving Credit Exposure.

“Revolving Credit Facilities” shall mean the U.S. Dollar Revolving Credit Facility, the Multi-Currency Revolving Credit Facility and the Malaysian Revolving Credit Facility.

“Revolving Credit Lenders” shall mean the U.S. Dollar Lenders, the Multi-Currency Lenders and the Malaysian Lenders.

“Revolving Credit Loans” shall mean the U.S. Dollar Revolving Credit Loans, the Multi-Currency Revolving Credit Loans, the Malaysian Revolving Credit Loans and the New Malaysian U.S. Dollar Revolving Credit Loans).

“Revolving Credit Maturity Date” shall mean the date that is six years after the Closing Date, or, if such date is not a Business Day, the next preceding Business Day.

“Ringgit” or “RM” shall mean the lawful currency of Malaysia.

“RM Loan” shall mean a Loan that bears interest at a rate based on the RM Rate.

“RM Rate” shall mean the rate of interest at which Ringgit deposits in an amount equivalent or comparable to the amount of the Malaysian Revolving Credit Loan to be made in Ringgit under the Malaysian Revolving Credit Facility as are offered to the relevant Malaysian Lender in the Kuala Lumpur Interbank Money Market for the same period as the relevant Interest Period (or, in the case of an Interest Period of less than one month, for a one month period) on the first day of the relevant Interest Period plus any additional cost to that Malaysian Lender of maintaining statutory and liquidity reserves and/or complying with any other conditions now or hereafter imposed by the Bank Negara Malaysia, any Governmental Authority or other authorities having jurisdiction over such Malaysian Lender whether or not having the force of law.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Company or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).

“Secured Parties” shall have the meaning assigned to such term in the applicable Security Documents.

“Security Agreements” shall mean (a) the Security Agreement entered into by the relevant grantors party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G, on the Closing Date, (b) each other security agreement or other instrument listed on Schedule 6.1 entered into on the Closing Date and (c) any other security agreement or other similar instrument entered into pursuant to Section 9.11, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Documents” shall mean, collectively, (a) the Guarantee, (b) the Pledge Agreements, (c) the Security Agreements, (d) the Mortgages, and (e) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11 or 9.12 or pursuant to any of the Security Documents to secure any of the Obligations.

“Seller” shall have the meaning provided in the preamble to this Agreement.

“Senior Notes” shall mean (a) the Senior Notes defined in the preamble to this Agreement and (b) any replacement or refinancing thereof that constitutes Permitted Additional Notes, provided that any such amendment, replacement or refinancing shall bear a rate of interest determined by the board of directors of the Company to be a market rate of interest at the date of such amendment, replacement or refinancing and have other terms customary for similar issuances under similar market conditions or otherwise be on terms reasonably acceptable to the Administrative Agents.

“Senior Notes Indenture” shall mean the Indenture dated as of the Closing Date, among the Company, U.S. Opco, U.S. Wireless, the guarantors party thereto and The Bank of New York, as trustee, pursuant to which the Senior Notes are issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance therewith.

“Senior Notes Offering” shall have the meaning provided in the preamble to this Agreement.

“Series” shall have the meaning as provided in Section 2.14.

“Silver Lake” shall mean Silver Lake Partners and its Affiliates, collectively.

“Singapore” shall mean the Republic of Singapore.

“Singapore Business Day” shall mean any day excluding Saturday, Sunday and any day that shall be in Singapore a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and if the applicable Singapore Business Day relates to notices, determinations, fundings and payments in connection with the SOR Rate or any SOR Loan, a day on which deposits of Singapore Dollars are also carried on in the Singapore interbank market

“Singapore COF Loan” shall mean a Loan that bears interest at a rate based on the Singapore COF Rate.

“Singapore COF Rate” shall mean the rate of interest at which Singapore Dollar deposits in an amount equivalent or comparable to the amount of the Multi-Currency Singapore Dollar Swingline Loan are offered to the Multi-Currency Swingline Lender in the Singapore interbank market for a daily interest period plus any additional cost to the Multi-Currency Swingline Lender of maintaining statutory and liquidity reserves and/or complying with any other conditions now or hereafter imposed by the any Governmental Authority or other authorities having jurisdiction over the Multi-Currency Swingline Lender whether or not having the force of law.

“Singapore Companies Act” shall mean the Companies Act, Chapter 50 of Singapore.

“Singapore Dollars” or “S$” shall mean dollars in lawful currency of Singapore.

“Singapore Dollar Available Credit” shall mean, at any time, (a) the lesser of (i) the then effective Multi-Currency Revolving Credit Commitments and (ii) S$100,000,000 minus (b) the aggregate Singapore Dollar Outstandings at such time.

“Singapore Dollar Outstandings” shall mean, at any particular time, the sum of (a) the principal amount of the Multi-Currency Singapore Dollar Loans outstanding at such time and (b) the principal amount of the Multi-Currency Singapore Dollar Swingline Loans outstanding at such time.

“Singaporean Lending Office” shall mean, with respect to any Lender, the office of such Lender specified as its “Singaporean Lending Office” opposite its name on Schedule 1.1(a) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agents.

“Singaporean Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its reference rate in effect at its principal office in Singapore (the Singaporean Prime Rate not being intended to be the lowest rate of interest charged by Citibank, N.A. in connection with extensions of credit to debtors).

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Solvent” shall mean, with respect to the Company , that as of the Closing Date, both (i) (a) the sum of the Company’s debt (including contingent liabilities) does not exceed the present fair saleable value of the Company’s present assets; (b) the Company’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (c) the Company has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) the Company is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SOR Loan” shall mean a Loan that bears interest at a rate based on the SOR Rate.

“SOR Rate” shall mean, in the case of any SOR Loan, with respect to each day during each Interest Period pertaining to such SOR Loan, the rate of interest determined on the basis of the rate for deposits in Singapore Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 50157 of the Telerate screen as of 11:00 a.m. (Singapore time) two Singapore Business Days prior to the beginning of such Interest Period. In the event that any such rate does not appear on the applicable Page of the Telerate Service (or otherwise on such service), the “SOR Rate” for the purposes of this paragraph shall be determined by reference to Page “ABSIRFIX01” of the Reuters screen. In the event that any such rate also does not appear on both such Pages, the “SOR Rate” for the purposes of this paragraph shall be the rate per annum notified to the Administrative Agents by the Reference Lender as the rate at which the Reference Lender is offered Singapore Dollar deposits at or about 11:00 a.m. (Singapore time) two Singapore Business Days prior to the beginning of such Interest Period in the Singapore interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its S$ Revolving Credit Loan outstanding or, as the case may be, to be outstanding during such Interest Period.

“Specified Subsidiary” shall mean, at any date of determination (a) any Material Subsidiary or (b) any Unrestricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 10% of the consolidated total assets of the Company and the Subsidiaries at such date, (ii) whose gross revenues for such Test Period were equal to or greater than 10% of the consolidated gross revenues of the Company and the Subsidiaries for such period, in each case determined in accordance with GAAP and (c) each other Subsidiary that, when such Subsidiary’s total assets and gross revenues are aggregated with each other Subsidiary that is the subject of an Event of Default described in Section 11.5 would constitute a Specified Subsidiary under clause (a) or (b) above.

“Sponsors” shall mean KKR, Silver Lake, and their respective Affiliates, collectively.

“Stated Amount” of any Letter of Credit shall mean the U.S. Dollar Equivalent of the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Status” shall mean, as to the Company as of any date, the existence of Level A Status, Level B Status, Level I Status, Level II Status, Level III Status or Level IV Status, as the case may be on such date. Changes in Status resulting from changes in the Consolidated Total Debt to Adjusted EBITDA Ratio shall become effective (the date of such effectiveness, the “Effective Date”) as of the first day following the last day of the most recent fiscal year or period for which (a) Section 9.1 Financials are delivered to the Lenders under Section 9.1 and (b) an officer’s certificate is delivered by the Company to the Lenders setting forth, with respect to such Section 9.1 Financials, the then-applicable Status, and shall remain in effect until the next change to be effected pursuant to this definition, provided that (i) if the Borrowers shall have made any payments in respect of interest or commitment fees during the period (the “Interim Period”) from and including the Effective Date to but excluding the day any change in Status is determined as provided above, then the amount of the next such payment due on or after such day shall be increased or decreased by an amount equal to any underpayment or overpayment so made by the Borrowers during such Interim Period and (ii) each determination of the Consolidated Total Debt to Adjusted EBITDA Ratio pursuant to this definition shall be made with respect to the Test Period ending at the end of the fiscal period covered by the relevant financial statements.

“Statutory Reserve Rate” shall mean for any day as applied to any LIBOR Loan, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages that are in effect on that day (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, as prescribed by the Board and to which the Administrative Agents are subject, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stock” shall mean shares of capital stock or shares in the capital, as the case my be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Storage Sale” shall mean the sale by the Company of its storage products business pursuant to the Asset Purchase Agreement dated as of October 29, 2005, between the Company and PMC-Sierra, Inc. (as amended from time to time in accordance therewith).

“Storage Sale Net Cash Proceeds” shall mean the Net Cash Proceeds of the Storage Sale (without giving effect to clause (b)(iv) of the definition of Net Cash Proceeds).

“Subordinated Indebtedness” shall mean Indebtedness of any Borrower or any Guarantor that is by its terms subordinated in right of payment to the obligations of such Borrower and such Guarantor, as applicable, under this Agreement.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” or “Subsidiaries” shall mean a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantors” shall mean each Subsidiary (other than an Excluded Subsidiary) (a) existing on the Closing Date that is a party to the Guarantee and a Security Agreement or (b) that becomes a party to the Guarantee and a Security Agreement after the Closing Date pursuant to Section 9.11.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Swingline Commitment” shall mean the Multi-Currency Swingline Commitment and the Malaysian Swingline Commitment.

“Swingline Lender” shall mean the Multi-Currency Swingline Lender or the Malaysian Swingline Lender.

“Swingline Loans” shall mean the Multi-Currency Swingline Loans and the Malaysian Swingline Loans.

“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date.

“Syndication Agent” shall mean Lehman Brothers Inc., together with its affiliates, as the syndication agent for the Lenders under this Agreement and the other Credit Documents.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

“Term Loans” shall mean the Tranche B Term Loans, collectively.

“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Tranche B Term Loan Commitment.

“Term Loan Facility” shall mean the Term Loan Commitments and the provisions herein related to the Term Loans.

“Term Loan Lender” shall mean each Tranche B-1 Lender and each Tranche B-2 Lender.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Company then last ended.

“Total Commitment” shall mean the sum of the Total Term Loan Commitment and the Total Revolving Credit Commitment.

“Total Credit Exposure” shall mean, at any date, the sum of (a) the Total Revolving Credit Commitment at such date, (b) the Total Term Loan Commitment at such date and (c) the outstanding principal amount of all Term Loans at such date.

“Total Malaysian Revolving Credit Commitments” shall mean the sum of the Malaysian Revolving Credit Commitments of all Malaysian Lenders.

“Total Multi-Currency Revolving Credit Commitments” shall mean the sum of the Multi-Currency Revolving Credit Commitments of all Multi-Currency Lenders.

“Total Revolving Credit Commitment” shall mean the sum of the Total U.S. Dollar Revolving Credit Commitments, the Total Malaysian Revolving Credit Commitments and the Total Multi-Currency Revolving Credit Commitments.

“Total Term Loan Commitment” shall mean the sum of the Tranche B Term Loan Commitments and the New Tranche B Term Loan Commitments, if applicable, of all the Lenders.

“Total U.S. Dollar Revolving Credit Commitments” shall mean the sum of the U.S. Dollar Revolving Credit Commitments of all U.S. Dollar Lenders.

“Tranche B-1 Term Loan Administrative Agent” shall mean Citicorp North America, Inc., as the administrative agent for the Tranche B-1 Term Loan Lenders.

“Tranche B-2 Funding Notice Date” shall have the meaning provided in Section 13.6(vi).

“Tranche B-2 Funding Obligations” shall have the meaning provided in Section 13.6(vi).

“Tranche B-1 Repayment Amount” shall have the meaning provided in Section 2.5(b)(i).

“Tranche B-2 Repayment Amount” shall have the meaning provided in Section 2.5(b)(ii).

“Tranche B Term Loans” shall mean the Tranche B-1 Term Loans and the Tranche B-2 Term Loans.

“Tranche B Term Loan Commitments” shall mean the Tranche B-1 Term Loan Commitments and the Tranche B-2 Term Loan Commitments.

“Tranche B Term Loan Lender” shall mean a Lender with a Tranche B Term Loan Commitment or an outstanding Tranche B Term Loan.

“Tranche B-1 Term Loan” shall have the meaning provided in Section 2.1.

“Tranche B-1 Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Tranche B-1 Term Loan Commitment”, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Tranche B-1 Term Loan Commitments as of the Closing Date is $475,000,000.

“Tranche B-2 Term Loan” shall have the meaning provided in Section 2.1.

“Tranche B-2 Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Tranche B-2 Term Loan Commitment”, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Tranche B-2 Term Loan Commitments as of the Closing Date is $250,000,000.

“Tranche B-2 Term Loan Commitment Termination Date” shall mean the earlier of (a) April 30, 2006, if the Tranche B-2 Term Loan(s) have not been made on or prior to such date, or if such date is not a Business Day, the immediately preceding Business Day and (b) the date the Tranche B-2 Term Loan Commitment is reduced to $0.

“Tranche B-1 Term Loan Lender” shall mean any Lender having a Tranche B-1 Term Loan Commitment.

“Tranche B-2 Term Loan Lender” shall mean any Lender having a Tranche B-2 Term Loan Commitment.

“Tranche B Term Loan Maturity Date” shall mean the date which is seven years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter.

“Transactions” shall mean, collectively, the transactions contemplated by this Agreement, the Senior Notes Indenture, the Acquisition Agreement and the Equity Investments.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

“Transition Expenses” shall mean up to an aggregate amount of $100,000,000 of start-up and transition costs incurred or paid, whether expensed or capitalized, by the Company or any of its Restricted Subsidiaries on or prior to April 30, 2007.

“Transferee” shall have the meaning provided in Section 13.6(e).

“Trigger Date” shall mean the date on which Section 9.1 Financials are delivered to the Lenders under Section 9.1 for the fiscal quarter ending on January 31, 2007.

“Type” shall mean (a) as to any Term Loan, its nature as an ABR Loan or a LIBOR Term Loan and (b) as to any Revolving Credit Loan, its nature as an ABR Loan, LIBOR Revolving Credit Loan, SOR Loan, Singapore COF Loan or RM Loan.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87 as in effect on the date hereof, based upon the actuarial assumptions that would be used by the Plan’s actuary in a termination of the Plan, exceeds the fair market value of the assets allocable thereto.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Company that is formed or acquired after the Closing Date, provided that at such time (or promptly thereafter) the Company designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agents, (b) any Restricted Subsidiary subsequently re-designated as an Unrestricted Subsidiary by the Company in a written notice to the Administrative Agents, provided that in the case of (a) and (b), (x) such designation or re-designation shall be deemed to be an Investment on the date of such re-designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) the Company’s direct or indirect equity ownership percentage of the net worth of such designated or re-designated Restricted Subsidiary immediately prior to such designation or re-designation (such net worth to be calculated without regard to any guarantee provided by such designated or re-designated Restricted Subsidiary) and (ii) the aggregate principal amount of any Indebtedness owed by such designated or re-designated Restricted Subsidiary to the Company or any other Restricted Subsidiary immediately prior to such designation or re-designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP and (y) no Default or Event of Default would result from such designation or re-designation and (c) each Subsidiary of an Unrestricted Subsidiary; provided that at the time of any written designation or re-designation by the Company to the Administrative Agents that any Unrestricted Subsidiary shall no longer constitute an Unrestricted Subsidiary, such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary to the extent no Default or Event of Default would result from such designation or re-designation. On or promptly after the date of its formation, acquisition, designation or re-designation, as applicable, each Unrestricted Subsidiary shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agents, provide for an appropriate allocation of tax liabilities and benefits.

“U.S. Borrower” shall have the meaning provided in the preamble to this Agreement.

“U.S. Dollar Available Commitments” shall mean, at any time, an amount equal to the excess, if any, of (a) the then effective Total U.S. Dollar Revolving Credit Commitments over (b) the sum of (i) the aggregate principal amount of all U.S. Dollar Revolving Credit Loans then outstanding and (ii) the aggregate Letters of Credit Outstanding at such time.

“U.S. Dollar Borrowers” shall mean the Singaporean Borrower and each of the U.S. Borrowers.

“U.S. Dollar Borrowing” shall mean U.S. Dollar Revolving Credit Loans made on the same day by the U.S. Dollar Lenders ratably according to their respective U.S. Dollar Revolving Credit Commitments.

“U.S. Dollar Equivalent” shall mean on any date of determination, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent in U.S. Dollars of such amount, determined by the applicable Administrative Agent pursuant using the applicable Exchange Rate.

“U.S. Dollar Lender” shall mean each Lender having a U.S. Dollar Revolving Credit Commitment.

“U.S. Dollar Letter of Credit Commitment” shall mean $40,000,000, as the same may be reduced from time to time pursuant to Section 3.1(c).

“U.S. Dollar Revolving Credit Commitment” shall mean, (a) with respect to each U.S. Dollar Lender that is a U.S. Dollar Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “U.S. Dollar Revolving Credit Commitment”, and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “U.S. Dollar Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total U.S. Dollar Revolving Credit Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the U.S. Dollar Revolving Credit Commitments as of the Closing Date is $140,000,000.

“U.S. Dollar Revolving Credit Commitment Percentage” shall mean, at any time, for each U.S. Dollar Lender, the percentage obtained by dividing (a) such Lender’s U.S. Dollar Revolving Credit Commitment by (b) the aggregate amount of the Total U.S. Dollar Revolving Credit Commitments, provided that at any time when the Total U.S. Dollar Revolving Credit Commitment shall have been terminated, each U.S. Dollar Lender’s Revolving Credit Commitment Percentage shall be its U.S. Dollar Revolving Credit Commitment Percentage as in effect immediately prior to such termination.

“U.S. Dollar Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the U.S. Dollar Revolving Credit Loans of such Lender then outstanding and (b) such U.S. Dollar Lender’s Letter of Credit Exposure at such time.

“U.S. Dollar Revolving Credit Facility” shall mean (a) the U.S. Dollar Revolving Credit Commitments and the provisions herein related to the U.S. Dollar Revolving Credit Loans and (b) the U.S. Dollar Letter of Credit Commitment.

“U.S. Dollar Revolving Credit Loan” has the meaning specified in Section 2.1(b)(i).

“U.S. Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“U.S. Lending Office” shall mean, with respect to any Lender, the office of such Lender specified as its “U.S. Lending Office” opposite its name on Schedule 1.1(a) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agents.

“U.S. Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Tranche B-1 Term Loan Administrative Agent as its reference rate in effect at its principal office in New York City (the U.S. Prime Rate not being intended to be the lowest rate of interest charged by Citibank, N.A. in connection with extensions of credit to debtors).

“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors of such Person under ordinary circumstances.

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to Sections of this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

1.2 Exchange Rates. For purposes of determining compliance under Sections 10.4, 10.5, 10.6, 10.9 and 10.10 with respect to any amount in a Foreign Currency, such amount shall be deemed to equal the U.S. Dollar Equivalent thereof based on the average Exchange Rate for a Foreign Currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the related period. For purposes of determining compliance with Sections 10.1 and 10.2, with respect to any amount of Indebtedness in a Foreign Currency, compliance will be determined at the time of incurrence thereof using the U.S. Dollar Equivalent thereof at the Exchange Rate in effect at the time of such incurrence.

1.3 Business. For purposes of this Agreement, all references to the Company and its Subsidiaries relating to any period prior to the consummation of the Acquisition shall be to the Acquired Assets.

SECTION 2. Amount and Terms of Credit.

2.1 Commitments.

(a) Tranche B Term Loan Commitments. Subject to and upon the terms and conditions herein set forth,

(i) each Lender having a Tranche B-1 Term Loan Commitment severally agrees to make a loan or loans in U.S. Dollars to the Lux Borrower (each a “Tranche B-1 Term Loan”) on the Closing Date, which U.S. Dollar Equivalent of such Tranche B-1 Term Loans in the aggregate shall not exceed for any such Lender the Tranche B-1 Term Loan Commitment of such Lender and the U.S. Dollar Equivalent of all such Tranche B-1 Term Loans in the aggregate shall not exceed $475,000,000. Such Tranche B-1 Term Loans (A) shall be made on the

Closing Date and (B) may at the option of the Lux Borrower be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Term Loans, provided that all such Tranche B-1 Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Tranche B-1 Term Loans of the same Type.

(ii) each Lender having a Tranche B-2 Term Loan Commitment severally agrees to make a loan or loans to the Singaporean Borrower in U.S. Dollars (each a “Tranche B-2 Term Loan”) on a single day on or after the Closing Date and on or prior to the Tranche B-2 Term Loan Commitment Termination Date, in an amount equal to the portion of such Lender’s Tranche B-2 Term Loan Commitment as requested by the Singaporean Borrower to be made on such date, which Tranche B-2 Term Loans shall not exceed for any such Lender the Tranche B-2 Term Loan Commitment of such Lender and in the aggregate shall not exceed $250,000,000. Such Tranche B-2 Term Loans may at the option of the Singaporean Borrower be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Term Loans, provided that all such Tranche B-2 Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Tranche B-2 Term Loans of the same Type.

All such Term Loans (i) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (ii) shall not exceed for any such Lender the Tranche B-1 Term Loan Commitment or the Tranche B-2 Term Loan Commitment, as applicable, of such Lender and (iii) shall not exceed in the aggregate the total of all Tranche B Term Loan Commitments. On the Tranche B Term Loan Maturity Date, all then unpaid Tranche B Term Loans shall be repaid in full.

(b) Revolving Credit Commitments.

(i) U.S. Dollar Revolving Credit Commitment. Subject to and upon the terms and conditions herein set forth, each U.S. Dollar Lender severally agrees to make a loan or loans to the Singaporean Borrower or each U.S. Borrower in U.S. Dollars (each a “U.S. Dollar Revolving Credit Loan” and, collectively, the “U.S. Dollar Revolving Credit Loans”), which U.S. Dollar Revolving Credit Loans (A) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (B) may, at the option of the Borrower thereof be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Revolving Credit Loans, provided that all U.S. Dollar Revolving Credit Loans made by each of the U.S. Dollar Lenders pursuant to the same U.S. Dollar Borrowing shall, unless otherwise specifically provided herein, consist entirely of U.S. Dollar Revolving Credit Loans of the same Type, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not, for any such U.S. Dollar Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s U.S. Dollar Revolving Credit Exposure at such time exceeding such Lender’s U.S. Dollar Revolving Credit Commitment at such time and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the U.S. Dollar Lenders’ U.S. Dollar Revolving Credit Exposures at such time exceeding the Total U.S. Dollar Revolving Credit Commitment then in effect.

(ii) Multi-Currency Revolving Credit Commitment. Subject to and upon the terms and conditions herein set forth, each Multi-Currency Lender severally agrees to make a loan or loans in (A) U.S. Dollars to the Singaporean Borrower or each U.S. Borrower (each a “Multi-Currency U.S. Dollar Loan”) or (B) in Singapore Dollars to the Singaporean Borrower (each a “Multi-Currency Singapore Dollar Loan”), provided that at no time shall any Multi-Currency Lender be obligated to make a Multi-Currency Singapore Dollar Loan in excess of such Multi-Currency Lender’s Multi-Currency Revolving Credit Percentage of the Singapore Dollar Available Credit, which Multi-Currency Revolving Credit Loans (1) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (2) if such Multi-Currency Revolving Credit Loans are Multi-Currency U.S. Dollar Loans, may, at the option of the Borrower thereof be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Revolving Credit Loans, provided that all Multi-Currency U.S. Dollar Loans made by each of the Multi-Currency Lenders pursuant to the same Multi-Currency Borrowing shall, unless otherwise specifically provided herein, consist entirely of Multi-Currency U.S. Dollar Loans of the same Type, (3) if such Multi-Currency Revolving Credit Loans are Multi-Currency Singapore Dollar Loans, may, at the option of the Borrower thereof be incurred and maintained as, and/or converted into, ABR Loans or SOR Loans, provided that all Multi-Currency Singapore Dollar Loans made by each of the Multi-Currency Lenders pursuant to the same Multi-Currency Borrowing shall, unless otherwise specifically provided herein, consist entirely of Multi-Currency Singapore Dollar Loans of the same Type, (4) may be repaid and reborrowed in accordance with the provisions hereof, (5) shall not, for any such Multi-Currency Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Multi-Currency Revolving Credit Exposure at such time exceeding such Lender’s Multi-Currency Revolving Credit Commitment at such time, and (6) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Multi-Currency Lenders’ Multi-Currency Revolving Credit Exposures at such time exceeding the Total Multi-Currency Revolving Credit Commitment then in effect.

(iii) Malaysian Revolving Credit Commitment. Subject to and upon the terms and conditions herein set forth, each Malaysian Lender severally agrees to make a loan or loans in (A) U.S. Dollars to the Malaysian Borrower (each a “Malaysian U.S. Dollar Loan”) or (B) in Ringgit to the Malaysian Borrower (each a “Malaysian Ringgit Loan”), which Malaysian Revolving Credit Loans (1) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (2) shall, (a) if such Malaysian Revolving Credit Loans are Malaysian U.S. Dollar Loans, be incurred and maintained as LIBOR Loans, or (b) if such Malaysian Revolving Credit Loans are Malaysian Ringgit Loans, be incurred and maintained as RM Loans, (3) may be repaid and reborrowed in accordance with the provisions hereof, (4) shall not, for any such Malaysian Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Malaysian Revolving Credit Exposure at such time exceeding such Lender’s Malaysian Revolving Credit Commitment at such time, and (5) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Malaysian Lenders’ Malaysian Revolving Credit Exposures at such time exceeding the Total Malaysian Revolving Credit Commitment then in effect.

(iv) Each Lender may at its option make any LIBOR Loan, SOR Loan or RM Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (A) any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrowers resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 3.5 shall apply). On the Revolving Credit Maturity Date, all Revolving Credit Loans shall be repaid in full.

(c) Swingline Commitments.

(i) Multi-Currency Swingline Commitment. Subject to and upon the terms and conditions herein set forth, the Multi-Currency Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline

Maturity Date, to make a loan or loans (A) in Dollars to the Singaporean Borrower and each U.S. Borrower (each a “Multi-Currency U.S. Dollar Swingline Loan” and, collectively, the “Multi-Currency U.S. Dollar Swingline Loans”) or (B) in Singapore Dollars to the Singaporean Borrower (each a “Multi-Currency Singapore Dollar Swingline Loan” and, collectively, the “Multi-Currency Singapore Dollar Swingline Loans”), which Multi-Currency Swingline Loans (1) (a) if Multi-Currency U.S. Dollar Loans, shall be ABR Loans, or (b) if Multi-Currency Singapore Dollar Loans, shall be Singapore COF Loans, provided that at no time shall the Multi-Currency Swingline Lender be obligated to make Multi-Currency Singapore Dollar Swingline Loans in excess of S$50,000,000 on the same Business Day, (2) shall have the benefit of the provisions of Section 2.1(d), (3) shall not exceed at any time outstanding the Multi-Currency Swingline Commitment, (4) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Multi-Currency Lenders’ Multi-Currency Revolving Credit Exposures at such time exceeding the Total Multi-Currency Revolving Credit Commitment then in effect, (5) in the case of a Multi-Currency Singapore Dollar Swingline Loan shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of all Multi Currency Singapore Dollar Loans and all Multi Currency Singapore Dollar Swingline Loans at such time exceeding the Singapore Dollar Available Credit, and (6) may be repaid and, within the limits set forth in Section 2.1(b)(i), reborrowed in accordance with the provisions hereof.

(ii) Malaysian Swingline Commitment. Subject to and upon the terms and conditions herein set forth, the Malaysian Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans to the Malaysian Borrower (A) in Ringgit (each a “Malaysian Ringgit Swingline Loan” and, collectively, the “Malaysian Ringgit Swingline Loans”) or (B) in U.S. Dollars (each a “Malaysian U.S. Dollar Swingline Loan” and, collectively, the “Malaysian U.S. Dollar Swingline Loans”), which Malaysian Swingline Loans shall (1) be ABR Loans, (2) shall have the benefit of the provisions of Section 2.1(d), (3) shall not exceed at any time outstanding the Malaysian Swingline Commitment, (4) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Malaysian Lenders’ Malaysian Revolving Credit Exposures at such time exceeding the Total Malaysian Revolving Credit Commitment then in effect and (5) may be repaid and, within the limits set forth in Section 2.1(b)(iii), reborrowed in accordance with the provisions hereof.

(iii) On the Swingline Maturity Date, each outstanding Swingline Loan shall be repaid in full. No Swingline Lender shall make any Swingline Loan after receiving a written notice from any Credit Party or any Lender stating that a Default or Event of Default exists and is continuing until such time as such Swingline Lender shall have received written notice of (A) rescission of all such notices from the party or parties originally delivering such notice or (B) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

(d) Mandatory Borrowing.

(i) On any Business Day, the Multi-Currency Swingline Lender may, in its sole discretion, give notice to the Multi-Currency Lenders that all then-outstanding Multi-Currency Swingline Loans shall be funded with a Borrowing of Multi-Currency Revolving Credit Loans constituting ABR Loans, in which case Multi-Currency Revolving Credit Loans (each such Borrowing, a “Multi-Currency Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Multi-Currency Lenders pro rata based on each Multi-Currency Lender’s Multi-Currency Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to the Multi-Currency Swingline Lender to repay the Multi-Currency Swingline Lender for such outstanding Multi-Currency Swingline Loans. Each Multi-Currency Lender hereby irrevocably agrees to make such Multi-Currency Revolving Credit Loans upon one Business Day’s notice pursuant to each Multi-Currency Mandatory Borrowing in the amount, in either U.S. Dollars or Singapore Dollars, as applicable, and in the manner specified in the preceding sentence and on the date specified to it in writing by the Multi-Currency Swingline Lender notwithstanding (A) that the amount of the Multi-Currency Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (B) whether any conditions specified in Section 7 are then satisfied, (C) whether a Default or an Event of Default has occurred and is continuing, (D) the date of such Multi-Currency Mandatory Borrowing or (E) any reduction in the Total Commitment after any such Multi-Currency Swingline Loans were made. In the event that, in the sole judgment of the Multi-Currency Swingline Lender, any Multi-Currency Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of any Borrower), each Multi-Currency Lender hereby agrees that it shall forthwith purchase from the Multi-Currency Swingline Lender (without recourse or warranty) such participation of the outstanding Multi-Currency Swingline Loans as shall be necessary to cause the Multi-Currency Lenders to share in such Multi-Currency Swingline Loans ratably based upon their respective Multi-Currency Revolving Credit Commitment

Percentages, provided that all principal and interest payable on such Multi-Currency Swingline Loans shall be for the account of the Multi-Currency Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Multi-Currency Lender purchasing same from and after such date of purchase.

(ii) On any Business Day, the Malaysian Swingline Lender may, in its sole discretion, give notice to the Malaysian Lenders that all then-outstanding Malaysian Swingline Loans shall be funded with a Borrowing of Malaysian Revolving Credit Loans consisting of (A), if requested to be made in U.S. Dollars, LIBOR Loans, and (B) if requested to be made in Ringgit, RM Loans, in each case having an initial Interest Period of one week, in which case Malaysian Revolving Credit Loans (each such Borrowing, a “Malaysian Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Malaysian Lenders pro rata based on each Malaysian Lender’s Malaysian Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to the Malaysian Swingline Lender to repay the Malaysian Swingline Lender for such outstanding Malaysian Swingline Loans. Each Malaysian Lender hereby irrevocably agrees to make such Malaysian Revolving Credit Loans upon one Business Day’s notice pursuant to each Malaysian Mandatory Borrowing in the amount, in either U.S. Dollars or Ringgit, as applicable, and in the manner specified in the preceding sentence and on the date specified to it in writing by the Malaysian Swingline Lender notwithstanding (1) that the amount of the Malaysian Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (2) whether any conditions specified in Section 7 are then satisfied, (3) whether a Default or an Event of Default has occurred and is continuing, (4) the date of such Malaysian Mandatory Borrowing or (5) any reduction in the Total Commitment after any such Malaysian Swingline Loans were made. In the event that, in the sole judgment of the Malaysian Swingline Lender, any Malaysian Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of any Borrower), each Malaysian Lender hereby agrees that it shall forthwith purchase from the Malaysian Swingline Lender (without recourse or warranty) such participation of the outstanding Malaysian Swingline Loans as shall be necessary to cause the Malaysian Lenders to share in such Malaysian Swingline Loans ratably based upon their respective Malaysian Revolving Credit Commitment Percentages, provided that all principal and interest payable on such Malaysian Swingline Loans shall be for the account of the Malaysian Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Malaysian Lender purchasing same from and after such date of purchase.

2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of (a) Term Loans or Revolving Credit Loans denominated in U.S. Dollars, shall be in a multiples of $1,000,000, (b) Swingline Loans denominated in U.S. Dollars shall be in a multiples of $10,000, (c) Revolving Credit Loans denominated in Singapore Dollars, shall be in multiples of S$1,000,000, (d) Swingline Loans denominated in Singapore Dollars shall be in multiples of S$10,000, Revolving Credit Loans Denominated in Ringgit, RM4,000,000 and (e) Swingline Loans denominated in Ringgit shall be in multiples of RM40,000 and, in each case, shall not be less than the Minimum Borrowing Amount with respect thereto (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(d)). More than one Borrowing may be incurred on any date, provided that at no time shall there be outstanding more than (A) 20 Borrowings of LIBOR Loans, (B) 5 Borrowings of SOR Loans and (C) 5 Borrowings of RM Loans under this Agreement.

2.3 Notice of Borrowing.

(a) Term Loan Borrowings.

(i) Tranche B-1 Term Loan Borrowings. The Lux Borrower shall give the Tranche B-1 Term Loan Administrative Agent at such Administrative Agent’s Office (A) prior to 12:00 Noon (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Tranche B-1 Term Loans if all or any of such Tranche B-1 Term Loans are to be initially LIBOR Loans, and (B) prior to 10:00 a.m. (New York City time) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Tranche B-1 Term Loans if all such Tranche B-1 Term Loans are to be ABR Loans.

(ii) Tranche B-2 Term Loan Borrowings. The Company shall give the Asian Administrative Agent at such Administrative Agent’s Office prior to 12:00 Noon (Hong Kong time) at least five Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Tranche B-2 Term Loans.

(iii) Notice of Borrowing. Each notice under clauses (i) or (ii) above (together with each notice of a Borrowing of Revolving Credit Loans pursuant to Section 2.3(b) and each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(c), a “Notice of Borrowing”) shall be irrevocable and shall specify (A) the aggregate principal amount of the Term Loans to be made, (B) the date of the Borrowing (which (x) in the case of the Tranche B-1 Term Loan shall be the Closing Date and (y) in the case of Tranche B-2 Term Loan shall not be less than five Business Days after the date on which the Asian Administrative Agent has been provided with a certificate of an Authorized Officer of the Company as provided in Section 7.3(d)(ii)), (C) whether the Term Loans shall consist of ABR Loans and/or LIBOR Term Loans, and (D) if the Term Loans are to include LIBOR Term Loans, the Interest Period to be initially applicable thereto. The applicable Administrative Agent shall promptly give each Tranche B-1 Term Loan Lender or each Tranche B-2 Term Loan Lender, as applicable, written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Term Loans, of such Term Loan Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b) Revolving Credit Borrowings.

(i) U.S. Dollar Borrowings. Whenever the Singaporean Borrower or any U.S. Borrower desires to incur U.S. Dollar Revolving Credit Loans it shall give the Asian Administrative Agent at such Administrative Agent’s Office, (A) prior to 12:00 Noon (Hong Kong time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of LIBOR Loans, and (B) prior to 12:00 Noon (Hong Kong time) at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall specify (1) the aggregate principal amount of the U.S. Dollar Revolving Credit Loans to be made pursuant to such Borrowing, (2) the date of the proposed Borrowing (which shall be a Business Day), (3) whether the respective Borrowing shall consist of ABR Loans or LIBOR Revolving Credit Loans and, if LIBOR Revolving Credit Loans, the Interest Period to be initially applicable thereto. Such Administrative Agent shall promptly give each U.S. Dollar Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed U.S. Dollar Borrowing, of such U.S. Dollar Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(ii) Multi-Currency Borrowing. Whenever the Singaporean Borrower or any U.S. Borrower desires to incur Multi-Currency Revolving Credit Loan (other than Multi-Currency Mandatory Borrowings or borrowings to repay Unpaid Drawings), it shall give the Asian Administrative Agent at such Administrative Agent’s Office, (A) if such Borrowing is with respect to a Multi-Currency U.S. Dollar Loan (1) prior to 12:00 Noon (Hong Kong time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of LIBOR Loans, and (2) prior to 12:00 Noon (Hong

Kong time) at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of ABR Loans, and (B) if such Borrowing is with respect to a Multi-Currency Singapore Dollar Loan (1) prior to 12:00 Noon (Hong Kong time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of SOR Loans, and (2) prior to 12:00 Noon (Hong Kong time) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall specify (A) whether such Multi-Currency Revolving Credit Borrowing consists of Multi-Currency U.S. Dollar Loans or Multi-Currency Singapore Dollar Loans, (B) the aggregate principal amount of the Multi-Currency Revolving Credit Loans to be made pursuant to such Borrowing, (C) the date of the proposed Borrowing (which shall be a Business Day) and (D) the Interest Period to be initially applicable thereto. Such Administrative Agent shall promptly give each Multi-Currency Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Multi-Currency Borrowing, of such Multi-Currency Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(iii) Malaysian Borrowing. Whenever the Malaysian Borrower desires to incur Malaysian Revolving Credit Loan (other than Malaysian Mandatory Borrowing), it shall give the Asian Administrative Agent at such Administrative Agent’s Office, (A) if such Borrowing is with respect to Malaysian U.S. Dollar Loans, prior to 12:00 Noon (Hong Kong time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Malaysian U.S. Dollar Loans or (B) if such Borrowing is with respect to Malaysian Ringgit Loans, (1) prior to 12:00 Noon (Hong Kong time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of RM Loans having an Interest Period of one month or greater, and (2) prior to 12:00 Noon (Hong Kong time) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of any RM Loans having an Interest Period of less than one month. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall specify (a) whether such Malaysian Revolving Credit Borrowing consists of a Malaysian U.S. Dollar Loans or Malaysian Ringgit Loans, (b) the aggregate principal amount of the Malaysian Revolving Credit Loans to be made pursuant to such Borrowing, (c) the date of the proposed Borrowing (which shall be a Business Day) and (d) if such Borrowing is with respect of a LIBOR Revolving Credit Loans or RM Loans, the Interest Period to be initially applicable thereto. Such Administrative Agent shall promptly give each Malaysian Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Malaysian Borrowing, of such Malaysian Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(iv) Swingline Borrowings. Whenever any U.S. Borrower or the Singaporean Borrower desires to incur Multi-Currency Swingline Loans hereunder and whenever the Malaysian Borrower desires to incur Malaysian Swingline Loans hereunder, such Borrower shall give the Asian Administrative Agent in the case of (A) Malaysian U.S. Dollar Swingline Loans, prior to 2:30 p.m. Hong Kong time at least one Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of such proposed Borrowing or (B) Multi-Currency Swingline Loans or Malaysian Ringgit Swingline Loans, as applicable, prior to 2:30 p.m. Hong Kong time on the date of such proposed Borrowing prior written notice (or telephonic notice promptly confirmed in writing) of such proposed Borrowing, provided, that the aggregate principal amount of all Multi-Currency U.S. Dollar Swingline Loans requested to be made on any single date pursuant to this clause (B) shall not exceed $20,000,000. Each such notice shall be irrevocable and shall specify (1) the aggregate principal amount of the proposed Swingline Loans to be made pursuant to such Borrowing which, in the case of (a) Multi-Currency Swingline Loans, are to be denominated in either U.S. Dollars or Singapore Dollars and (b) Malaysian Swingline Loans, are to be denominated in either U.S. Dollars or Ringgit and (2) the date of the proposed Borrowing (which shall be a Business Day). The Asian Administrative Agent shall promptly give the Multi-Currency Swingline Lender or the Malaysian Swingline Lender, as applicable, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Multi-Currency Swingline Loans or Malaysian Swingline Loans, as applicable, and of the other matters covered by the related Notice of Borrowing.

(c) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(d), with the applicable Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

(d) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

(e) Without in any way limiting the obligation of any Borrower to confirm in writing any notice it may give hereunder by telephone, the applicable Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by such Administrative Agent in good faith to be from an Authorized Officer of the Company or such Borrower. In each such case, each Borrower hereby waives the right to dispute such Administrative Agent’s record of the terms of any such telephonic notice.

2.4 Disbursement of Funds. (a) No later than 12:00 Noon Local Time on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below, provided that all Multi-Currency Singapore Dollar Swingline Loans and Malaysian Ringgit Swingline Loans shall be made available in the full amount thereof by the applicable Swingline Lender no later than 3:00 p.m. (Hong Kong time) on the date requested.

(b) Each Lender shall make available all amounts it is to fund to the applicable Borrower under any Borrowing for its applicable Commitments, and in immediately available funds to the applicable Administrative Agent at such Administrative Agent’s Office and such Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the applicable Borrower, by depositing to such Borrower’s account at such Administrative Agent’s Office the aggregate of the amounts so made available in U.S. Dollars. Unless the applicable Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to such Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, such Administrative Agent may assume that such Lender has made such amount available to such Administrative Agent on such date of Borrowing, and such Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to such Administrative Agent by such Lender and such Administrative Agent has made available same to the applicable Borrower, such Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon such Administrative Agent’s demand therefor such Administrative Agent shall promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to such Administrative Agent. Such Administrative Agent shall also be entitled to recover from such Lender or such Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by such Administrative Agent to such Borrower to the date such corresponding amount is recovered by such Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Effective Rate or (ii) if paid by such Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5 Repayment of Loans; Evidence of Debt. (a) The Lux Borrower shall repay to the Tranche B-1 Term Loan Administrative Agent, for the benefit of the Tranche B-1 Term Loan Lenders, on the Tranche B Term Loan Maturity Date, the then-unpaid Tranche B-1 Term Loans, in U.S. Dollars. The Company shall repay to the Asian Administrative Agent, for the benefit of the Tranche B-2 Term Loan Lenders, on the Tranche B Term Loan Maturity Date, the then-unpaid Tranche B-2 Term Loans, in U.S. Dollars. Each Borrower shall repay to the Asian Administrative Agent (i) for the benefit of the applicable Lenders, on the Revolving Credit Maturity Date, the then-unpaid Revolving Credit Loans made to such Borrower in the currency such Revolving Credit Loans have been made and (ii) for the account of the applicable Swingline Lender, on the Swingline Maturity Date, the then-unpaid Swingline Loans made to such Borrower in the Currency such Swingline Loans have been made.

(b) (i) The Lux Borrower shall repay to the Tranche B-1 Term Loan Administrative Agent, in U.S. Dollars, for the benefit of the Tranche B-1 Term Loan Lenders, on each date set forth below (each, a “Tranche B Repayment Date”), the principal amount of the Tranche B-1 Term Loans equal to (x) the outstanding principal amount of Tranche B-1 Term Loans immediately after closing on the Closing Date, multiplied by (y) the percentage set forth below opposite such Tranche B Repayment Date (each, a “Tranche B-1 Repayment Amount”):

Date	Tranche B-1 Repayment Amount
January 31, 2006	0.25%
April 30, 2006	0.25%
July 31, 2006	0.25%
October 31, 2006	0.25%
January 31, 2007	0.25%
April 30, 2007	0.25%
July 31, 2007	0.25%
October 31, 2007	0.25%
January 31, 2008	0.25%
April 30, 2008	0.25%
July 31, 2008	0.25%
October 31, 2008	0.25%
January 31, 2009	0.25%
April 30, 2009	0.25%
July 31, 2009	0.25%

Date	Tranche B-1 Repayment Amount
October 31, 2009	0.25%
January 31, 2010	0.25%
April 30, 2010	0.25%
July 31, 2010	0.25%
October 31, 2010	0.25%
January 31, 2011	0.25%
April 30, 2011	0.25%
July 31, 2011	0.25%
October 31, 2011	0.25%
January 31, 2012	0.25%
April 30, 2012	0.25%
July 31, 2012	0.25%
Tranche B Term Loan Maturity Date	93.25%

(ii) In the event that Tranche B-2 Term Loans are made, the Company shall repay to the Asian Administrative Agent, for the benefit of the Tranche B-2 Term Loan Lenders, the Tranche B-2 Term Loans on each Tranche B Repayment Date occurring on or after the date the Tranche B-2 Term Loans are made in an amount equal to (i) the aggregate principal amount of Tranche B-2 Term Loans, times (ii) the ratio (expressed as a percentage) of (y) the amount of all Tranche B-1 Term Loans required to be repaid on such Tranche B Repayment Date and (z) the total aggregate principal amount of all Tranche B-1 Term Loans outstanding on the date the Tranche B-2 Term Loans were made (each, a “Tranche B-2 Repayment Amount”).

(iii) In the event that any New Tranche B Term Loans are made, such New Tranche B Term Loans shall, subject to Section 2.14(d), be repaid by the Borrowers thereof in the amounts (each, a “New Tranche B Repayment Amount”) and on the dates (each a “New Tranche B Repayment Date”) set forth in the applicable Joinder Agreement.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(d) Each Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Term Loan, a Revolving Credit Loan or a Swingline Loan, as applicable, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender or the Swingline Lenders hereunder and (iii) the amount of any sum received by the applicable Administrative Agent hereunder from each Borrower and each Lender’s share thereof.

(e) The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (c) and (d) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided that the failure of any Lender or any Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to any Borrower by such Lender in accordance with the terms of this Agreement.

2.6 Conversions and Continuations. (a) The applicable Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans or Revolving Credit Loans (other than Malaysian U.S. Dollar Loans) made to such Borrower, as applicable, of one Type into a Borrowing or Borrowings of another Type and each Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Term Loans as LIBOR Term Loans, any LIBOR Revolving Credit Loans as LIBOR Revolving Credit Loans, any SOR Loans as SOR Loans and any RM Loans as RM Loans, as the case may be, for an additional Interest Period, provided that (i) no partial conversion of such Loans shall reduce the outstanding principal amount of such LIBOR Term Loans, LIBOR Revolving Credit Loans, SOR Loans or RM Loan, as applicable, made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) (A) ABR Loans may not be converted into LIBOR Loans or SOR Loans, as applicable, and (B) LIBOR Term Loans which are Tranche B-1 Term Loans may not be continued as LIBOR Loans, LIBOR Term Loans which are Tranche B-2 Term Loans may not be continued as LIBOR Loans, LIBOR Revolving Credit Loans that are U.S. Dollar Revolving Credit Loans may not be continued as LIBOR Loans, LIBOR Revolving Credit Loans that are Multi-Currency U.S. Dollar Revolving Credit Loans may not be continued as LIBOR Loans, SOR Loans may not be continued as SOR Loans and RM Loans may not continue as RM Loans, as applicable, for an additional Interest Period, in the case of (ii)(A) and (B) above if a Default or Event of Default is in existence on the date of the proposed continuation or conversion, as the case may be, and the applicable Administrative Agent has or (1) in the case of Tranche B-1 Term Loans, the Required Tranche B-1 Term Loan Lenders, (2) in the case of

Tranche B-2 Term Loans, the Required Tranche B-2 Term Loan Lenders, (3) in the case of U.S. Dollar Revolving Credit Loans, the Required U.S. Dollar Lenders, (4) in the case of Multi-Currency Revolving Credit Loans, the Required Multi-Currency Lenders or (5) in the case of Malaysian Revolving Credit Loans or New Malaysian U.S. Dollar Revolving Credit Loans, the Required Malaysian Lenders, as applicable, have determined in its or their sole discretion not to permit such conversion or continuation, as the case may be, and (iii) Borrowings resulting from conversions of Loans pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the applicable Borrower by giving the applicable Administrative Agent at such Administrative Agent’s Office prior to 12:00 Noon (Local Time) at least three Business Days’ (or one Business Day’s notice in the case of a conversion into ABR Loans, other than U.S. Dollars Revolving Credit Loans or Multi-Currency U.S. Dollar Loans, which require two Business Days’ notice) prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying (A) in the case of a conversion or continuation, the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Loans, SOR Loans or continued as RM Loans, as the case may be, the Interest Period to be initially applicable thereto. The applicable Administrative Agent shall give each Tranche B-1 Term Loan Lender, each Tranche B-2 Term Loan Lender, each U.S. Dollar Lender, each Multi-Currency Lender or each Malaysian Lender, as applicable, notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b) If any Default or Event of Default is in existence at the time of any proposed continuation of any LIBOR Term Loans which are Tranche B-1 Term Loans, LIBOR Term Loans which are Tranche B-2 Term Loans, LIBOR Revolving Credit Loans that are U.S. Dollar Revolving Credit Loans, LIBOR Revolving Credit Loans that are Multi-Currency Revolving Credit Loans, SOR Loans, or RM Loans, as the case may be, and the applicable Administrative Agent has or (i) in the case of Tranche B-1 Term Loans, the Required Tranche B-1 Term Loan Lenders, (ii) in the case of Tranche B-2 Term Loans, the Required Tranche B-2 Term Loan Lenders, (iii) in the case of U.S. Dollar Revolving Credit Loans, the Required U.S. Dollar Lenders, (iv) in the case of Multi-Currency Revolving Credit Loans, the Required Multi-Currency Lenders or (v) in the case of Malaysian Revolving Credit Loans or New Malaysian U.S. Dollar Revolving Credit Loans, the Required Malaysian Lenders, as applicable, have determined in his or their sole discretion not to permit such continuation, such LIBOR Loans, SOR Loans or RM Loans, as the case may be, shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of any LIBOR Loans, SOR Loans or RM Loans, as the case may be, the applicable Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, such Borrower shall be deemed to have elected to (A) convert such Borrowing of LIBOR Loans or SOR Loans into a Borrowing of ABR Loans or (B) continue such RM Loans as RM Loans and such Malaysian U.S. Dollar Loans as LIBOR Loans, in each case with an Interest Period of one month, effective as of the expiration date of such current Interest Period.

2.7 Pro Rata Borrowings. Each Borrowing of (i) Tranche B-1 Term Loans under this Agreement shall be granted by the Tranche B-1 Term Loan Lenders pro rata on the basis of their then-applicable Tranche B-1 Term Loan Commitments and (ii) Tranche B-2 Term Loans under this Agreement shall be granted by the Tranche B-2 Term Loan Lenders pro rata on the basis of their then-applicable Tranche B-2 Term Loan Commitments. Each Borrowing of U.S. Dollar Revolving Credit Loans under this Agreement shall be granted by the U.S. Dollar Lenders pro rata on the basis of their then-applicable U.S. Dollar Revolving Credit Commitments. Each Borrowing of Multi-Currency Revolving Credit Loans under this Agreement shall be granted by the Multi-Currency Lenders pro rata on the basis of their then-applicable Multi-Currency Revolving Credit Commitments. Each Borrowing of Malaysian Revolving Credit Loans or New Malaysian U.S. Dollar Revolving Credit Loans, as applicable, under this Agreement shall be granted by the Malaysian Lenders pro rata on the basis of their then-applicable Malaysian Revolving Credit Commitments. Each Borrowing of New Tranche B Term Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable New Tranche B Term Loan Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be severally obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder, (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document and (c) the rights of each Lender under each Credit Document are separate and independent rights and any Indebtedness owed to such Lender under any Credit Document shall be a separate and independent Indebtedness.

2.8 Interest. (a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the applicable ABR in effect from time to time.

(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable LIBOR Margin in effect from time to time plus the relevant LIBOR Rate.

(c) The unpaid principal amount of each SOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable SOR Margin in effect from time to time plus the relevant SOR Rate.

(d) The unpaid principal amount of each Singapore COF Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable SOR Margin in effect from time to time plus the relevant Singapore COF Rate.

(e) The unpaid principal amount of each RM Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable RM Margin in effect from time to time plus the relevant RM Rate.

(f) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) plus 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

(g) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each ABR Loan and each Singapore COF Loan, quarterly in arrears on the last day of each March, June, September and December, (ii) in respect of each LIBOR Loan, SOR Loan and RM Loan on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan (except, other than in the case of prepayments, any ABR Loan), on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(h) All computations of interest hereunder shall be made in accordance with Section 5.5.

(i) The applicable Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, SOR Loan, Singapore COF Loan or RM Loan shall promptly notify the relevant Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

2.9 Interest Periods. At the time any Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans, SOR Loans or RM Loans (in the case of the initial Interest Period applicable thereto) or prior to 10:00 a.m. (Local Time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of LIBOR Loans, SOR Loans or RM Loans, such Borrower shall have the right to elect by giving the applicable Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower be in the case of (a) any LIBOR Loans, one, two, three, six or (in the case of Revolving Credit Loans, if available to all the Lenders making such loans as determined by such Lenders in good faith based on prevailing market conditions) a nine or twelve month period or a shorter period, provided that the initial Interest Period may be for a period less than one month if agreed upon by such Borrower and the applicable Administrative Agent, (b) any SOR Loans, one week, one month, three month period or (in the case of Revolving Credit Loans, if available to all the Lenders making such loans as determined by such Lenders in good faith based on prevailing market conditions) a six month period, provided that the initial Interest Period may be for a period less than one week if agreed upon by such Borrower and the Asian Administrative Agent, or (c) any RM Loans, one week, one month, three month or six-month period or (in the case of Revolving Credit Loans, if available to all the Lenders making such loans as determined by such Lenders in good faith based on prevailing market conditions) a nine month period, provided that the initial Interest Period may be for a period less than one week if agreed upon by such Borrower and the Asian Administrative Agent.

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of LIBOR Loans, SOR Loans and RM Loans shall commence on the date of such Borrowing (including in the case of LIBOR Loans and SOR Loans the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of LIBOR Revolving Credit Loans, SOR Loans or RM Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a LIBOR Loan, a SOR Loan or a RM Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d) no Borrower shall be entitled to elect any Interest Period in respect of any LIBOR Loan, SOR Loan or RM Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.

2.10 Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the applicable Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the LIBOR Rate, SOR Rate, Singapore COF Rate or RM Rate for any Interest Period that (x) deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, the interbank SOR market or the Kuala Lumpur Interbank Money Market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate, SOR Rate, Singapore COF Rate or RM Rate, respectively; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans, SOR Loans, Singapore COF Loans or RM Loans (other than any such increase or reduction attributable to Taxes) because of (x) any change since the date hereof in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank LIBOR market, the interbank SOR market or the Kuala Lumpur Interbank Money Market, as applicable, or the position of such Lender in such market; or

(iii) at any time, that the making or continuance of any LIBOR Loan, SOR Loan, Singapore COF Loan or RM Loan has become unlawful by compliance by such Lender (or its Applicable Lending Office) in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date hereof that materially and adversely affects the interbank LIBOR market, the interbank SOR market or the Kuala Lumpur Interbank Money Market, as applicable;

then, and in any such event, such Lender (or the applicable Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the applicable Borrowers and to the applicable Administrative Agent of such determination (which notice such Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Term Loans, LIBOR Revolving Credit Loans, SOR Loans, Singapore COF Loans or RM Loans, as applicable, shall no longer be available until such time as the applicable Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice by such Administrative Agent no longer exist (which notice such Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by a Borrower with respect to LIBOR Term Loans, LIBOR Revolving Credit

Loans, SOR Loans, Singapore COF Loans or RM Loans, as applicable, that have not yet been incurred shall be deemed rescinded by such Borrower (y) in the case of clause (ii) above, the applicable Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to such Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the applicable Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required bylaw.

(b) At any time that any LIBOR Loan, SOR Loan, Singapore COF Loan or RM Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the applicable Borrower may (and in the case of a LIBOR Loan, SOR Loan, Singapore COF Loan or RM Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected LIBOR Loan, SOR Loan, Singapore COF Loan or RM Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the applicable Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Loan is a LIBOR Loan, SOR Loan or RM Loan then outstanding, upon at least three Business Days’ notice to the applicable Administrative Agent, require the affected Lender to convert each such Loan into an ABR Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, the National Association of Insurance Commissioners, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the applicable Administrative Agent), each applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such

Lender’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the date hereof. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the applicable Borrower which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish such Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

(d) It is understood that to the extent duplicative of Section 5.4, this Section 2.10 shall not apply to Taxes.

2.11 Compensation. If (a) any payment of principal of any LIBOR Loan, SOR Loan or RM Loan is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan, SOR Loan or RM Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of LIBOR Loans, SOR Loans or RM Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any LIBOR Loan, SOR Loan or RM Loan is not continued as an LIBOR Loan, SOR Loan or RM Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan, SOR Loan or RM Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, such Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the applicable Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan, SOR Loan or RM Loan.

2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Company use reasonable efforts (subject to overall policy considerations of such Lender) to change its Applicable Lending Office for any Loans affected by such event, provided that such change is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

2.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Company.

2.14 Incremental Facilities. (a) The Company may by written notice to the applicable Administrative Agent elect to request the establishment of one or more (x) New Tranche B Term Loan commitments (the “New Tranche B Term Loan Commitments”) and/or (y) Additional Revolving Credit commitments (the “New Revolving Credit Commitment” and, together with the New Tranche B Term Loan Commitments, the “New Loan Commitments”), by an aggregate amount not in excess of $200,000,000 in the aggregate and not less than $50,000,000 individually (or such lesser amount which shall be approved by the applicable Administrative Agent or such lesser amount that shall constitute the difference between $200,000,000 and all such New Loan Commitments obtained prior to such date), and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Company proposes that the New Loan Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the applicable Administrative Agent; provided that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment. Such New Loan Commitments shall become effective, as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments, as applicable; (ii) both before and after giving effect to the making of any Series of New Tranche B Term Loans or New Revolving Loans, each of the conditions set forth in Section 7 shall be satisfied; (iii) the Company and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 10.9 as of the last day of the most recently ended fiscal quarter after giving effect to such New Loan Commitments and any Investment to be consummated in connection therewith; (iv) the New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Company and the applicable Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(d); (v) the Company shall make any payments required pursuant to Section 2.11 in connection with the New Loan Commitments, as applicable; and (vi) the Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the applicable Administrative Agent in connection with any such transaction. Any New Tranche B Term Loans made on an Increased Amount Date shall be designated, a separate series (a “Series”) of New Tranche B Term Loans for all purposes of this Agreement.

(b) On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions and obtaining any required approval from any Governmental Authority, including the consent of Bank Negara Malaysia, (a) each of the Lenders with Revolving Credit Commitments shall assign to each Lender with a New Revolving Credit Commitment (each, a “New Revolving Loan Lender”) and each of the New Revolving Loan Lenders shall purchase from each of the Lenders with Revolving Credit Commitments, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Lenders with Revolving Credit Loans and New Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such New Revolving Credit Commitments to the Revolving Credit Commitments, (b) each New Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Credit Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Loan Commitment and all matters relating thereto.

(c) On any Increased Amount Date on which any New Tranche B Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a New Tranche B Term Loan Commitment (each, a “New Tranche B Loan Lender”) of any Series shall make a Loan to the Company (a “New Tranche B Term Loan”) in an amount equal to its New Tranche B Term Loan Commitment of such Series, and (ii) each New Tranche B Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Tranche B Term Loan Commitment of such Series and the New Tranche B Term Loans of such Series made pursuant thereto.

(d) The terms and provisions of the New Tranche B Term Loans and New Tranche B Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Tranche B Term Loans; provided that (i) the applicable New Tranche B Term Loan Maturity Date of each Series shall be no earlier than the final maturity of the Tranche B Term Loans and the mandatory prepayment and other payment rights (other than scheduled amortization) of the New Tranche B Term Loans and the Tranche B Term Loans shall be identical and (ii) the Borrower, the rate of interest and the amortization schedule applicable to the New Tranche B Term Loans of each Series shall be determined by the Company and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided that such Borrower shall be the Company or a Subsidiary Guarantor. The terms and provisions of the New Revolving Loans and New Revolving Credit Commitments shall be identical to the Revolving Credit Loans and the Revolving Credit Commitments.

(e) Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agents, to effect the provision of this Section 2.14.

2.15 Conversion of Malaysian Revolving Credit Facility. (a) Prior to any reduction or termination of any Malaysian Revolving Credit Commitments pursuant to Section 4.2, the Company may, upon at least ten Business Days’ (or such lesser number of Business Days as each Malaysian Lender shall agree) written notice (the “Malaysian Commitment Conversion Notice”) to the Asian Administrative Agent (which notice the Asian Administrative Agent shall promptly transmit to each Malaysian Lender and the Malaysian Swingline Lender) elect to convert each Malaysian Lender’s Malaysian Revolving Credit Commitment in whole into a new Malaysian U.S. Dollar Revolving Credit Commitment (the “New Malaysian U.S. Dollar Revolving Credit Commitment”) of each Malaysian Lender equal to such Malaysian Lender’s Malaysian Revolving Credit Commitment as of the Malaysian Commitment Conversion Date (as defined below). The Malaysian Commitment Conversion Notice shall specify the date on which the Company proposes that the Malaysian Revolving Credit Commitments shall be converted and the New Malaysian U.S. Dollar Revolving Credit Commitments shall be effective (the “Malaysian Commitment Conversion Date”); provided that (i) any Malaysian Revolving Credit Loans and any Malaysian Swingline Loans, any interest thereon and any other Obligation with respect thereto shall have been paid in full prior to the Malaysian Commitment Conversion Date and no Obligations with respect thereto shall be outstanding on the Malaysian Commitment Conversion Date, (ii) both before and after giving effect to such New Malaysian U.S. Dollar Revolving Credit Commitments, each of the conditions set forth in Section 7 shall be satisfied; and (iii) the Company and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 10.9 as of the last day of the most recently ended fiscal quarter after giving effect to such New Malaysian U.S. Dollar Revolving Credit Commitments. From and after the Malaysian Commitment Conversion Date, (A) the rights of the Malaysian Lender to request Borrowings of Malaysian Revolving Credit Loans and the obligations of the Malaysian Lenders to make Malaysian Revolving Credit Loans pursuant to Section 2.1(b)(iii), and (B) the rights of the Malaysian Lender to request Borrowings of Malaysian Swingline Loans and the obligations of the Malaysian Swingline Lender to make Malaysian Swingline Loans pursuant to Section 2.1(c)(ii), shall terminate and shall be of no further force and effect.

(b) Commencing on the Malaysian Commitment Conversion Date, subject to and upon the terms and conditions herein and obtaining any required approval of any Governmental Authority, including the qualification of such Lender under the Moneylenders Act if applicable, each Malaysian Lender severally agrees to make a loan or loans to the Singaporean Borrower or each U.S. Borrower in U.S. Dollars (each a “New Malaysian U.S. Dollar Revolving Credit Loan” and, collectively, the “New Malaysian U.S. Dollar Revolving Credit Loans”), which New Malaysian U.S. Dollar Revolving Credit Loans, (i) shall be made at any time and from time to time on and after the Malaysian Commitment Conversion Date and prior to the Revolving Credit Maturity Date and (ii) shall be made and maintained on the same terms and subject to the same conditions, including with respect to Notice of Borrowing, Type, interest rate and prepayment of New Malaysian U.S. Dollar Revolving Credit Loans, as the U.S. Dollar Revolving Credit Loans, provided that any such New Malaysian U.S. Dollar Revolving Credit Loans (A) shall not, for any such Malaysian Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Malaysian Revolving Credit Exposure at such time exceeding such Lender’s Malaysian Credit Commitment at such time and (B) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Malaysian Lenders’ Malaysian Credit Exposures at such time exceeding the Total Malaysian Revolving Credit Commitment then in effect.

(c) Each Malaysian Lender, upon receipt of a copy of the Malaysian Commitment Conversion Notice, will use its commercially reasonable efforts to obtain any approval of a Governmental Authority, including under the Moneylenders Act, as shall be required to permit such Malaysian Lender to make New Malaysian U.S. Dollar Revolving Credit Loans (such efforts to include the assignment of such Malaysian Lender’s Malaysian Revolving Credit Commitment to any of its Affiliates if such Affiliate may, under any applicable law make New Malaysian U.S. Dollar Revolving Credit Loans).

SECTION 3. Letters of Credit.

3.1 Letters of Credit.

(a) Subject to and upon the terms and conditions herein set forth, at any time and from time to time after the Closing Date and prior to the L/C Maturity Date, each U.S. Dollar Borrower may request that the Letter of Credit Issuer issue for the account of such U.S. Dollar Borrower a standby letter of credit or letters of credit in U.S. Dollars (the “Letters of Credit” and each, a “Letter of Credit”) in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion.

(b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the U.S. Dollar Letter of Credit Commitment then in effect; (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the U.S. Dollar Lenders’ U.S. Dollar Revolving Credit Exposures at such time to exceed the U.S. Dollar Revolving Credit Commitment then in effect; (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof, unless otherwise agreed upon by the Asian Administrative Agent and the Letter of Credit Issuer, provided that in no event shall such expiration date occur later than the L/C Maturity Date; (iv) no Letter of Credit shall be issued if it is requested to be denominated in any currency other than U.S. Dollars; (v) no Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor; and (vi) no Letter of Credit shall be issued by the Letter of Credit Issuer after it has received a written notice from any Credit Party or any Lender stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (vii) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1. Notwithstanding anything herein to the contrary, the issuance of Letters of Credit for the account of any Borrower shall be deemed a utilization of the Revolving Credit Commitments allocated to such Borrower.

(c) Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Asian Administrative Agent and the Letter of Credit Issuer (which notice such Administrative Agent shall promptly transmit to each of the applicable Lenders), the Company shall have the right, on any day, permanently to terminate or reduce the U.S. Dollar Letter of Credit Commitment in whole or in part, provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the U.S. Dollar Letter of Credit Commitment.

3.2 Letter of Credit Requests.

(a) Whenever any U.S. Dollar Borrower desires that a Letter of Credit be issued for its account, it shall give the Asian Administrative Agent and the Letter of Credit Issuer at least five (or such lesser number as may be agreed upon by such Administrative Agent and the Letter of Credit Issuer) Business Days’ written notice thereof. Each notice shall be executed by such Borrower and shall be in the form of Exhibit H (each a “Letter of Credit Request”). The Asian Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each U.S. Dollar Lender.

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the applicable Borrowers that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

3.3 Letter of Credit Participations.

(a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each U.S. Dollar Lender (each such other U.S. Dollar Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s U.S. Dollar Revolving Credit Commitment Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Letter of Credit Fees will be paid directly to the Asian Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees).

(b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to any L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

(c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the applicable Borrower shall not have repaid such amount in full to the Letter of Credit Issuer pursuant to Section 3.4(a), the Letter of Credit Issuer shall promptly notify the Asian Administrative Agent and each L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Asian Administrative Agent for the account of the Letter of Credit Issuer, the amount of such L/C Participant’s U.S. Dollar Revolving Credit Commitment Percentage of such unreimbursed payment in U.S. Dollars and in immediately available funds; provided that no L/C Participant shall be obligated to pay to the Asian Administrative Agent for the account of the Letter of Credit Issuer its U.S. Dollar Revolving Credit Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Letter of Credit Issuer so notifies, prior to 11:00 a.m. (Hong Kong time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant shall make available to the Asian Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant’s U.S. Dollar Revolving Credit Commitment Percentage, as applicable, of the amount of such payment on such Business Day in immediately available funds. If and to the extent such L/C Participant shall not have so made its U.S. Dollar Revolving Credit Commitment Percentage of the amount of such payment available to the Asian Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Asian Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Asian Administrative Agent for the account of the Letter of Credit Issuer at the Singapore COF Rate. The failure of any L/C Participant to make available to the Asian Administrative Agent for the account of the Letter of Credit Issuer its U.S. Dollar Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Asian Administrative Agent for the account of the Letter of Credit Issuer its U.S. Dollar Revolving Credit Commitment Percentage, of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Asian Administrative Agent such other L/C Participant’s U.S. Dollar Revolving Credit Commitment Percentage of any such payment.

(d) Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Asian Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Asian Administrative Agent and such Administrative Agent shall promptly pay to each L/C Participant that has paid its U.S. Dollar Revolving Credit Commitment Percentage of such reimbursement obligation, in U.S. Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations.

(e) The obligations of the L/C Participants to make payments to the Asian Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default;

provided that no L/C Participant shall be obligated to pay to the Asian Administrative Agent for the account of the Letter of Credit Issuer its U.S. Dollar Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

3.4 Agreement to Repay Letter of Credit Drawings.

3.5 Each U.S. Dollar Borrower hereby agrees to reimburse the Letter of Credit Issuer by making payment in U.S. Dollars to the Asian Administrative Agent (in the case of reimbursement made by such Borrower) in immediately available funds for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an “Unpaid Drawing”) immediately after, and in any event on the date of, such payment, with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (Hong Kong time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the Applicable LIBOR Margin plus the LIBOR Rate as in effect from time to time, provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the applicable Borrower shall have notified the Asian Administrative Agent and the Letter of Credit Issuer prior to 10:00 a.m. (Hong Kong time) on the date of such drawing that such Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, such Borrower shall be deemed to have given a Notice of Borrowing requesting that, with respect to Letters of Credit, that the Lenders with U.S. Dollar Revolving Credit Commitments or make U.S. Dollar Revolving Credit Loans (which shall be LIBOR Loans), and (ii) the Asian Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each such L/C Participant shall be irrevocably obligated to make a U.S. Dollar Revolving Credit Loan to the applicable Borrower in the manner deemed to have been requested in the amount of its U.S. Dollar Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (Hong Kong) on such Business Day by making the amount of such U.S. Dollar Revolving Credit Loan available to the Asian Administrative Agent. Such U.S. Dollar Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Asian Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing.

(a) The obligations of the Borrowers under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that any Borrower or any other Person may have or have had against the Letter of Credit Issuer, any Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, provided that no Borrower shall be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

3.6 Increased Costs. If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by the Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the date hereof (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, or (b) impose on the Letter of Credit Issuer or any L/C Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or the Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to any Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (other than any such increase or reduction attributable to taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the Company by the Letter of Credit Issuer or such L/C Participant, as the case may be, (a copy of which notice shall be sent by such Letter of Credit Issuer or such L/C Participant to the Asian Administrative Agent (with respect to Letter of Credit issued on account of any Borrower)) the applicable Borrowers shall pay to the Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or a L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the date hereof. A certificate submitted to the Company by the Letter of Credit Issuer or a L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Asian Administrative Agent (with respect to Letters of Credit issued on account of any Borrower)), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrowers absent clearly demonstrable error.

3.7 Successor Letter of Credit Issuer. The Letter of Credit Issuer may resign as Letter of Credit Issuer upon 60 days’ prior written notice to the Asian Administrative Agent or the U.S. Dollar Lenders and the Company. If the Letter of Credit Issuer shall resign as Letter of Credit Issuer under this Agreement, then the Company shall appoint from among the U.S. Dollar Lenders, a successor issuer of Letters of Credit whereupon such successor issuer shall succeed to the rights, powers and duties of such resigning Letter of Credit Issuer, and the term “Letter of Credit Issuer” as used in relation to such resigning Letter of Credit Issuer shall mean such successor issuer effective upon such appointment. At the time such resignation shall become effective, the applicable Borrowers shall pay to the resigning Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(d) and (e). The acceptance of any appointment as the Letter of Credit Issuer hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Company and the Asian Administrative Agent and, from and after the effective date of such agreement, such successor Lender shall have all the rights and obligations of the resigning Letter of Credit Issuer under this Agreement and the other Credit Documents. At the time such resignation shall become effective, the Borrower shall pay to the resigning Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(c) and (d). After the resignation of the Letter of Credit Issuer hereunder, such resigning Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit. After any resigning Letter of Credit Issuer’s resignation as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (a) while it was the Letter of Credit Issuer under this Agreement or (b) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

SECTION 4. Fees; Commitments.

4.1 Fees. (a) (i) The Singaporean Borrower and the U.S. Borrowers jointly and severally agree to pay to the Asian Administrative Agent in U.S. Dollars, for the account of each Multi-Currency Lender (in each case pro rata according to the respective Multi-Currency Revolving Credit Commitments of all such Multi-Currency Lenders), a commitment fee for each day from and including the Closing Date to but excluding the Final Date. Such commitment fee shall be payable in arrears (x) on the last day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Final Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Multi-Currency Available Commitments in effect on such day.

(ii) The Singaporean Borrower and the U.S. Borrowers jointly and severally agree to pay to the Asian Administrative Agent in U.S. Dollars, for the account of each U.S. Dollar Lender (in each case pro rata according to the respective U.S. Dollar Revolving Credit Commitments of all such U.S. Dollar Lenders), a commitment fee for each day from and including the Closing Date to but excluding the Final Date. Such commitment fee shall be payable in arrears (x) on the last day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Final Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the U.S. Dollar Available Commitments in effect on such day.

(iii) The Malaysian Borrower agrees to pay to the Asian Administrative Agent in U.S. Dollars, for the account of each Malaysian Lender (in each case pro rata according to the respective Malaysian Revolving Credit Commitments of all such Malaysian Lenders), a commitment fee for each day from and including the Closing Date to but excluding the Final Date. Such commitment fee shall be payable in arrears (x) on the last day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Final Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Malaysian Available Commitments in effect on such day; provided that, at any time, when the Malaysian Borrower is prohibited by applicable law or regulations from making such payments in U.S. Dollars, the other Borrowers jointly and severally agree to pay amounts owing under this clause (iii).

(iv) The Company agrees to pay to the Asian Administrative Agent in U.S. Dollars, for the account of each Lender having a Tranche B-2 Term Loan Commitment (in each case pro rata according to the respective Tranche B-2 Term Loan Commitments of all such Lenders), a commitment fee for each day from and including the Closing Date to but excluding the Tranche B-2 Term Loan Commitment Termination Date) at a rate of 1% per annum on the aggregate amount of the Tranche B-2 Term Loan Commitment. Such commitment fee shall be payable in arrears (x) on the last day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Tranche B-2 Term Loan Commitment Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above).

(v) Notwithstanding the foregoing, the Borrowers shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

(b) The Company agrees to pay to the Asian Administrative Agent in U.S. Dollars for the account of the U.S. Dollar Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from and including the date of issuance of such Letter of

Credit to but excluding the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable LIBOR Margin for Revolving Credit Loans on the average daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

(c) The Borrowers agree to pay to the Asian Administrative Agent in U.S. Dollars for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination date of such Letter of Credit, computed at the rate for each day equal to 0.250% per annum on the average daily Stated Amount of such Letter of Credit. Such Fronting Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

(d) The Borrowers agree to pay directly to the Letter of Credit Issuer in U.S. Dollars upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrowers shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

4.2 Voluntary Reduction of Revolving Credit Commitments. Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Asian Administrative Agent at its Administrative Agent’s Office (which notice the Asian Administrative Agent shall promptly transmit to each of the applicable Lenders), the Company shall have the right, without premium or penalty, on any day, permanently to terminate or reduce any of the U.S. Dollar Revolving Credit Commitments, the Multi-Currency Revolving Credit Commitments or the Malaysian Revolving Credit Commitments in whole or in part, provided that (i) any such reduction shall apply proportionately and permanently to reduce such Revolving Credit Commitment of each of the Lenders under such Commitment, (ii) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $5,000,000 and (iii) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the U.S. Dollar Lenders’ U.S. Dollar Revolving Credit Exposures at such time shall not exceed the Total U.S. Dollar Revolving Credit Commitment then in effect, the Multi-Currency Lenders’ Multi-Currency Revolving Credit Exposures at such time shall not exceed the Multi-Currency Revolving Credit Commitment then in effect and the Malaysian Lenders’ Malaysian Revolving Credit Exposures at such time shall not exceed the Total Malaysian Revolving Credit Commitment then in effect.

4.3 Mandatory Termination of Commitments. (a) (x) The Tranche B-1 Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the

Closing Date and (y) the Tranche B-2 Term Loan Commitments shall terminate at 5:00 p.m. (Hong Kong time) on the Tranche B-2 Term Loan Commitment Termination Date.

(b) The Total Revolving Credit Commitment shall terminate at 5:00 p.m. (Hong Kong time) on the Revolving Credit Maturity Date.

(c) The Swingline Commitments shall terminate at 5:00 p.m. (Hong Kong time) on the Swingline Maturity Date.

(d) The New Tranche B Term Loan Commitment for any Series shall terminate at 5:00 p.m. (Hong Kong time) on the Increased Amount Date for such Series.

(e) If any prepayment of Term Loans would otherwise be required pursuant to Section 5.2(a) but cannot be made because there are no Term Loans outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term Loans, then, on the date that such prepayment is required, the Revolving Credit Commitments shall be permanently reduced pro rata by an aggregate amount equal to the amount of the required prepayment, or the excess of such amount over the outstanding amount of Tranche B Term Loans, as the case may be, and the Borrowers shall comply with Section 5.2(b) after giving effect to such reduction.

SECTION 5. Payments.

5.1 Voluntary Prepayments. The Borrowers shall have the right to prepay Term Loans, Revolving Credit Loans and Swingline Loans, in each case, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the applicable Borrower shall give the applicable Administrative Agent and at such Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and the specific Borrowing(s) pursuant to which made, which notice shall be given by such Borrower no later than (i) in the case of Term Loans or Revolving Credit Loans, 10:00 a.m. (Local Time) one Business Day prior to, or (ii) in the case of Swingline Loans, 10:00 a.m. (Hong Kong time) on, the date of such prepayment and shall promptly be transmitted by such applicable Administrative Agent to each of the applicable Lenders or the applicable Swingline Lender, as the case may be; (b) each partial prepayment of any Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of the U.S. Dollar Equivalent of $100,000 and in an aggregate principal amount of at least the U.S. Dollar Equivalent of $1,000,000 and each partial prepayment of Swingline Loans shall be in a multiple of the U.S. Dollar Equivalent of $10,000 and in an aggregate principal amount of at least the U.S. Dollar Equivalent of $100,000, provided that no partial prepayment of LIBOR Term Loans, LIBOR Revolving Credit Loans, SOR Loans or RM Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Term Loans, LIBOR Revolving Credit Loans, SOR Loans or RM Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Term Loans or LIBOR Revolving Credit Loans and (c) any prepayment of LIBOR Term Loans or LIBOR Revolving Credit Loans pursuant to this

Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the applicable Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any tranche of Term Loans pursuant to this Section 5.1 shall be (a) applied to Term Loans in such manner as the Company may determine and (b) applied to reduce Tranche B-1 Repayment Amount, the Tranche B-2 Repayment Amount and/or any New Tranche B Repayment Amount, as the case may be, in such order as the Company may determine. At the applicable Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender.

5.2 Mandatory Prepayments.

(a) Term Loan Prepayments.

(i) On each occasion that a Prepayment Event occurs, the Company shall, within one Business Day after the occurrence of a Debt Incurrence Prepayment Event and within five Business Days after the occurrence of any other Prepayment Event, prepay, in accordance with paragraph (c) below, the principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event, provided that, at the option of the Company, the Net Cash Proceeds from any transaction permitted by Section 10.4(e) may be applied to repay Revolving Credit Loans, which repayment shall automatically result in the reduction of the Revolving Credit Commitment of each Lender by an amount equal to the amount of the Revolving Credit Loans prepaid to such Lender.

(ii) Not later than the date that is ninety days after the last day of any fiscal year (commencing with and including the fiscal year ending October 31, 2006), the Company shall prepay, in accordance with clause (c) below, the principal of Term Loans in an amount equal to (x) 50% of Excess Cash Flow for such fiscal year (provided such percentage shall be reduced to 25% if the Consolidated Total Senior Secured Debt to Adjusted EBITDA Ratio as of the end of such fiscal year is less than 1.50 to 1.00, and, provided further, that such percentage shall be reduced to 0% if the Consolidated Total Senior Secured Debt to Adjusted EBITDA Ratio as of the end of such fiscal year is less than 1.00 to 1.00), minus (y) the principal amount of Term Loans voluntarily prepaid pursuant to Section 5.1 during such fiscal year.

(iii) Within five Business Day after the consummation of the Storage Sale, prepay pro rata the principal amount of the Tranche B-1 Term Loans in an amount equal to 100% of the Storage Sale Net Cash Proceeds.

(b) Repayment of Revolving Credit Loans.

(i) If on any date the aggregate amount of the U.S. Dollar Lenders’ U.S. Dollar Revolving Credit Exposures (all the foregoing, collectively, the “Aggregate U.S. Dollar Revolving Credit Outstanding”) exceeds 100% of the Total U.S. Dollar Revolving Credit Commitment as then in effect, the U.S. Dollar Borrowers shall forthwith repay on such date the principal amount of U.S. Dollar Revolving Credit Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding U.S. Dollar Revolving Credit Loans, the Aggregate U.S. Dollar Revolving Credit Outstanding exceeds the Total U.S. Dollar Revolving Credit Commitment then in effect, the U.S. Dollar Borrowers shall pay to the Asian Administrative Agent an amount in cash equal to such excess and such Administrative Agent shall instruct the Collateral Agent to hold such payment for the benefit of the U.S. Dollar Lenders as security for the obligations of the U.S. Dollar Borrowers hereunder (including obligations in respect of Letters of Credit Outstanding) pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agents (which shall permit certain Investments in Permitted Investments satisfactory to the Administrative Agents, until the proceeds are applied to the secured obligations);

(ii) If on any date the aggregate amount of the Multi-Currency Lenders’ Multi-Currency Revolving Credit Exposures (all the foregoing, collectively, the “Aggregate Multi-Currency Revolving Credit Outstanding”) exceeds 100% of the Total Multi-Currency Revolving Credit Commitment as then in effect, the Multi-Currency Borrowers shall forthwith repay on such date the principal amount of Multi-Currency Swingline Loans and, after all Multi-Currency Swingline Loans have been paid in full, Multi-Currency Revolving Credit Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Multi-Currency Swingline Loans and Multi-Currency Revolving Credit Loans, the Aggregate Multi-Currency Revolving Credit Outstanding exceeds the Total Multi-Currency Revolving Credit Commitment then in effect, the Multi-Currency Borrowers shall pay to the Asian Administrative Agent an amount in cash equal to such excess and such Administrative Agent shall instruct the Collateral Agent to hold such payment for the benefit of the Multi-Currency Lenders as security for the obligations of the Multi-Currency Borrowers hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agents (which shall permit certain Investments in Permitted Investments satisfactory to the Administrative Agents, until the proceeds are applied to the secured obligations); and

(iii) If on any date the aggregate amount of the Malaysian Lenders’ Malaysian Revolving Credit Exposures (all the foregoing, collectively, the “Aggregate Malaysian Revolving Credit Outstanding”) exceeds 100% of the Total Malaysian Revolving Credit Commitment as then in effect, the Malaysian Borrower shall forthwith repay on such date the principal amount of Malaysian Swingline Loans and, after all Malaysian Swingline Loans have been paid in full, Malaysian Revolving Credit Loans or New Malaysian U.S. Dollar Revolving Credit Loans, as applicable, in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Malaysian Swingline Loans and Malaysian Revolving Credit Loans or New Malaysian U.S. Dollar Revolving Credit Loans, as applicable, the Aggregate Malaysian Revolving Credit Outstanding exceeds the Total Malaysian Revolving Credit Commitment then in effect, the Malaysian Borrower shall pay to the Asian Administrative Agent an amount in cash equal to such excess and the such Administrative Agent shall instruct the Collateral Agent to hold such payment for the benefit of the Malaysian Lenders as security for the obligations of the Malaysian Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agents (which shall permit certain Investments in Permitted Investments satisfactory to the Administrative Agents, until the proceeds are applied to the secured obligations);

provided that, (A) in each of clauses (i), (ii) and (iii) above to the extent such excess results solely by reason of a change in exchange rates, the applicable Borrowers shall only be required to make such prepayment on the last day of the then current fiscal quarter, unless the amount of such excess causes the Aggregate U.S. Dollar Revolving Credit Outstanding, Aggregate Multi-Currency Revolving Credit Outstanding or Aggregate Malaysian Revolving Credit Outstanding to exceed the U.S. Dollar Revolving Credit Exposures, Multi-Currency Revolving Credit Exposures or Malaysian Revolving Credit Exposures, as applicable, by more than 110% and (B) no prepayment of Revolving Credit Loans pursuant to this Section 5.2(b) shall be applied to the Revolving Credit Loans of any Defaulting Lender.

(c) Application to Repayment Amounts. Each prepayment of Term Loans required by Section 5.2(a)(i) or (ii) shall be initially allocated pro rata among the Tranche B Term Loans and shall be applied to reduce the applicable Repayment Amounts in such order as the Company may determine up to an amount equal to the aggregate amount of the applicable Repayment Amounts required to be made by the Company pursuant to Section 2.5(b) during the two year period immediately following the date of the prepayment (such amount being, the “Amortization Amount”), provided that to the extent that the amount of the prepayment exceeds the Amortization Amount, such excess shall be applied ratably to reduce the then remaining Repayment Amounts under such Credit Facility. With respect to each such prepayment, the Company will, not later than the date specified in Section 5.2(a) for making such prepayment, give the applicable

Administrative Agent telephonic notice (promptly confirmed in writing) requesting such Administrative Agent to provide notice of such prepayment to each Tranche B-1 Term Loan Lender or Tranche B-2 Term Loan Lender, as applicable.

(d) Application to Term Loans. With respect to each prepayment of Tranche B-1 Term Loans required by Section 5.2(a), the Company may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made, provided that if LIBOR Term Loans made pursuant to a single Borrowing shall be reduced to an amount less than the Minimum Borrowing Amount for LIBOR Loans, the outstanding Tranche B-1 Term Loans made pursuant to such Borrowing shall immediately be converted into ABR Loans. In the absence of a designation by the Company as described in the preceding sentence, the Tranche B-1 Term Loan Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e) Application to Revolving Credit Loans. Each prepayment of Revolving Credit Loans elected by the Company pursuant to Section 5.2(a) or if required pursuant to Section 5.2(b) shall be applied as follows: first, at the option of the Asian Administrative Agent in its reasonable discretion, to repay the outstanding principal balance of the Swingline Loans, on a pro rata basis between the Multi-Currency Swingline Loans and the Malaysian Swingline Loans, until all Swingline Loan shall have been repaid in full; second, to repay the outstanding principal balance of the Revolving Credit Loans, on a pro rata basis between the U.S. Dollar Revolving Credit Loans, the Multi-Currency Revolving Credit Loans and the Malaysian Revolving Credit Loans or New Malaysian U.S. Dollar Revolving Credit Loans, as applicable, until all Revolving Credit Loans shall have been paid in full; and third, to provide cash collateral for the Letter of Credit Exposure, in an amount equal to 105% of the Letter of Credit Exposure at such time, pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agents (which shall permit certain Investments in Permitted Investments satisfactory to the Administrative Agents, until the proceeds are applied to the Obligations), until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein; provided that no prepayment of Revolving Credit Loans pursuant to Section 5.2(a) shall be applied to the Revolving Credit Loans of any Defaulting Lender.

(f) Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any LIBOR Loan, any SOR Loan or any RM Loan other than on the last day of the Interest Period therefor so long as no Default or Event of Default shall have occurred and be continuing, any Borrower at its option may deposit with the Asian Administrative Agent an amount equal to the amount of the LIBOR Loan SOR Loan or RM Loan to be prepaid and such LIBOR Loan, SOR Loan or RM Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Asian Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to such Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Obligations, provided that such Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

(g) Minimum Amount. No prepayment shall be required pursuant to Section 5.2(a)(i) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events required to be applied at or prior to such time pursuant to such Section and not yet applied at or prior to such time to prepay Term Loans pursuant to such Section exceeds (i) $10,000,000 for a single Prepayment Event or (ii) $25,000,000 in the aggregate for all such Prepayment Events.

(h) Foreign Asset Sales. Notwithstanding any other provisions of this Section 5.2, (i) to the extent that any of or all the Net Cash Proceeds of any asset sale by Holdings, the Company or a Restricted Subsidiary giving rise to an Asset Sale Prepayment Event (a “Foreign Asset Sale”) or Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to the United States, Singapore, Malaysia or Luxembourg, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 5.2 but may be retained by Holdings, the Company or the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States or Singapore (the Company hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 5.2 and (ii) to the extent that the Company has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale or Excess Cash Flow would have a material adverse tax cost consequence with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by Holdings, the Company or the applicable Restricted Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 5.2(a) (or such Excess Cash Flow would have been so required if it were Net Cash Proceeds), (x) the Borrowers apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrowers rather than Holdings, the Company or such Restricted Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Restricted Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Restricted Subsidiary.

5.3 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrowers, without set-off, counterclaim or deduction of any kind, to the applicable Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuer or the Swingline Lender entitled thereto, as the case may be, not later than 12:00 Noon (Local Time) on the date when due and shall be made in immediately available funds at the applicable Administrative Agent’s Office or at such other office as the applicable Administrative Agent shall specify for such purpose by notice to the Company, it being understood that written or facsimile notice by the Borrowers to the such Administrative Agent to make a payment from the funds in any Borrower’s account at such Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of Loans (whether of principal, interest or otherwise) hereunder shall be made in the currency such Loans are denominated and all other payments under each Credit Document shall be made in U.S. Dollars. The applicable Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by such Administrative Agent prior to 2:00 p.m. (Local Time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

(b) Any payments under this Agreement that are made later than 2:00 p.m. (Local Time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4 Net Payments. (a) Any and all payments made by or on behalf of any Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes; provided that if any Borrower or any Guarantor shall be required by law to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) any Administrative Agent, the Collateral Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrowers or any Guarantor shall make such deductions or withholdings and (iii) any Borrower or any Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Whenever any Indemnified Taxes are payable by any Borrower, as promptly as possible thereafter, such Borrower shall send to the applicable Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Lender, acting reasonably) received by such Borrower showing payment thereof.

(b) The Borrowers shall pay and shall indemnify and hold harmless each Administrative Agent, the Collateral Agent and each Lender (whether or not such

Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority) with regard to any Other Taxes.

(c) The Borrowers shall indemnify and hold harmless each Administrative Agent, the Collateral Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on such Administrative Agent, the Collateral Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower or any Guarantor hereunder or under any other Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or by an Administrative Agent or the Collateral Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Each Non-U.S. Lender shall to the extent it is legally entitled to do so:

(i) deliver to the Company and the applicable Administrative Agent two copies of either (x) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower and is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Code)), or (y) Internal Revenue Service Form W-8BEN or Form W-8ECI, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by any Borrower under this Agreement; and

(ii) deliver to the Company and the applicable Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company;

unless in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the applicable Administrative

Agent. Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(d), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(e) If any Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender, the applicable Administrative Agent or the Collateral Agent, as applicable, shall cooperate with such Borrower in challenging such taxes at such Borrower’s expense if so requested by such Borrower. If any Lender, any Administrative Agent or the Collateral Agent, as applicable, receives a refund of a tax for which a payment has been made by any Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender, such Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by such Borrower, then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse such Borrower for such amount (together with any interest received thereon) as the Lender or the Administrative Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required. A Lender, an Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. Neither such Lender nor such Administrative Agent nor the Collateral Agent shall be obliged to disclose any information regarding its tax affairs or computations to any Credit Party in connection with this clause (e) or any other provision of this Section 5.4.

(f) The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.5 Computations of Interest and Fees. (a) Interest on LIBOR Loans, SOR Loans, RM Loans and, except as provided in the next succeeding sentence, ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Prime Rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b) Fees and Letters of Credit Outstanding shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

5.6 Limit on Rate of Interest.

(a) No Payment shall exceed Lawful Rate. Notwithstanding any other term of this Agreement, no Borrower shall be obliged to pay any interest or other amounts under or in connection with this Agreement in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If any Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of Section 5.6(a), such Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if any Payment exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate any Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by such Borrower to the affected Lender under Section 2.8.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from any Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then such Borrower shall be entitled, by notice in writing to the applicable Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to such Borrower.

SECTION 6. Conditions Precedent to Initial Borrowing.

The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed between the Company and the Agents.

6.1 Credit Documents. The Administrative Agents shall have received:

(a) this Agreement, executed and delivered by a duly authorized officer of Holdings, each Borrower and each Lender;

(b) the Guarantee, executed and delivered by a duly authorized officer of each Guarantor;

(c) the Pledge Agreements listed on Schedule 6.1, executed and delivered by a duly authorized officer of each pledgor party thereto;

(d) the Security Agreements listed on Schedule 6.1, executed and delivered by a duly authorized officer of each grantor party thereto; and

(e) a Mortgage in respect of each Mortgaged Property to be Mortgaged on the Closing Date, executed and delivered by a duly authorized officer of each mortgagor party thereto.

6.2 Collateral. (a) All outstanding equity interests in whatever form of the Company and each Restricted Subsidiary (except those to be pledged pursuant to Section 9.14(c)) directly owned by or on behalf of any Credit Party shall have been pledged pursuant to a Pledge Agreement and the Collateral Agent shall have received all certificates representing securities pledged under a Pledge Agreement to the extent certificated, accompanied by instruments of transfer and undated stock powers endorsed in blank (except those to be delivered pursuant to Section 9.14(c)).

(b) All Indebtedness for borrowed money in excess of $5,000,000 of Holdings, the Company and each Subsidiary that is owing to any Credit Party shall be evidenced by one or more global promissory notes and shall have been pledged pursuant to a Pledge Agreement, and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank.

(c) All documents and instruments, including Uniform Commercial Code or other applicable personal property and fixture security financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement and each Mortgage, as applicable, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording.

(d) The Collateral Agent shall have received, in respect of each Mortgaged Property owned by Holdings, the Company or a Subsidiary Guarantor: a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any Liens except as expressly permitted by Section 10.2, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request.

(e) The Company shall deliver to the Collateral Agent a completed Perfection Certificate, executed and delivered by an Authorized Officer of the Company, together with all attachments contemplated thereby.

6.3 Legal Opinions. The Administrative Agents shall have received the executed legal opinions of (a) Simpson Thacher & Bartlett LLP, special New York counsel to the Borrowers, substantially in the form of Exhibit I-1, and (b) Singaporean and other local counsel to the Borrowers in certain jurisdictions as may be reasonably requested by the Administrative Agents, substantially in the form of Exhibit I-2. The Borrowers, the other Credit Parties and the Administrative Agents hereby instruct such counsel to deliver such legal opinions.

6.4 No Default. After giving effect to the Borrowings on the Closing Date and the other transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

6.5 Senior Notes. The Borrowers shall have received gross proceeds of up to $1,000,000,000 (or such lesser amount sufficient, together with the Equity Investments and the proceeds generated hereunder, to consummate the Transactions) from the issuance of Senior Notes under the Senior Notes Indenture in a Rule 144A or other private placement (the terms and conditions of the Senior Notes (including, but not limited to, subordination, maturity, covenants, events of default, remedies, redemption and prepayment events) shall be reasonably satisfactory to the Agents).

6.6 Equity Investments. Equity Investments in an amount equal to not less than the Equity Investments Minimum Amount shall have been made.

6.7 Closing Certificates. The Administrative Agents shall have received a certificate of each Credit Party, dated the Closing Date, substantially in the form of Exhibit J, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Credit Party, and attaching the documents referred to in Sections 6.8 and 6.9.

6.8 Corporate Proceedings of Each Credit Party. The Administrative Agents shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agents, of the board of directors of each Credit Party (or a duly authorized committee thereof) authorizing (a) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (b) in the case of each Borrower, the extensions of credit contemplated hereunder.

6.9 Corporate Documents. The Administrative Agents shall have received true and complete copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of each Credit Party.

6.10 Fees. The Lenders shall have received the fees in the amounts previously agreed in writing by the Agents and such Lenders to be received on the Closing Date and all expenses (including the reasonable fees, disbursements and other charges of counsel) for which invoices have been presented on or prior to the Closing Date shall have been paid.

6.11 Representations and Warranties. On the Closing Date, the representations and warranties made by the Credit Parties in Section 8.1, Section 8.2, Section 8.3, Section 8.5 and Section 8.7, as they relate to the Credit Parties at such time, shall be true and correct in all material respects.

6.12 Related Agreements. The Administrative Agents shall have received a fully executed or conformed copy of the Acquisition Agreement which shall be in full force and effect.

6.13 Solvency Certificate. On the Closing Date, the Administrative Agents shall have received a certificate from Authorized Officer of the Company in form, scope and substance satisfactory to the Administrative Agents, with appropriate attachments and demonstrating that after giving effect to the consummation of the Transactions, the Company on a consolidated basis with its Subsidiaries is Solvent.

6.14 Financial Statements. Lenders shall have received not later than 20 days prior to the Closing Date from the Company the Historical Financial Statements.

6.15 Acquisition. Concurrently with the initial Credit Event made hereunder, the Acquisition shall have been consummated in accordance with the Acquisition Agreement and all other material documentation related thereto, including the Master Separation Agreement and the Intellectual Property License Agreement.

6.16 Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by Holdings and the Borrowers pursuant to Section 9.3 and, if applicable, the designation of the Collateral Agent as an additional insured and loss payee as its interest may appear thereunder, or solely as the additional insured, as the case may be, thereunder, such certificates to be in such form and contain such information as is specified in Section 9.3 (provided that if such endorsement as additional insured cannot be delivered by the Closing Date, the Collateral Agent may consent to such endorsement being delivered at such later date as it deems appropriate in the circumstances).

6.17 Consolidated Total Debt to Adjusted EBITDA. (a) The Consolidated Total Debt to Adjusted EBITDA Ratio for the Test Period ending on July 31, 2005, determined on a pro forma basis after giving effect to the Transactions, is not greater than 5.50:1.00 and (b) the Lead Arrangers shall have received a certificate of an Authorized Officer of the Company, which certificate shall set forth the calculations required to establish such Consolidated Total Debt to Adjusted EBITDA Ratio and supporting schedules and other data used in such calculations, each in form and substance reasonably satisfactory to the Agents.

6.18 Pro Forma Financial Statements; Projections. The Agents shall have received (a) a pro forma consolidated balance sheet of the Company as of the Closing Date, after giving effect to the Transactions, together with a certificate of an Authorized Officer of the Company to the effect that such statements accurately present the pro forma financial position of the Company and its subsidiaries in accordance with GAAP and (b) detailed projections for the Company and its Subsidiaries for (i) the period ending on October 31, 2006, prepared on a quarterly basis and (ii) the period ending on October 31, 2012, prepared on an annual basis.

SECTION 7. Conditions Precedent to All Credit Events and Tranche B-2 Term Loan Borrowing.

The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the satisfaction of the following conditions precedent:

7.1 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (other than any Credit Event on the Closing Date) (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

7.2 Notice of Borrowing; Letter of Credit Request.

(a) Prior to the making of each Term Loan, the applicable Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(b) Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Asian Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(c) Prior to the issuance of each Letter of Credit, the Asian Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

(d) The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified above exist as of that time.

7.3 Tranche B-2 Term Loan Borrowing. In additions to the conditions precedent set forth in Sections 7.1 and 7.2, the agreement of each Lender to make the Tranche B-2 Term Loan requested to be made by it is subject to the satisfaction of the following conditions precedent:

(a) the Notice of Borrowing delivered to the Asian Administrative Agent with respect to the Borrowing of the Tranche B-2 Term Loans shall specify that the date of the Borrowing shall be a date after the Closing Date and not later than Tranche B-2 Term Loan Commitment Termination Date.

(b) the Equity Investments minus the sum of (i) the aggregate principal amount of the Tranche B-2 Term Loans specified in the Notice of Borrowing delivered to the Asian Administrative Agent with respect to the Borrowing of the Tranche B-2 Term Loans, plus (ii) the aggregate amount of dividends or prepayments, repurchase or redemption actually made pursuant to Sections 10.6(e) and 10.7(a)(i) shall not be less than the Equity Investments Minimum Amount.

(c) the Borrowers shall have delivered the audited Section 9.1 Financials for the fiscal year ended October 31, 2005 pursuant to Section 9.1(a).

(d) (i) the Consolidated Total Debt to Adjusted EBITDA Ratio for the Test Period ending on October 31, 2005, determined after giving pro forma effect to the Transactions and the Borrowing of the Tranche B-2 Term Loans, is less than or equal to 5.50:1.00 and (ii) the Asian Administrative Agent shall have received a certificate of an Authorized Officer of the Company, which certificate shall set forth the calculations supporting schedules and other data used in calculations required to establish such Total Debt to Adjusted EBITDA Ratio, each in form and substance reasonably satisfactory to the Asian Administrative Agent.

7.4 Malaysian U.S. Dollar Loans. In addition to the conditions precedent set forth in Sections 7.1 and 7.2, the agreement of each Malaysian Lender to make any Malaysian U.S. Dollar Loans requested to be made by it is subject to the receipt by the Asian Administrative Agent of a copy, and the continuing effectiveness, of the consent of Bank Negara Malaysia to the making of Malaysian U.S. Dollar Loans pursuant to the Malaysian Revolving Credit Facility.

SECTION 8. Representations, Warranties and Agreements.

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, each of Holdings and each Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

8.1 Corporate Status. Each of Holdings, each Borrower and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

8.2 Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

8.3 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the Acquisition and the other transactions contemplated hereby or thereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture (including the Senior Notes Indenture), loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate of incorporation, bylaws or other constitutional documents of such Credit Party or any of the Restricted Subsidiaries.

8.4 Litigation. There are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of Holdings, or any Borrower, threatened with respect to Holdings or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.

8.5 Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

8.6 Governmental Approvals. The execution, delivery and performance of the Acquisition Agreement or any Credit Document does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (iii) such licenses, approvals, authorizations or consents the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect and (iv) the consent described in Section 7.4.

8.7 Investment Company Act. None of Holdings or any Borrower is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8 True and Complete Disclosure. (a) None of the factual information and data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any Borrower, any of the Subsidiaries or any of their respective authorized representatives in writing to any Administrative Agent and/or any Lender on or before the Closing Date (including (i) the Confidential Information Memorandum and (ii) all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections and pro forma financial information.

(b) The projections and pro forma financial information contained in the information and data referred to in clause (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

8.9 Financial Condition; Financial Statements. The (a) unaudited historical consolidated financial information of the Company as set forth in the Confidential Information Memorandum, and (b) Historical Financial Statements, in each case present or will, when provided, present fairly in all material respects the combined financial position of the Company and its Subsidiaries at the respective dates of said information, statements and results of operations for the respective periods covered thereby. The financial statements referred to in clause (b) of this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. After the Closing Date, there has been no Material Adverse Change since October 31, 2004.

8.10 Tax Returns and Payments. Each Borrower and each of the Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material Taxes payable by it that have become due, other than those (a) not yet delinquent or (b) contested in good faith as to which adequate reserves have been provided in accordance with GAAP and which could not reasonably be expected to result in a Material Adverse Effect. Each Borrower and each of the Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of such Borrower) in accordance with GAAP for the payment of, all material federal, state, provincial and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Closing Date.

8.11 Compliance with ERISA. (a) Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to Holdings, any Borrower, any Subsidiary or any ERISA Affiliate; no Plan (other than a multiemployer plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); none of Holdings, any Borrower, any Subsidiary or any ERISA Affiliate has incurred (or is reasonably likely expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to Holdings, any Borrower, any Subsidiary or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of Holdings, any Borrower or any Subsidiary or any ERISA Affiliate exists (or is reasonably likely to exist) nor has Holdings, any Borrower, any Subsidiary or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of Holdings, any Borrower, any Subsidiary or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect or relates to any matter disclosed in the financial statements of the Borrowers contained in the Confidential Information Memorandum. No Plan (other than a multiemployer plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11, be reasonably likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrowers.

(b) All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12 Subsidiaries. Schedule 8.12 lists each Subsidiary of Holdings (and the direct and indirect ownership interest of Holdings therein), in each case existing on the Closing Date. To the knowledge of the Company, after due inquiry, each Material Subsidiary as of the Closing Date has been so designated on Schedule 8.12.

8.13 Intellectual Property, etc. The Company and each of the Restricted Subsidiaries have obtained all intellectual property free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

8.14 Environmental Laws. (a) Except as could not reasonably be expected to have a Material Adverse Effect: (i) the Borrowers and each of the Subsidiaries and all Real Estate are in compliance with all Environmental Laws; (ii) neither the Borrowers, nor any of the Subsidiaries are subject to any Environmental Claim or any other liability under any Environmental Law; (iii) each Borrower and its Subsidiaries is not conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned or leased by any Borrower or any of its Subsidiaries.

(b) Neither the Borrowers, nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Real Estate or facility in a manner that could reasonably be expected to have a Material Adverse Effect.

8.15 Properties. (a) The Borrowers and each of the Subsidiaries have good and marketable title to or leasehold interest in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect and (b) no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 9.3.

8.16 Solvency. On the Closing Date (after giving effect to the Transactions), immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, the Company on a consolidated basis with its Subsidiaries will be Solvent.

8.17 Public Utility Holding Company Act. None of Holdings, the Company or any Subsidiary is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 9. Affirmative Covenants.

Each of Holdings and each Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

9.1 Information Covenants. The Company will furnish to each Lender and the Administrative Agents:

(a) Annual Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC or delivered to the holders of the Senior Notes (or, if such financial statements are not required to be filed with the SEC or delivered to the holders of the Senior Notes, on or before the date that is 120 days after the end of each such fiscal year), the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statement of operations and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Company or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Company and the Material Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to Section 10.9 that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

(b) Quarterly Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC or delivered to the holders of the Senior Notes with respect to each of the first three quarterly accounting periods in each fiscal year of the Company (or, if such financial statements are not required to be filed with the SEC or delivered to the holders of the Senior Notes, on or before the date that is 60 days after the end of each such quarterly accounting period), the consolidated balance sheet of (i) the Company and the Restricted Subsidiaries and (ii) the Company and its Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by an Authorized Officer of the Company, subject to changes resulting from audit and normal year-end audit adjustments.

(c) Budgets. Within 90 days after the commencement of each fiscal year of the Company, a budget of the Company in reasonable detail for such fiscal year as customarily prepared by management of the Company for their internal use consistent in scope with the financial statements provided pursuant to Section 9.l(a), setting forth the principal assumptions upon which such budgets are based.

(d) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Company to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether the Company and the Subsidiaries were in compliance with the provisions of Section 10.9 as at the end of such fiscal year or period, as the case may be, (ii) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be, (iii) the then applicable Status and (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor. At the time of the delivery of the financial statements provided for in Section 9.1(a), (i) a certificate of an Authorized Officer of the Company setting forth in reasonable detail the Applicable Amount as at the end of the fiscal year to which such financial statements relate and (ii) a certificate of an Authorized Officer and the chief legal officer of the Company (x) setting forth the information required pursuant to Section 1(a) of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this subsection (d)(ii), as the case may be, and (y) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (x) above to the extent necessary to protect and perfect the security interests under the Security Documents.

(e) Notice of Default or Litigation. Promptly after an Authorized Officer of any Credit Party or any of the Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against any Credit Party or any of the Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.

(f) Environmental Matters. The Company will promptly advise the Lenders and the Administrative Agents in writing after Holdings, the Company or any Subsidiary obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

(i) Any pending or threatened Environmental Claim against any Credit Party or any Real Estate;

(ii) Any condition or occurrence on any Real Estate that (x) could reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Real Estate;

(iii) Any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv) The conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto. The term “Real Estate” shall mean land, buildings and improvements owned or leased by any Credit Party, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

(g) Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Government Authority in any relevant jurisdiction by Holdings, the Company or any of the Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lenders and the Administrative Agents), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that Holdings, the Company or any of the Subsidiaries shall send to the holders of any publicly issued debt of Holdings, the Company or any of the Subsidiaries (including any Senior Notes (whether publicly issued or not)) in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders and the Administrative Agents pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as an Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time.

(h) Pro Forma Adjustment Certificate. Not later than the consummation of the acquisition of any Acquired Entity or Business by the Company or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment or not later than any date on which financial statements are delivered with respect to any four-quarter period in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by the Company or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a certificate of an

Authorized Officer of the Company setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 9.1 may be satisfied with respect to financial information of the Company and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the Company’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B) above, to the extent such information relates to Holdings (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the Company and the Restricted Subsidiaries on a standalone basis, on the other hand.

9.2 Books, Records and Inspections. Each of Holdings and the Company will, and will cause each of the Subsidiaries to, permit officers and designated representatives of the Administrative Agents or the Required Lenders to visit and inspect any of the properties or assets of Holdings, the Company and any such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection, and to examine the books and records of Holdings, the Company and any such Subsidiary and discuss the affairs, finances and accounts of Holdings, the Company and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agents or the Required Lenders may desire.

9.3 Maintenance of Insurance. Each of Holdings and the Company will, and will cause each of the Material Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Company believes (in the good faith judgment of the management of the Company) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business; and will furnish to the Lenders, upon written request from an Administrative Agent, information presented in reasonable detail as to the insurance so carried.

9.4 Payment of Taxes. Each of Holdings and the Company will pay and discharge, and will cause each of the Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of Holdings, the Company or any of the Restricted Subsidiaries, provided that none of Holdings, the Company, or any of the Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the

Company) with respect thereto in accordance with GAAP and the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

9.5 Consolidated Corporate Franchises. Each of Holdings and the Company will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that Holdings, the Company and their Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

9.6 Compliance with Statutes, Regulations, etc. Each of Holdings and the Company will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so could not reasonably be expected to have a Material Averse Effect.

9.7 ERISA. Promptly after Holdings, the Company or any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Company will deliver to each of the Lenders a certificate of an Authorized Officer or any other senior officer of the Company setting forth details as to such occurrence and the action, if any, that Holdings, the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by Holdings, the Company, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against Holdings, the Company, a Subsidiary or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified Holdings, the Company, any Subsidiary or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that Holdings, the Company, any Subsidiary or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that Holdings, the Company, any Subsidiary or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

9.8 Maintenance of Properties. Each of Holdings and the Company will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

9.9 Transactions with Affiliates. Each of Holdings and the Company will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Company or the Restricted Subsidiaries) on terms that are substantially as favorable to the Company or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing restrictions shall not apply to (a) the payment of customary fees to the Sponsors for management, consulting and financial services rendered to Holdings, the Company and the Subsidiaries and customary investment banking fees paid to the Sponsors for services rendered to Holdings, the Company and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, (b) customary fees paid to members of the board of directors of the Company and the Subsidiaries and (c) transactions permitted by Section 10.6.

9.10 End of Fiscal Years; Fiscal Quarters. Each of Holdings and the Company will, for financial reporting purposes, cause (a) each of its, and each of its Subsidiaries’, fiscal years to end on October 31 of each year and (b) each of its, and each of its Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end and Holdings or the Company’s past practice; provided that the Company may, upon written notice to the Administrative Agents, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agents, in which case the Company and the Administrative Agents will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11 Additional Guarantors and Grantors. Except as set forth in Sections 10.1(A)(j) or 10.1(A)(k), each of Holdings and the Company will cause each direct or indirect Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the date hereof (including pursuant to a Permitted Acquisition) to execute a supplement to each of the Guarantee and the relevant Security Agreement, substantially in the form of Annex B or Annex 1, as applicable, to the respective agreement in order to become a Guarantor under the Guarantee and a grantor under relevant Security Agreement or, to the extent reasonably requested by the Collateral Agent, enter into a new Security Agreement in form and substance reasonable satisfactory to the Collateral Agent.

9.12 Pledges of Additional Stock and Evidence of Indebtedness. (a) Except as set forth in Section 10.1(A)(j) or (A)(k) or with respect to which, in the reasonable judgment of the Administrative Agents and the Collateral Agent (confirmed in writing by notice to the Company), the cost or other consequences (including any adverse tax consequences) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom, each of Holdings and the Company will pledge, and, if applicable, will cause each Subsidiary to pledge, to the Collateral Agent for the benefit of the Secured Parties, (i) all the Stock and Stock Equivalents of each Subsidiary (other than any Unrestricted Subsidiary), Minority Investment held by Holdings, the Company or a Subsidiary, in each case, formed or otherwise purchased or acquired after the date hereof, in each case pursuant to a Pledge Agreement (or supplement thereto) in form and substance reasonably satisfactory to Administrative Agents and the Collateral Agent, (ii) all evidences of Indebtedness in excess of $5,000,000 received by Holdings, the Company or any of the Subsidiaries (other than any Unrestricted Subsidiary) in connection with any disposition of assets pursuant to Section 10.4(b), in each case pursuant to a Pledge Agreement (or supplement thereto) in form and substance reasonably satisfactory to Administrative Agents and the Collateral Agent and (iii) any global promissory notes executed after the date hereof evidencing Indebtedness of Holdings, the Company, each Subsidiary and each Minority Investment that is owing to Holdings, the Company or any Subsidiary (other than any Unrestricted Subsidiary), in each case pursuant a Pledge Agreement (or supplement thereto) in form and substance reasonably satisfactory to the Administrative Agents and the Collateral Agent.

(b) Each of Holdings and the Company agrees that all Indebtedness in excess of $5,000,000 of Holdings, the Company and each Subsidiary that is owing to any Credit Party pledged pursuant to a Pledge Agreement shall be evidenced by one or more global promissory notes.

9.13 Use of Proceeds. (a) The Borrowers will use the proceeds of all Tranche B-1 Term Loans solely to effect the Acquisition and to pay Transaction Expenses;

(b) The Borrowers will use the proceeds of all Tranche B-2 Term Loans to pay dividends permitted under Section 10.6(c) or for other general corporate purposes; and

(c) The Borrowers will use the Letters of Credit and the proceeds of all Revolving Credit Loans and Swingline Loans solely for general corporate purposes.

9.14 Further Assurances. (a) Each of Holdings and each Borrower will, and will cause each other Credit Party to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by any Security Agreement, any Pledge Agreement or any Mortgage, all at the expense of Holdings, the Company and the Restricted Subsidiaries.

(b) If any assets (including any real estate or improvements thereto or any interest therein) with a book value or fair market value in excess of $5,000,000 are acquired by the Company or any other Credit Party from the Company, any of its Subsidiaries or any other Person after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof) that are of the nature secured by the Security Agreement or any Mortgage, as the case may be, the Company will notify the Collateral Agent and the Lenders thereof, and, if requested by the Collateral Agent or the Required Lenders, the Company will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 9.14, all at the expense of the Company. Any Mortgage delivered to the Collateral Agent in accordance with the preceding sentence shall be accompanied by (x) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2, together with such endorsements, coinsurance and reinsurance as the Administrative Agents and the Collateral Agent may reasonably request and (y) an opinion of local counsel to the Company (or in the event a Subsidiary of the Company is the mortgagor, to such Subsidiary) substantially in the form of Exhibit I-2.

(c) The Company agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.14(c) by no later than the date that is 90 days after the Closing Date or such later date as the Administrative Agents may reasonable agree.

9.15 Maintenance of Rating of Facilities. The Company will cause a senior secured credit rating with respect to the Credit Facilities from each of S&P and Moody’s to be available at all times thereafter until the last Maturity Date under this Agreement.

SECTION 10. Negative Covenants.

Each of Holdings and each Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments, the Swingline Commitments and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

10.1 Limitation on Indebtedness. (A) Neither Holdings, nor the Company will, nor will they permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness arising under the Credit Documents;

(b) Indebtedness of (i) Holdings or any Borrower to any Subsidiary of such Person, (ii) subject to compliance with Section 10.5(g), any Subsidiary to the Company or any other Restricted Subsidiary of the Company, and (iii) subject to Section 10.5(m), Holdings to the Company or any other Restricted Subsidiary;

(c) Indebtedness in respect of any bankers’ acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;

(d) except as provided in clauses (j) and (k) below, subject to compliance with Section 10.5(g), Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Company or other Restricted Subsidiaries that is permitted to be incurred under this Agreement and (ii) Holdings and/or the Company in respect of Indebtedness of the Restricted Subsidiaries that is permitted to be incurred under this Agreement, provided that there shall be no Guarantee (a) by a Restricted Subsidiary that is not a Guarantor of any Indebtedness of any of the Borrowers and (b) in respect of the Senior Notes or Permitted Additional Notes, unless such Guarantee is made by a Guarantor and such Guarantee is unsecured (and subordinated in the case of Permitted Additional Notes or New Notes that are subordinated);

(e) Guarantee Obligations incurred in the ordinary course of business in respect of obligations of suppliers, customers, franchisees, lessors and licensees;

(f) (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or otherwise incurred in respect of Capital Expenditures permitted by Section 10.10, (ii) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the date hereof and Capital Leases entered into pursuant to subclauses (i) and (ii) above, provided that the aggregate amount of Indebtedness incurred pursuant to this subclause (iii) shall not exceed $50,000,000 at any time outstanding, and (iv) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i), (ii) or (iii) above, provided that the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension;

(g) Indebtedness outstanding on the date hereof and listed on Schedule 10.1 and any refinancing, refunding, renewal or extension thereof, provided that (i) the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, except to the extent otherwise permitted hereunder and (ii) the direct and contingent obligors with respect to such Indebtedness are not changed;

(h) Indebtedness in respect of Hedge Agreements;

(i) Indebtedness in respect of the Senior Notes in an aggregate principal amount not to exceed $1,000,000,000 (or such lesser aggregate principal amount as may be incurred on the Closing Date);

(j) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such person) or Indebtedness attaching to assets that are acquired by Holdings, the Company or any Restricted Subsidiary, in each case after the Closing Date as the result of a Permitted Acquisition, provided that (v) the Consolidated Total Debt to Adjusted EBITDA Ratio for the Test Period last ended, determined on a pro forma basis after giving effect to such Permitted Acquisition and the incurrence of such Indebtedness, shall be less than or equal to 4.75 to 1.00, (w) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (x) such Indebtedness is not guaranteed in any respect by Holdings, the Company or any Restricted Subsidiary (other than by any such person that so becomes a Restricted Subsidiary or is the survivor of a merger with such person) and (y)(A) the Stock and Stock Equivalents of such Person is pledged to the Collateral Agent to the extent required under Section 9.12 and (B) such Person executes a supplement to each of the Guarantee, the relevant Security Agreement and the relevant Pledge Agreement (or alternative guarantee and security arrangements in relation to the Obligations reasonably acceptable to the Administrative Agents) to the extent required under Section 9.11 or 9.12, as applicable, provided that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to (and including) the Guarantee and Collateral Exception Amount at such time of the aggregate of (1) such Indebtedness and (2) all Indebtedness as to which the proviso to clause (k)(i)(y) below then applies, and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(k) (i) Indebtedness of Holdings, the Company or any Restricted Subsidiary (including any Permitted Additional Notes) incurred to finance a Permitted Acquisition, provided that (w) the Consolidated Total Debt to Adjusted EBITDA Ratio for the Test Period last ended, determined on a pro forma basis after giving effect to such Permitted Acquisition and the incurrence of such Indebtedness, shall be less than or equal to 4.75 to 1.00, (x) except in the case of Permitted Additional Notes, such Indebtedness is not guaranteed in any respect by any Restricted Subsidiary (other than any Person acquired (the “acquired Person”) as a result of such Permitted Acquisition or the Restricted

Subsidiary so incurring such Indebtedness) or, in the case of Indebtedness of any Restricted Subsidiary, subject to compliance with Section 10.5(g), by a Borrower and (y)(A) such Borrower pledges the Stock and Stock Equivalents of such acquired Person to the Collateral Agent to the extent required under Section 9.12 and (B) such acquired Person executes a supplement to the Guarantee, the relevant Security Agreement and the relevant Pledge Agreement (or alternative guarantee and security arrangements in relation to the Obligations reasonably acceptable to the Administrative Agents) to the extent required under Section 9.11 or 9.12, as applicable, provided that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to (and including) the amount of the Guarantee and Collateral Exception Amount at such time of the aggregate of (1) such Indebtedness and (2) all Indebtedness as to which the proviso to clause (j)(i)(y) above then applies, and (ii) any refinancing, refunding, renewal or extension of any such Indebtedness, provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed, except to the extent otherwise permitted hereunder;

(l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(m) (i) Indebtedness incurred in connection with any Permitted Sale Leaseback (provided that the Net Cash Proceeds thereof are promptly applied to the extent required by Section 5.2) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(n) (i) additional Indebtedness and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (n) shall not at any time exceed $200,000,000; provided that not more than $50,000,000 in aggregate principal amount of Indebtedness of Holdings, the Company or any Restricted Subsidiary (other than a Restricted Subsidiary that is not a Guarantor) incurred under this clause (n) shall be secured;

(o) Indebtedness in respect of Permitted Additional Notes to the extent that the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied to the prepayment of Term Loans in accordance with Section 5.2; and

(p) Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in an aggregate amount not to exceed $25,000,000, at any time outstanding.

(B) Holdings will not issue any preferred Stock or other preferred Stock Equivalents other than Qualified PIK Securities.

10.2 Limitation on Liens. Neither Holdings, nor the Company will, nor will they permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of Holdings, the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under the Credit Documents;

(b) Permitted Liens;

(c) (i) Liens securing Indebtedness permitted pursuant to Section 10.1(A)(f), provided that such Liens attach at all times only to the assets so financed, and (ii) Liens on the assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness permitted pursuant to Section 10.1(A)(n);

(d) Liens existing on the date hereof and listed on Schedule 10.2;

(e) the replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above and clause (f) of this Section 10.2 upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(f) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such person), or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(A)(j), provided that such Liens attach at all times only to the same assets that such Liens attached to, and secure only the same Indebtedness that such Liens secured, immediately prior to such Permitted Acquisition;

(g) (i) Liens placed upon the Stock and Stock Equivalents of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness of Holdings, the Company or any other Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed the Guarantee and Collateral Exception Amount incurred pursuant to Section 10.1(A)(k) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary to secure a guarantee by such Restricted Subsidiary of any such Indebtedness of the

Company or any other Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed the Guarantee and Collateral Exception Amount; and

(h) additional Liens so long as the aggregate principal amount of the obligations so secured does not exceed $50,000,000 at any time outstanding.

10.3 Limitation on Fundamental Changes. Except as expressly permitted by Section 10.4 or 10.5, neither Holdings, nor the Company will, nor will they permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a) any Subsidiary of a Borrower or any other Person may be merged or consolidated with or into such Borrower, provided that (i) such Borrower shall be the continuing or surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than a Borrower) shall be an entity organized or existing under the laws of (x) the United States, any state thereof, the District of Columbia or any territory thereof or (y) the jurisdiction of organization of such Borrower prior to any such merger or consolidation (such Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than a Borrower) shall expressly assume all the obligations of a Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agents, (iii) no Default or Event of Default would result from the consummation of such merger or consolidation, (iv) the Company shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, with the covenant set forth in Section 10.9, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such merger or consolidation had occurred on the first day of such Test Period, (v) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (vi) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the relevant Security Agreement or the relevant Pledge Agreement, as applicable, confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (vii) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (viii) the Borrowers shall have delivered to the Administrative Agents an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Security Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower (if other than a Borrower) will succeed to, and be substituted for, the applicable Borrower under this Agreement;

(b) any Subsidiary of the Company or any other Person may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Company, provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving corporation or (B) the Company shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee Agreement, the relevant Pledge Agreement and the relevant Security Agreement and any applicable Mortgage in form and substance reasonably satisfactory to the Administrative Agents in order to become a Guarantor and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties, (iii) no Default or Event of Default would result from the consummation of such merger, amalgamation or consolidation, (iv) the Company shall be in compliance, on a pro forma basis after giving effect to such merger, amalgamation or consolidation, with the covenant set forth in Section 10.9, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such merger or consolidation had occurred on the first day of such Test Period, and (v) such Borrower shall have delivered to the Administrative Agents an officers’ certificate stating that such merger, amalgamation or consolidation and such supplements to any Security Document comply with this Agreement;

(c) any Restricted Subsidiary that is not a Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower, a Guarantor or any other Restricted Subsidiary;

(d) any Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower or any other Guarantor; and

(e) any Restricted Subsidiary may liquidate or dissolve if (i) the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Credit Party after giving effect to such liquidation or dissolution.

10.4 Limitation on Sale of Assets. Neither Holdings, nor the Company will, nor will they permit any of the Restricted Subsidiaries to: (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation, of any assets of the Company or the Restricted Subsidiaries) or (ii) sell to any Person (other than the Company or a Guarantor) any shares owned by it of any Restricted Subsidiary’s Stock and Stock Equivalents, except that:

(a) the Company and the Restricted Subsidiaries may sell, transfer or otherwise dispose of used or surplus equipment, vehicles, inventory and other assets in the ordinary course of business;

(b) the Company and the Restricted Subsidiaries may sell, transfer or otherwise dispose of other assets (other than accounts receivable) (each a “Disposition”) for fair value, provided that (i) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $10,000,000, the Company or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (i), (A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Company and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) and clause (C)(i) of Section 10.4(c)(i) that is at that time outstanding, not in excess of the greater of $150,000,000 and 6% of Total Assets (as such term is defined in the Senior Notes Indenture as of the Closing Date) at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, and (D) any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in respect of a Designated Assets Sale, to the extent the Company intends in good faith at the time of such Designated Asset Sale is consummated, as evidenced in a certificate executed by an Authorized Officer of the Company and delivered to the Lenders and the Administrative Agents, to use such Designated Non-Cash Consideration to either pay dividends pursuant to Section 10.6(d), or to use the Net Cash Proceeds of a Disposition of any such Designated Non-Cash Consideration to repay, repurchase or otherwise redeem any Subordinated Indebtedness pursuant to Section 10.7(a)(ii) (or any other Senior Notes or any Permitted Additional Notes that do not constitute Subordinated Indebtedness in compliance with the conditions set forth in Section 10.7(a)(ii)), shall be deemed to be cash, (ii) any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 9.12, (iii) with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions), the Company shall be in compliance, on a pro forma basis after giving effect to such sale, transfer or disposition, with the covenant set forth in Section 10.9, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such sale, transfer or disposition had occurred on the first day of such Test Period, (iv) to the extent applicable, the Net Cash Proceeds thereof to the Company and the Restricted Subsidiaries are promptly applied to the prepayment and/or commitment reductions as provided for in Section 5.2 and (v) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

(c) the Company and the Restricted Subsidiaries may make sales of assets to the Company or to any Restricted Subsidiary, provided that with respect to any such sales to Restricted Subsidiaries that are not Guarantors (i) such sale, transfer or disposition shall be for fair value, (ii) with respect to any Disposition pursuant to this clause (c) for a purchase price in excess of $10,000,000, the Company or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (i), (A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Company and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, (C) any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) and clause (C) of Section 10.4(b)(i) that is at that time outstanding, not in excess of the sum of (i) the greater of $150,000,000 or 6% of Total Assets (as such term is defined in the Senior Notes Indenture as of the Closing Date), plus (ii) $25,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, and (D) any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in respect of a Designated Assets Sale, to the extent the Company intends in good faith at the time of such Designated Asset Sale is consummated, as evidenced in a certificate executed by an Authorized Officer of the Company and delivered to the Lenders and the Administrative Agent, to use such Designated Non-Cash Consideration to either pay dividends pursuant to Section 10.6(d), or to use the Net Cash Proceeds of a Disposition of any such Designated Non-Cash Consideration to repay, repurchase or otherwise redeem any Subordinated Indebtedness pursuant to Section 10.7(a)(ii) (or any other Senior Notes or any Permitted Additional Notes that do not constitute Subordinated Indebtedness in compliance with the conditions set forth in Section 10.7(a)(ii)), shall be deemed to be cash, and (iii) any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 9.12;

(d) Holdings, the Company or any Restricted Subsidiary may effect any transaction permitted by Section 10.3;

(e) in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, Holdings, the Company and the Restricted Subsidiaries may (i) sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and (ii) sell or transfer accounts receivable and related rights pursuant to customary receivables financing facilities so long as, in the case of clauses (i) and (ii) the Net Cash Proceeds thereof to the Company and the Restricted Subsidiaries (except in the case of transactions permitted by Section 10.4(e)(i), to the extent the Net Cash Proceeds of any such transaction do not exceed $10,000) are promptly applied to the prepayment and/or commitment reductions as provided for in Section 5.2; and

(f) Holdings, the Company and the Restricted Subsidiaries may lease, or sub-lease, any real property or personal property in the ordinary course of business.

10.5 Limitation on Investments. Neither Holdings, nor the Company will, nor will they permit any of the Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets of, or make any other Investment in, any Person, except:

(a) extensions of trade credit and asset purchases in the ordinary course of business;

(b) Permitted Investments;

(c) loans and advances to officers, directors and employees of Holdings, a Borrower or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of Holdings (or any direct or indirect parent thereof) to the extent that the amount of such loans and advances are contributed to the Company in cash and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $10,000,000;

(d) Investments existing on, or contemplated as of, the date hereof and listed on Schedule 10.5 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (d) is not increased at any time above the amount of such Investments existing on the date hereof;

(e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

(f) Investments to the extent that payment for such Investments is made solely with Stock or Stock Equivalents of Holdings or the Company;

(g) Investments (i) in any Guarantor or the Company, (ii) in Restricted Subsidiaries that are not Guarantors, in an aggregate amount pursuant to this clause (ii) not to exceed $25,000,000 plus the Applicable Amount at such time, (iii) in Restricted Subsidiaries that are not Guarantors so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment being invested in one or more Guarantors, (iv) constituting Lux Intercompany Loans, (v) in the Lux Borrower so long as the proceeds of Investments pursuant to this clause (v) are used to pay (x) interest on, or principal of, the Tranche B-1 Term Loans made to the Lux Borrower, (y) operating expenses of the Lux Borrower incurred in the ordinary course of business (including taxes) or (z) other customary corporate overhead costs and expenses of the Lux Borrower and (vi) in Restricted Subsidiaries that have provided a Guarantee (but are not Guarantors) in an aggregate amount not to exceed $10,000,000;

(h) Investments constituting Permitted Acquisitions;

(i) (i) Investments (including Investments in Minority Investments and Unrestricted Subsidiaries) and (ii) Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries, in each case, as valued at the fair market value of such Investment at the time each such Investment is made, (A) in an amount that, at the time such Investment is made, would not exceed the sum of (x) the Applicable Amount at such time plus (y) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made) and/or (B) in the case of clause (ii) only, in any amount that, at the time such Investment is made, would be permitted to be expended as a Capital Expenditure under Section 10.10, to the extent that (x) such joint venture owns an interest in assets the addition of which would have been a Capital Expenditure if acquired or constructed, and owned, directly by the Company or a Restricted Subsidiary, and (y) the ability of the Company and/or one or more Restricted Subsidiaries to receive cash flows attributable to its interest therein substantially as they would if they directly owned such asset or portion thereof is not prohibited by contract, applicable law or otherwise;

(j) Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.4(b) or (c);

(k) Investments made to repurchase or retire Stock of Holdings or the Company owned by any employee stock ownership plan or key employee stock ownership plan of Holdings or the Company;

(l) Investments permitted under Section 10.6; and

(m) loans and advance to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of, dividends to the extent permitted to be made to Holdings (or such parent) in accordance with Section 10.6.

10.6 Limitation on Dividends. Neither Holdings, nor the Company will declare or pay any dividends (other than dividends payable solely in its Stock) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or the Stock or Stock Equivalents of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.5) any Stock or Stock Equivalents of any Borrower, now or hereafter outstanding (all of the foregoing “dividends”), provided that, so long as no Default or Event of Default exists or would exist after giving effect thereto:

(a) Holdings or the Company may redeem in whole or in part any of its Stock or Stock Equivalents for another class of its Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents, provided that such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby;

(b) Holdings or the Company may (or may make dividends to permit any direct or indirect parent thereof to) repurchase shares of its (or such parent’s) Stock or Stock Equivalents held by officers, directors and employees of Holdings and its Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements;

(c) (i) the Company may pay dividends to Holdings and (ii) Holdings may pay dividends, up to an amount equal to the proceeds of the Tranche B-2 Term Loans, provided that all of the conditions set forth in Section 7.3 are satisfied;

(d) (i) the Company may pay dividends on the Stock or Stock Equivalents of the Company to Holdings and (ii) Holdings may pay cash dividends up to an amount equal to the Net Cash Proceeds of any Designated Assets Sale and non-cash dividends with any non-cash proceeds of any Designated Assets Sale in the same form received, in each case, if (x) the Consolidated Total Senior Secured Debt to Adjusted EBITDA Ratio for the Test Period last ended, determined on a pro forma basis after giving effect to such Designated Asset Sale and the payment of such dividends, is less than or equal to the Consolidated Total Senior Secured Debt to Adjusted EBITDA Ratio for the Test Period last ended prior to the consummation of such Designated Asset Sale, (y) the Consolidated Total Senior Secured Debt to Adjusted EBITDA Ratio for the Test Period last ended, determined on a pro forma basis after giving effect to such Designated

Asset Sale and payment of such dividends, is less than or equal to 1.50 to 1.00 and (z) prior to the payment of such dividends, at least $250,000,000 of the principal amount of the Term Loans shall have been repaid in cash pursuant to the terms hereof;

(e) (i) the Company may pay dividends on the Stock or Stock Equivalents of the Company to Holdings and (ii) Holdings may pay dividends, provided that the amount of any such dividends pursuant to this clause (e) shall not exceed an amount equal to the Applicable Amount at such time;

(f) the Company and its Restricted Subsidiaries may pay dividends to Holdings:

(i) the proceeds of which will be used to pay (or to make dividends to allow any direct or indirect parent of Holdings to pay) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings (or such parent) attributable to Holdings, the Company or its Subsidiaries determined as if the Company and its Subsidiaries filed separately;

(ii) the proceeds of which shall be used by Holdings to pay (or to make dividends to allow any direct or indirect parent of Holdings to pay) (A) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $3,000,000 in any fiscal year of the Company plus any reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof) attributable to the ownership or operations of the Company and its Subsidiaries or (B) fees and expenses otherwise (x) due and payable by the Company or any of its Subsidiaries and (y) permitted to be paid by the Company or such Subsidiary under this Agreement;

(iii) the proceeds of which shall be used by Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence; and

(iv) to finance any Investment permitted to be made pursuant to Section 10.5; provided that (A) such dividend shall be made substantially concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets, Stock or Stock Equivalents) to be contributed to the Company or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 10.5) of the Person formed or acquired into the Company or its Restricted Subsidiaries in order to consummate such Permitted Acquisition;

and

(g) (i) the Company may pay to Holdings and (ii) Holdings may pay cash dividends, after the fifth anniversary of the Closing Date solely for the purpose of paying scheduled interest payments with respect to Indebtedness of Holdings, so long as the Company shall be in compliance, on a pro forma basis after giving effect to the payment of such dividends, with the covenant set forth in Section 10.9, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if the payment of such cash dividends had occurred on the first day of such Test Period.

10.7 Limitations on Debt Payments and Amendments. (a) Neither Holdings, nor the Company will, nor will they permit any Restricted Subsidiary to, prepay, repurchase or redeem or otherwise defease any Subordinated Indebtedness; provided that so long as no Default or Event of Default shall have occurred and be continuing at the date of such prepayment, repurchase, redemption or other defeasance or would result therefrom, Holdings, the Company or any Restricted Subsidiary may prepay, repurchase or redeem Subordinated Indebtedness (i) for an aggregate price not in excess of the Applicable Amount at such time of such prepayment, repurchase or redemption, (ii) in an amount equal to the Net Cash Proceeds of any Designated Assets Sale or the Net Cash Proceeds of the Disposition of any non-cash proceeds of any Designated Asset Sale received by the Company or a Restricted Subsidiary within 15 months of such Designated Asset Sale if (A) the Consolidated Total Senior Secured Debt to Adjusted EBITDA Ratio for the Test Period last ended, determined on a pro forma basis after giving effect to such Designated Asset Sale and such prepayment, repurchase, redemption or other defeasance, is less than or equal to the Consolidated Total Senior Secured Debt to Adjusted EBITDA Ratio for the Test Period last ended prior to the consummation of such Designated Asset Sale, (B) the Consolidated Total Senior Secured Debt to Adjusted EBITDA Ratio for the Test Period last ended, determined on a pro forma basis after giving effect to such Designated Asset Sale and such prepayment, repurchase, redemption or other defeasance, is less than or equal to 1.50 to 1.00 and (C) prior to such prepayment, repurchase, redemption or other defeasance, at least $250,000,000 of the principal amount of the Term Loans shall have been repaid, or (iii) with the proceeds of Subordinated Indebtedness that (A) is permitted by Section 10.1 (other than Section 10.1(A)(o)) and (B) has terms material to the interests of the Lenders not materially less advantageous to the Lenders than those of such Subordinated Indebtedness being refinanced.

(b) Neither Holdings, nor any Borrower will waive, amend, modify, terminate or release any Subordinated Indebtedness to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect.

10.8 Limitations on Sale Leasebacks. Neither Holdings, nor the Company will, nor will they permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

10.9 Consolidated Total Senior Secured Debt to Adjusted EBITDA Ratio. Neither Holdings, nor the Company will permit the Consolidated Total Senior Secured Debt to Adjusted EBITDA Ratio for any Test Period ending during any period set forth below to be greater than the ratio set forth below opposite such period:

Period	Ratio
November 1, 2006 to January 31, 2007	4.00 to 1.00
February 1, 2007 to April 30, 2007	4.00 to 1.00
May 1, 2007 to July 31, 2007	4.00 to 1.00
August 1, 2007 to October 31, 2007	4.00 to 1.00
November 1, 2007 to January 31, 2008	4.00 to 1.00
February 1, 2008 to April 30, 2008	4.00 to 1.00
May 1, 2008 to July 31, 2008	4.00 to 1.00
August 1, 2008 to October 31, 2008	4.00 to 1.00
November 1, 2008 to January 31, 2009	4.00 to 1.00
February 1, 2009 to April 30, 2009	4.00 to 1.00
May 1, 2009 to July 31, 2009	4.00 to 1.00
August 1, 2009 to October 31, 2009	4.00 to 1.00
November 1, 2009 to January 31, 2010	4.00 to 1.00
February 1, 2010 to April 30, 2010	3.75 to 1.00
May 1, 2010 to July 31, 2010	3.75 to 1.00
August 1, 2010 to October 31, 2010	3.75 to 1.00
November 1, 2010 to January 31, 2011	3.75 to 1.00
February 1, 2011 to April 30, 2011	3.50 to 1.00
May 1, 2011 to July 31, 2011	3.50 to 1.00
August 1, 2011 to October 31, 2011	3.50 to 1.00
November 1, 2011 to January 31, 2012	3.50 to 1.00
February 1, 2012 to April 30, 2012	3.25 to 1.00
May 1, 2012 and thereafter	3.25 to 1.00

10.10 Capital Expenditures.

(a) Neither Holdings, nor the Company will, nor will they permit any of the Restricted Subsidiaries to, make any Capital Expenditures (other than Permitted Acquisitions that constitute Capital Expenditures), that would cause the aggregate amount of such Capital Expenditures made by the Company and the Restricted Subsidiaries in any fiscal year of the Company to exceed $75,000,000 (such amount, together with the carry-forward amount (as defined clause (b) below) for such fiscal year, the “Permitted Capital Expenditure Amount”).

(b) To the extent that Capital Expenditures (other than Permitted Acquisitions that constitute Capital Expenditures) made by the Company and the Restricted Subsidiaries during any fiscal year are less than the Permitted Capital Expenditure Amount for such fiscal year, 100% of such unused amount (each such amount, a “carry-forward amount”) may be carried forward to the immediately succeeding fiscal year and utilized to make such Capital Expenditures in such immediately succeeding fiscal year; provided that no carry-forward amount may be carried forward beyond the first fiscal year immediately succeeding the fiscal year in which it arose.

Notwithstanding the foregoing, the Permitted Capital Expenditure Amount for any fiscal year shall be reduced at the time of and in the amount of any Investment made pursuant to clause (B) of Section 10.5(i) during such fiscal year.

10.11 Changes in Business. (a) The Company and the Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Company and the Subsidiaries, taken as a whole, on the Closing Date and other business activities incidental or related to any of the foregoing.

10.12 Limitation on Activities of Holdings. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, Holdings shall not (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Stock and Stock Equivalents of the Company, the performance of the Acquisition Agreement and the other agreements contemplated by the Acquisition Agreement, any public offering of its Stock and any transaction that Holdings is permitted to enter into or consummate under this Section 10, (b) incur, create, assume or suffer to exist any Lien or Indebtedness or other liabilities or financial obligations (other than those described in clause (a) above), except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Credit Documents to which it is a party and the Senior Notes Indenture (iii) obligations with respect to its Stock and Stock Equivalents, (iv) any Qualified PIK Securities or (v) any Indebtedness permitted to be incurred by Holdings pursuant to Sections 10.1(A) (a), (b), (d), (e), (h), (i), (j), (k), (l), (n) (on an unsecured basis) and (o), or (c) own, lease manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Company in accordance with Section 10.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of Stock or Stock Equivalents of the Company

10.13 Limitation on Activities of the Lux Borrower. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, the Lux Borrower shall not (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to the performance of its obligations under this Agreement or any other Credit Document, the making of the Lux Intercompany Loans and the maintenance of its corporate existence, (b) incur, create, assume or suffer to exist any Lien or Indebtedness or other liabilities or financial obligations (other than those described in clause (a) above), except (i) nonconsensual obligations imposed by operation of law and (ii) operating expenses incurred in the ordinary course of business and other customary corporate overhead costs and expenses, or (c) own, lease manage or otherwise operate any properties or assets (including cash (other than cash received in connection with Investments made to it in accordance with Section 10.5(g) pending application in the manner contemplated by said Section or cash received by it under the Lux Intercompany Loans pending application in the manner provided in Section 10.5(g)) and cash equivalents) other than the Lux Intercompany Loans.

SECTION 11. Events of Default.

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1 Payments. Any Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest or stamping fees on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or

11.2 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any Security Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.3 Covenants. Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e) or Section 10; or

(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement, any Security Document or the Fee Letter dated August 14, 2005 between the Parent and the Agents and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Company from the Administrative Agents or the Required Lenders; or

11.4 Default Under Other Agreements. (a) Any of Holdings, the Company or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $35,000,000 in the aggregate, for Holdings, the Company and such Restricted Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated

maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements), prior to the stated maturity thereof; or

11.5 Bankruptcy. Any of Holdings, any Borrower or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy,” or (b) in the case of any Non-U.S. Subsidiary that is a Specified Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency reorganization or relief of debtors legislation of its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against any of Holdings, any Borrower or any Specified Subsidiary and the petition is not controverted within 10 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against any of Holdings, any Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code) judicial manager, receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the property of any of Holdings, any Borrower or any Specified Subsidiary; or any of Holdings, any Borrower or any Specified Subsidiary commences any other proceeding or action under any reorganization, arrangement, judicial management, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any of Holdings, any Borrower or any Specified Subsidiary; or there is commenced against any of Holdings, any Borrower or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or any of Holdings, any Borrower or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or any of Holdings, any Borrower or any Specified Subsidiary suffers any appointment of any custodian, judicial manager, receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any of Holdings, any Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by any of Holdings, any Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; or

11.6 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); any of Holdings, any Borrower or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

11.7 Guarantee. Any Guarantee provided by Holdings, the Company or any Material Subsidiary or any material provision thereof shall cease to be in full force or effect or any such Guarantor thereunder or any Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under any such Guarantee (or any of the foregoing shall occur with respect to a Guarantee provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 30 days after receipt of written notice by the Company from any Administrative Agent, the Collateral Agent or the Required Lenders); or

11.8 Pledge Agreements. Any Pledge Agreement pursuant to which the Stock or Stock Equivalents of the Company or any Material Subsidiary is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under any such Pledge Agreement(or any of the foregoing shall occur with respect to a pledge of the Stock or Stock Equivalents of a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 30 days after receipt of written notice by the Company from any Administrative Agent, the Collateral Agent or the Required Lenders); or

11.9 Security Agreement. Any Security Agreement pursuant to which the assets of Holdings, the Company or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under any such Security Agreement(or any of the foregoing shall occur with respect to Collateral provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 30 days after receipt of written notice by the Company from any Administrative Agent, the Collateral Agent or the Required Lenders); or

11.10 Mortgages. Any Mortgage or any material provision of any Mortgage relating to any material portion of the Collateral shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any mortgagor thereunder or any Credit Party shall deny or disaffirm in writing any mortgagor’s obligations under any Mortgage; or

11.11 Judgments. One or more judgments or decrees shall be entered against Holdings, the Company or any of the Restricted Subsidiaries involving a liability of $35,000,000 or more in the aggregate for all such judgments and decrees for Holdings, the Company and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

11.12 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agents shall, upon the written request of the Required Lenders, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of any Administrative Agent or any Lender to enforce its claims against any Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to any of Holdings, any Borrower or any Specified Subsidiary, the result that would occur upon the giving of written notice by any Administrative Agent as specified in clauses (i), (ii) and (iv) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Credit Commitment terminated, whereupon the Commitments and Swingline Commitment, if any, of each Lender or the Swingline Lender, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and each Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct any Borrower to pay (and each Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to any of Holdings, any Borrower or any Specified Subsidiary, it will pay) to the Asian Administrative Agent at its Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrowers’ respective reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.

11.13 Investors’ Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 11.3(a), in the event that the Company fails to comply with the requirement of the covenant set forth in Section 10.9, until the expiration of the tenth day after the date on which Section 9.1 Financials with respect to the Test Period in which the covenant set forth in Section 10.9 is being measured are required to be delivered pursuant to Section 9.1, any of the Investors shall have the right to make a direct or indirect equity investment in the Company or any Restricted Subsidiary in cash

(the “Cure Right”), and upon the receipt by such Person of Net Cash Proceeds pursuant to the exercise of the Cure Right (including through the capital contribution of any such Net Cash Proceeds to such person, the “Cure Amount”), the covenant set forth in Section 10.9 shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Net Cash Proceeds; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the covenant set forth in Section 10.9 with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Credit Document.

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Company shall then be in compliance with the requirements of the covenant set forth in Section 10.9 during such Test Period (including for purposes of Section 7.1), the Company shall be deemed to have satisfied the requirements the covenant set forth in Section 10.9 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 11.3 that had occurred shall be deemed cured; provided that (i) in each Test Period there shall be at least one fiscal quarter in which no Cure Right is exercised and (ii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Company to be in compliance with the covenant set forth in Section 10.9.

SECTION 12. The Agents.

12.1 Appointment. (a) Each Tranche B-1 Term Loan Lender hereby irrevocably designates and appoints the Tranche B-1 Term Loan Administrative Agent as the agent of such Tranche B-1 Term Loan Lender under this Agreement and the other Credit Documents, and each such Tranche B-1 Term Loan Lender irrevocably authorizes the Tranche B-1 Term Loan Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Tranche B-1 Term Loan Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Tranche B-1 Term Loan Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Tranche B-1 Term Loan Administrative Agent.

(b) Each Revolving Credit Lender and each Tranche B-2 Term Loan Lender hereby irrevocably designates and appoints the Asian Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents, and each such Revolving Credit Lender and each Tranche B-2 Term Loan Lender irrevocably authorizes the Asian Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Asian Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Asian Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Asian Administrative Agent.

(c) Each Administrative Agent, each Lender, each Swingline Lender and the Letter of Credit Issuer hereby irrevocably designates and appoints the Collateral Agent as the agent of such Administrative Agent, Lender, Swingline Lender and Letter of Credit Issuer under this Agreement and the other Credit Documents, and each such Administrative Agent, Lender, Swingline Lender and Letter of Credit Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Administrative Agent, Lender, Swingline Lender or Letter of Credit Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent. Each of the Syndication Agent and the Documentation Agent, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

(d) Each of the Syndication Agent and the Documentation Agent, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

12.3 Exculpatory Provisions. Neither any Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of Holdings, any Borrower, any Guarantor, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any of Holdings, any Borrower, any Guarantor or any other Credit Party to perform its obligations hereunder or thereunder. No Administrative Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party. The Collateral Agent shall not be under any obligation to any Administrative Agent, any Lender, any Swingline Lender or the Letter of Credit Issuer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

12.4 Reliance by Agents. Each Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by such Administrative Agent or Collateral Agent. Each Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Administrative Agent. Each Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

12.5 Notice of Default. No Administrative Agent or the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Administrative Agent or the Collateral Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such

Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Tranche B-1 Term Loan Administrative Agent receives such a notice, it shall give notice thereof to the Tranche B-1 Term Loan Lenders, the Asian Administrative Agent and the Collateral Agent. In the event that the Asian Administrative Agent receives such a notice, it shall give notice thereof to the Revolving Lenders, the Tranche B-2 Term Loan Lenders, the Tranche B-1 Term Loan Administrative Agent and the Collateral Agent. Each Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until such Administrative Agent shall have received such directions, the Tranche B-1 Term Loan Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Tranche B-1 Term Loan Lenders and the Asian Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Revolving Lenders and the Tranche B-2 Term Loan Lenders (in each case, except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable).

12.6 Non-Reliance on Administrative Agents, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither any Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of Holdings, any Borrower, any Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by such Administrative Agent or the Collateral Agent to any Lender Swingline Lender or the Letter of Credit Issuer. Each Lender Swingline Lender and Letter of Credit Issuer represents to each Administrative Agent and the Collateral Agent that it has, independently and without reliance upon any Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings, any Borrower, any Guarantor and any other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Holdings, any Borrower, any Guarantor and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agents hereunder, neither any Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of Holdings, any Borrower, any Guarantor or any other Credit Party that may come into the possession of such Administrative Agent or the Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7 Indemnification. The Lenders agree to indemnify each Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Administrative Agent or the Collateral Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Administrative Agent or the Collateral Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent’s or the Collateral Agent’s gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

12.8 Administrative Agent in its Individual Capacity. Each Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings, any Borrower, any Guarantor, and any other Credit Party as though such Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include each Administrative Agent in its individual capacity.

12.9 Successor Agents. Each Administrative Agent may resign as Administrative Agent and the Collateral Agent may resign as Collateral Agent upon 20 days’ prior written notice to the Lenders and the Company. If any Administrative Agent shall resign as Administrative Agent or the Collateral Agent shall resign as Collateral Agent under this Agreement and the other Credit Documents, then the Required Lenders shall (a) if such resigning Administrative Agent is the Tranche B-1 Term Loan Administrative Agent, appoint from among the Tranche B-1 Term Loan Lenders a successor agent for the Tranche B-1 Term Loan Lenders, (b) if such resigning Administrative Agent is the Asian Administrative Agent, appoint from among the

Revolving Lenders and the Tranche A-2 Term Loan Lenders a successor agent for the Revolving Lenders and Tranche B-2 Term Loan Lenders or (c) if the Collateral Agent shall resign, appoint from among the Lenders a successor Collateral Agent, which successor agent in each case, shall be approved by the Company (which approval shall not be unreasonably withheld) so long as no Default or Event of Default is continuing, whereupon such successor agent shall succeed to the rights, powers and duties of the Tranche B-1 Term Loan Administrative Agent, Asian Agent or the Collateral Agent, as the case may be, and the term “Tranche B-1 Term Loan Administrative Agent”, “Asian Administrative Agent” or “Collateral Agent”, as the case may be, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s or Collateral Agent’s rights, powers and duties as Administrative Agent or Collateral Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent, as the case may be, or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent’s or Collateral Agent’s resignation as Administrative Agent or Collateral Agent, as the case may be, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent under this Agreement and the other Credit Documents.

12.10 Withholding Tax. To the extent required by any applicable law, any Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that such Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify such Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify such Administrative Agent (to the extent that such Administrative Agent has not already been reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) fully for all amounts paid, directly or indirectly, by such Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

12.11 Security Documents.

(a) Japanese Security Documents. (i) each Administrative Agent, each Lender, each Swingline Lender and the Letter of Credit Issuer irrevocably appoints the Collateral Agent to be its attorney and in its name, on its behalf to execute, deliver and perfect all documents and do all things which the Collateral Agent may, in its absolute discretion, consider necessary or desirable in connection with any Japanese Security Documents; (ii) at the Collateral Agent’s request, each Administrative Agent, each Lender, each Swingline Lender and the Letter of Credit Issuer shall ratify and confirm all things done and all Japanese Security Documents executed by the Collateral Agent and further confirm that it accepts the terms of such Japanese Security Document; (iii) the Secured Parties will procure the enforcement of the Japanese Security Documents only at the request of the Collateral Agent; (iv) in relation to the manner of enforcement (apart from the decision or right to commence an enforcement, which shall be in accordance with the other provisions hereof) of the Japanese Security Documents, the Secured Parties will always act on the directions of the Collateral Agent; and (v) all amounts received by a Secured Party pursuant to any enforcement of the Japanese Security Documents shall be immediately paid to the Collateral Agent for application in accordance with the terms of the relevant Japanese Security Document save that any Secured Party instructed by the Collateral Agent to enforce any Japanese Security Document in accordance with this clause (v) shall be entitled to deduct from the proceeds of each enforcement its costs, charges and expenses incurred in connection with such enforcement prior to paying the proceeds of such enforcement to the Collateral Agent in accordance with the terms of the relevant Japanese Security Document.

(b) Malaysian Security Agency Agreement. Each Lender hereby agrees with each other Person who is or who becomes a party to the Malaysian Security Agency Agreement that it will be bound by the Malaysian Security Agreement as a Secured Party.

SECTION 13. Miscellaneous.

13.1 Amendments and Waivers. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agents may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall directly (i) forgive or reduce any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate, or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the aggregate amount of the Commitments of any Lender, or amend or modify any provisions of Section 5.3(a) (with respect to the ratable allocation of any payments only) and 13.8(a), in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1 or reduce the percentages specified in the definitions of the terms “Required Lenders”, “Required Tranche B Term Loan Lenders” or consent to the assignment or transfer by any Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent, or (iv) amend, modify or waive any provision of Section 3 with respect to any Letter of Credit without the written consent of the Letter of Credit Issuer, or (v) amend, modify or waive any provisions hereof relating to Multi-Currency Swingline Loans without the written consent of the Multi-Currency Swingline Lender, or (vi) amend, modify or waive any provisions hereof relating to Malaysian Swingline Loans without the written consent of the Malaysian Swingline Lender, or (vii) change any Revolving Credit Commitment to a Term Loan Commitment, or change any Term Loan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or (viii) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee) or release all or substantially all of the Collateral under the Pledge Agreements, the Security Agreements and the Mortgages, in each case without the prior written consent of each Lender, or (ix) amend Section 2.9 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or (x) decrease any Tranche B Repayment Amount, extend any scheduled Repayment Date or decrease the amount or allocation of any mandatory prepayment to be received by any Lender holding any Tranche B Term Loans, in each case without the written consent of the Required Tranche B Term Loan Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrowers, such Lenders, the Administrative Agents and all future holders of the affected Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agents shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

13.2 Notices. Except as set forth in Section 13.20, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy or electronic mail notice, when received, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth on Schedule 1.1(c) in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

Any Credit Party:	c/o Avago Technologies Finance Pte. Ltd.
350 W. Trimble Rd.
San Jose, California 95123
Attention: Mercedes Johnson, Chief Financial Officer
Fax: 408-435-4133

Email: mercedes_johnson@non.agilent.com
with a copy to:

Kohlberg Kravis Roberts & Co., L.P.
9 West 57th Street
Suite 4200
New York, New York 10019
Attention: Simon Brown
Fax: 212-750-0003
Email: brows@kkr.com

The Tranche B-1 Administrative
Agent or the Collateral Agent:	Citicorp North America, Inc.
Global Loans Support Services
2 Penns Way, Suite 110
New Castle, Delaware 19720
Attention: Lisa Rodrigues
Fax: 212-994-0961
Email: lisa.m1.rodrigues@citigroup.com

The Asian Administrative Agent:	Citicorp International Limited
13/F, Two Harbourfront
22 Tak Fung Street
Hunghom, Kowloon,
Hong Kong
Attention: Loan Agency
Fax:
Email:

provided that any notice, request or demand to or upon any Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel to the Agents, (b) to pay or reimburse each Lender and Agent for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of counsel to each Lender and of counsel to the Agents, (c) to pay, indemnify, and hold harmless each Lender and Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender and Agent and their respective directors, officers, employees, trustees, investment advisors and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Company, any of its Subsidiaries or any of the Real Estate (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that the Company shall have no obligation hereunder to the Administrative Agents or any Lender nor any of their respective directors, officers, employees and agents with respect to indemnified liabilities to the extent attributable to (i) the gross negligence or willful misconduct of the party to be indemnified as determined in a final and non-appealable judgment by a court of competent jurisdiction or (ii) disputes among the Administrative Agents, the Lenders and/or their transferees. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder.

13.6 Successors and Assign; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agents, the Letter of Credit Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that, without limitation, the Company shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, any Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A) the Company (which consent shall not be unreasonably withheld or delayed), provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender (unless increased costs would result therefrom except if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing), an Approved Fund or, if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing, any other assignee; and

(B) in the case of Tranche B-1 Term Loan, the Tranche B-1 Term Loan Agent, in the case of any other Loan, the Asian Administrative Agent (in each case which consent shall not be unreasonably withheld or delayed), in the case of U.S. Dollar Revolving Credit Commitments or U.S. Revolving Credit Loans only, the Letter of Credit Issuer, in the case of Multi-Currency Revolving Credit Commitments or Multi-Currency Revolving Credit Loans only, the Multi-Currency Swingline Lender, and in the case of Malaysian Revolving Credit Commitments or Malaysian Revolving Credit Loans only, the Malaysian Swingline Lender, provided that no consent of any Administrative Agent, any Swingline Lender or the Letter of Credit Issuer, as applicable, shall be required for an assignment of (1) any Commitment to an assignee that is a Lender with a Commitment of the same Class immediately prior to giving effect to such assignment or (2) any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or

Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the applicable Administrative Agent) shall not be less than $5,000,000 (or, in the case of a Tranche B Term Loan Commitment or Tranche B Term Loan, $1,000,000), and increments of $1,000,000 in excess thereof, unless each of the Company and the applicable Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), provided that no such consent of the Company shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to, in the case of Tranche B-1 Term Loan, the Tranche B-1 Administrative Agent, and in the case of any other Loan, the Asian Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and

(D) the assignee, if it shall not be a Lender, shall deliver to the applicable Administrative Agent an administrative questionnaire in a form approved by such Administrative Agent (the “Administrative Questionnaire”).

For the purpose of this Section 13.6(b), the term “Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.

(iv) Each Administrative Agent, acting for this purpose as an agent of the Borrowers shall maintain at such Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, each Register shall contain the name and address of such Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agents, the Letter of Credit Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Letter of Credit Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee and, if applicable, the Tranche B-2 Term Loan Lender, together with any Note (if the assigning Lender’s Loans are evidenced by a Note), the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 and any written consent to such assignment required by clause (b) of this Section 13.6, the applicable Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(vi) Tranche B-2 Funding Obligations.

(A) Unless such assignee is at such time party to this agreement as a Tranche B-2 Lender, on the same Business Day on which an assignee of a Tranche B Term Loan receives written notice from the Asian Administrative Agent that Tranche B-2 Term Loans have been made under this Agreement (the “Tranche B-2 Funding Notice Date”), such assignee shall pay to the Asian Administrative Agent for the account of the assigning Term Loan Lender an amount equal to the Tranche B-2 Term Loan made by the Tranche B-2 Term Loan Lenders multiplied by the Tranche B- 2 Term Loan Percentage assigned to assignee pursuant to the Assignment and Acceptance in immediately available funds (the “Tranche B-2 Funding Obligations”); provided that if the Asian Administrative Agent so notifies such assignee after 11:00 a.m. (Hong Kong time), such assignee shall pay its Tranche B-2 Funding Obligations to the Asian Administrative Agent for the account of the assigning Term Loan Lender on the next succeeding Business Day in immediately available funds. Upon such payment by such assignee to the Asian Administrative Agent for the account of the assigning Term Loan Lender, such assignee will be deemed to have made a Tranche B-2 Term Loan to the Singaporean Borrower in the principal amount of such payment and shall have all rights and obligations of a Lender with respect to Tranche B-2 Term Loans under this Agreement.

(B) If and to the extent that an assignee of a Tranche B Term Loan shall not have so paid its Tranche B-2 Funding Obligations as required by clause (A) above to the Asian Administrative Agent for the account of the assigning Term Loan Lender, such assignee agrees to pay to the Asian Administrative Agent for the account of the assigning Term Loan Lender forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after the Tranche B-2 Funding Notice Date at the Federal Funds Rate and, thereafter, until such amount is made available to the Asian Administrative Agent for the account of the assigning Term Loan Lender, at a rate per annum equal to the rate applicable to ABR Loans under this Agreement.

(C) The assignee’s obligation to pay its Tranche B-2 Funding Obligations to the Asian Administrative Agent for the account of an assigning Term Loan Lender shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement and the applicable Assignment and Acceptance, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following: (1) any lack of validity or enforceability of any Credit Document or any term or provision therein; (2) any amendment or waiver of or any consent to departure from all or any of the provisions of any Credit Document; (3) the existence of any claim, set-off, defense or other right that such assignee or any Subsidiary or Affiliate thereof or any other Person may at any time have against the assigning Term Loan Lender, any Administrative Agent, any other Lender, any Credit Party or any other Person, whether in connection with this Agreement, any other Credit Document, the applicable Assignment and Acceptance or any other related or unrelated agreement or transaction; and (4) any other act or omission to act or delay of any kind of any Administrative Agent, the Lenders or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 13.6(b)(vi), constitute a legal or equitable discharge of an assignee’s obligations hereunder.

(c) (i) Any Lender may, without the consent of the Company, any Administrative Agent, the Letter of Credit Issuer or any Swingline Lender, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agents, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the requirements of those Sections) and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender, provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent (which consent shall not be unreasonably withheld).

(d) Any Lender may, without the consent of the Borrowers or any Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment, the Borrowers hereby agree that, upon request of any Lender at any time and from time to time after any Borrower has made its initial borrowing hereunder, each Borrower shall provide to such Lender, at such Borrowers’ own expense, a promissory note, substantially in the form of Exhibit L-1 or L-2, as the case may be, evidencing the Tranche B Term Loans and New Tranche B Term Loans, and Revolving Credit Loans and Swingline Loans, respectively, owing by such Borrower to such Lender (each a “Note”).

(e) Subject to Section 13.19, the Borrowers authorize each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning a Borrower and its Affiliates that has been delivered to such Lender by or on behalf of such Borrower and its Affiliates pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower and its Affiliates in connection with such Lender’s credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement.

13.7 Replacements of Lenders under Certain Circumstances. (a) The Company shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10, 2.12, 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrowers shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11, 2.12, 3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agents or any other Lender shall have against the replaced Lender.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided that no Event of Default then exists, the Company shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agents, provided that: (a) all Obligations of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrowers, the Administrative Agents, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

13.8 Adjustments; Set-off. (a) If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or any Borrower, any such notice being expressly waived by Holdings and the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers. Each Lender agrees promptly to notify the Company and the Administrative Agents after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agents.

13.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrowers, the Collateral Agent, the Administrative Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Administrative Agent, Collateral Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

13.12 Waiver of Judicial Bond. To the fullest extent permitted by applicable law, each Credit Party waives the requirement to post any bond or furnish any security for costs that otherwise may be required of any Secured Party in connection with any judicial proceeding to enforce such Secured Party’s rights to payment hereunder, security interest in or other rights to the Collateral or in connection with any other legal or equitable action or proceeding arising out of, in connection with, or related to this Agreement and the other Credit Documents to which it is a party.

13.13 Waiver of Immunity. To the extent that any Borrower has, or hereafter may be entitled to claim or may acquire, for itself, any Collateral or other assets of the Credit Parties, any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, any Collateral or any other assets of the Credit Parties, such Borrower hereby waives such immunity in respect of its obligations hereunder and any other Credit Document to the fullest extent permitted by applicable Requirements of Law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 13.13 shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.

13.14 Currency of Payment. (a) Each payment owing by any Borrower hereunder shall be made in the relevant currency specified herein or, if not specified herein, specified in any other Credit Document executed by the applicable Administrative Agent (the “Currency of Payment”) at the place specified herein (such requirement are of the essence of this Agreement). If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in a Currency of Payment into another currency, the parties hereto agree that the rate of exchange used shall be the Exchange Rate on the Business Day preceding that on which final judgment is given, for delivery two Business Days thereafter. The obligations in respect of any sum due hereunder to any Secured Party shall, notwithstanding any adjudication expressed in a currency other than the Currency of Payment, be discharged only to the extent that, on the Business Day following receipt by such Secured Party of any sum adjudged to be so due in such other currency, such Secured Party may, in accordance with normal banking procedures, purchase the Currency of Payment with such other currency. Each Borrower agrees that (a) if the amount of the Currency of Payment so purchased is less than the sum originally due to such Secured Party in the Currency of Payment, as a separate obligation and notwithstanding the result of any such adjudication, such Borrower shall immediately pay the shortfall (in the Currency of Payment) to such Secured Party and (b) if the amount of the Currency of Payment so purchased exceeds the sum originally due to such Secured Party, such Secured Party shall promptly pay the excess over to such Borrower in the currency and to the extent actually received.

(b) The Obligations owing to any Secured Party hereunder shall, notwithstanding any payment in a currency other than the Currency of Payment and notwithstanding any deemed conversion or replacement hereunder, be discharged only to the extent that, on the Business Day following receipt by such Secured Party of any amount in such other currency, such Secured Party may, in accordance with normal banking procedures, purchase the Currency of Payment with such other currency. Each Borrower agrees that (i) if the amount of the Currency of Payment so purchased is less than the sum originally due to such Secured Party in the Currency of Payment, as a separate obligation and notwithstanding the result of any such adjudication, such Borrower shall immediately pay the shortfall (in the Currency of Payment) to such Secured Party and (ii) if the amount of the Currency of Payment so purchased exceeds the sum originally due to such Secured Party, such Secured Party shall promptly pay the excess over to such Borrower in the currency and to the extent actually received.

13.15 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.16 Submission to Jurisdiction; Waivers; Service of Process. Each of Holdings, the Company and each Borrower hereby irrevocably and unconditionally:

(a) Submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof.

(b) Consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

(c) Other than the U.S. Borrowers, hereby irrevocably designates, appoints and empowers CT Corporation System (telephone number: 212-894-8600) (telecopy number: 212-894-8690) (address: 111 Eighth Avenue, New York, N.Y. 10011) (the “Process Agent”), in the case of any suit, action or proceeding brought in the United States as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Credit Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Person in care of the Process Agent at the Process Agent’s above address, and such Person hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each of Holdings, the Company and each Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or such Person at its address specified in Section 13.2. Each of Holdings, Intermediate Holdings, the Company and each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 13.2 or at such other address of which the Administrative Agents shall have been notified pursuant thereto.

(e) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(f) Waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.16 any special, exemplary, punitive or consequential damages.

13.17 Acknowledgments. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) neither any Administrative Agent nor the Collateral Agent nor any Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between each Administrative Agent the Collateral Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

13.18 WAIVERS OF JURY TRIAL. EACH BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.19 Confidentiality. Each Administrative Agent and each Lender shall hold all non-public information furnished by or on behalf of any Borrower in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender or such Administrative Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Lender’s or such Administrative Agent’s attorneys, professional advisors or independent auditors or Affiliates, provided that unless specifically prohibited by applicable law or court order, each Lender and each Administrative Agent shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information, and provided that in no event shall any Lender or any Administrative Agent be obligated or required to return any materials furnished by any Borrower or any Subsidiary of a Borrower. Each Lender and each Administrative Agent agrees that it will not provide to prospective Transferees or to prospective direct or indirect contractual counterparties in swap agreements to be entered into in connection with Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 13.19.

13.20 Citigroup Direct Website Communications.

(a) Delivery. (i) Any Borrower may, at its option, provide to any Administrative Agent any information, documents and other materials that it is obligated to furnish to such Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under the Credit Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under the Credit Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of the Credit Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to such Administrative Agent to oploanswebadmin@citigroup.com. Nothing in this Section 13.20 shall prejudice the right of any Borrower, the Administrative Agents or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

(ii) Each Administrative Agent agrees that the receipt of the Communications by the such Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to such Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the applicable Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(b) Posting. The Borrowers further agree that the Administrative Agents may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform is limited (i) to the Agents and the Lenders and (ii) remains subject the confidentiality requirements set forth in Section 13.19.

(c) The Platform is provided “as is” and “as available.” The Agent Parties do not warrant the accuracy or completeness of the Communications, or the adequacy of the platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Parties in connection with the Communications or the platform. In no event shall any Administrative Agent, the Collateral Agent or any of their respective affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability to any Borrower, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or any Administrative Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.

13.21 USA PATRIOT Act. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act.

13.22 Stamp Act, 1949 of Malaysia. For the purposes of Section 4(3) and Item 27 of the First Schedule to the Stamp Act, 1949 of Malaysia, this Agreement shall be deemed to be the principal instrument and security to secure the payment of a foreign currency loan of the aggregate principal amount of up to U.S. Dollars Nine Hundred and Seventy-Five Million ($975,000,000/-), of which a Ringgit tranche of the aggregate principal amount of up to Ringgit Seventy-Six Million Three Hundred and Sixty Thousand (RM76,360,000/-) forms part, and the Security Documents are deemed to be secondary instruments.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

AVAGO TECHNOLOGIES FINANCE PTE. LTD.

By:	/s/ Adam H. Clammer
	Name:	Adam H. Clammer
	Title:	Director

AVAGO TECHNOLOGIES HOLDING PTE. LTD.

By:	/s/ Adam H. Clammer
	Name:	Adam H. Clammer
	Title:	Director

AVAGO TECHNOLOGIES FINANCE S.À.R.L.

By:	/s/ Adam H. Clammer
	Name:	Adam H. Clammer
	Title:	Manager

AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC.

By:	/s/ Adam H. Clammer
	Name:	Adam H. Clammer
	Title:	President

AVAGO TECHNOLOGIES U.S. INC.

By:	/s/ Adam H. Clammer
	Name:	Adam H. Clammer
	Title:	President

AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.)

By:	/s/ Adam H. Clammer
	Name:	Adam H. Clammer
	Title:	Director

[CREDIT AGREEMENT SIGNATURE PAGE]

CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent, Collateral Agent, and Lender

By:	/s/ David J. Windnam
	Name:	David J. Windnam
	Title:	Vice President

CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent

By:	/s/ Alan Hiraksws
	Name:	Alan Hiraksws
	Title:	Managing Director

CITIBANK N.A., SINGAPORE BRANCH, as Lender and Letter of Credit Issuer

By:	/s/ David J. Windnam
	Name:	David J. Windnam
	Title:	Vice President

CITIBANK BERHAD, as Lender

By:	/s/ Yap Chee Fatt
	Name:	Yap Chee Fatt
	Title:	Vice President

[CREDIT AGREEMENT SIGNATURE PAGE]

LEHMAN COMMERCIAL PAPER INC., as Lender

By:	/s/ Laurie B. Porter
	Name:	Laurie B. Porter
	Title:	Senior Vice President

LEHMAN BROTHERS INC., as Joint Lead Arranger and as Syndication Agent

By:	/s/ Laurie B. Porter
	Name:	Laurie B. Porter
	Title:	Senior Vice President

[CREDIT AGREEMENT SIGNATURE PAGE]

CREDIT SUISSE, Cayman Islands Branch, as Documentation Agent and Lender

By:	/s/ Alain Daoust
	Name:	Alain Daoust
	Title:	Director

By:	/s/ James Neira
	Name:	James Neira
	Title:	Associate

CREDIT SUISSE, Singapore Branch, as Lender

By:	/s/ Christine Knight
	Name:	Christine Knight
	Title:	Director

By:	/s/ Richard Gob
	Name:	Richard Gob
	Title:	Vice President

[CREDIT AGREEMENT SIGNATURE PAGE]

EXHIBIT C

Execution Version

GUARANTEE1

GUARANTEE dated as of December 1, 2005, by each of the signatories listed on the signature pages hereto (as designated on such signature pages as a “Singaporean Guarantor”, “U.S. Guarantor”, “Malaysian Guarantor”, “Labuan Guarantor”, “Dutch Guarantor”, “Japanese Guarantor”, “Canadian Guarantor”, “Mexican Guarantor”, “U.K. Guarantor”, “German Guarantor” or “Italian Guarantor”) and each of the other entities that becomes a party hereto pursuant to Section 22 hereof (together with the Singaporean Guarantors, the U.S. Guarantors, the Malaysian Guarantor, the Dutch Guarantors, the Japanese Guarantor, the Canadian Guarantor, the Mexican Guarantor, the U.K. Guarantor, the German Guarantor and the Italian Guarantor, the “Guarantors” and individually, a “Guarantor”), in favor of the Collateral Agent for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Borrowers are party to the Credit Agreement, dated as of December 1, 2005 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among AVAGO TECHNOLOGIES FINANCE PTE. LTD. (company registration number 200512223N), a Singapore limited company (the “Singaporean Borrower” or the “Company”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES HOLDING PTE. LTD. (company registration number 200512203H), a Singapore limited company (“Holdings”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES LIMITED, formerly known as Avago Technologies Pte. Limited (company registration number 200510713C), a Singapore limited company (“Avago” or “Parent”), AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”), AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., a Delaware corporation (“U.S. Wireless”), AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, the “U.S. Borrowers” and each a “U.S. Borrower”, and together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, the “Borrowers”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent and CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent, pursuant to which, among other things, the Lenders have severally agreed to make Loans to the Borrowers and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Borrowers (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with one or more of the Borrowers;

[1]	TO BE EXECUTED OUTSIDE OF ITALY

WHEREAS, each Guarantor is a direct or indirect wholly-owned Subsidiary or an Affiliate, as the case may be, of the Borrowers;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrowers to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrowers under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce each Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders and Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrowers under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with one or more of the Borrowers, the Guarantors hereby agree with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

1.	Defined Terms.

(a)      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)      As used herein, the term “Corresponding Obligations” shall have the meaning as provided in Section 6(a).

(c)      As used herein, the term “Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by any Borrower under the Credit Agreement or any other Credit Documents in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of any Borrower or any other Credit Party to any of the Secured Parties under the Credit Agreement and any other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the

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Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this Guarantee or the other Credit Documents, (iv) the due and punctual payment and performance of all obligations of each Credit Party under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the applicable Administrative Agent or its affiliates arising from or in connection with (a) treasury, depositary, cash management services, (b) automated clearinghouse transfer of funds or (c) employee credit card programs of up to the U.S. Dollar Equivalent of $5,000,000.

(d)      As used herein, the term “Parallel Debt” shall have the meaning as provided in Section 6(a).

(e)      As used herein, the term “Secured Parties” shall mean, collectively, (i) the Lenders, (ii) each Administrative Agent, (iii) the Collateral Agent, (iv) the Letter of Credit Issuer, (v) the Swingline Lender, (vi) the Syndication Agent, (vii) the Documentation Agent, (viii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (ix) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Agreement or any document executed pursuant thereto and (x) any successors, indorsees, transferees and assigns of each of the foregoing.

(f)      References to “Lenders” in this Guarantee shall be deemed to include affiliates of Lenders that may from time to time enter into Hedge Agreements with one or more of the Borrowers.

(g)      The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section references are to Sections of this Guarantee unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(h)      The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.	Guarantee.

(a)      Subject to the provisions of Section 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Collateral Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (other than, if such Guarantor is also a Borrower, such Guarantor’s own Obligations).

(b)      Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each U.S. Guarantor hereunder and under the other

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Credit Documents shall in no event exceed the amount that can be guaranteed by such U.S. Guarantor under the Bankruptcy Code or any applicable laws relating to the insolvency of debtors.

(c)      Each Guarantor further agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Administrative Agent or the Collateral Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee.

(d)      Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of any Administrative Agent or the Collateral Agent or any other Secured Party hereunder.

(e)      No payment or payments made by any of the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by any Administrative Agent or the Collateral Agent or any other Secured Party from any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letters of Credit shall be outstanding.

(f)      Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Administrative Agent or the Collateral Agent or any other Secured Party on account of its liability hereunder, it will notify the applicable Administrative Agent or Collateral Agent in writing that such payment is made under this Guarantee for such purpose.

3.      Limitation of U.K. Guarantors. The U.K. Guarantor shall not have any obligation or liability under this Guarantee (or any part hereof) the inclusion of which in this Guarantee would constitute unlawful financial assistance for the purposes of Section 151 and 152 of the Companies Act 1985 and such obligation or liability shall be specifically excluded.

4.	Limitation of Guarantees – German Guarantor.

(a)      Except as otherwise provided for in subsections (c), (d), (e) and (g) below, the applicable Administrative Agent or the Collateral Agent agrees not to enforce this Guarantee or any obligation of the German Guarantor under the Credit Documents (for the purposes of this Section 4, collectively, the “Claims”) against the German Guarantor if and to the extent that such enforcement would otherwise result in the German Guarantor’s net assets (Eigenkapital within

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the meaning of Section 266 para 3 A of the German Commercial Code (Handelsgesetzbuch)) falling below the amount of its stated share capital (Stammkapital) or increase any existing capital impairment (Begründung oder Vertiefung einer Unterbilanz) within the meaning of Sections 30 and 31 of the Act on Limited Liability Companies (GmbHG) of Germany. In calculation of the net assets and the stated share capital any Loans and other contractual liabilities incurred by the German Guarantor in violation of the Credit Documents or any increases of the stated share capital of the German Guarantor in violation of the Credit Documents shall be disregarded. Any recourse claim of the German Guarantor against its affiliated companies shall not be regarded as an asset in determining the German Guarantor’s net assets, if and to the extent that the German Guarantor provides evidence, to the reasonable satisfaction of the Administrative Agents, that such recourse claim is of no value (nicht werthaltig).

(b)      If and to the extent legally permissible and commercially justifiable in respect of the German Guarantor’s business, the German Guarantor shall, following the receipt of an Enforcement Notice (as defined below), if and to the extent:

  (i)      it does not have sufficient assets to allow an enforcement of any collateral in accordance with Section 4(a); and

  (ii)     any Administrative Agent or the Collateral Agent would (but for this paragraph) be entitled to enforce the Claims granted hereunder,

realise any and all of its assets that are shown in the balance sheet with a book value (Buchwert) which is substantially lower than the market value of such assets, and which are not essentially necessary for the German Guarantor’s business (betriebsnotwendig).

(c)      The limitations set out in Section 4(a) shall only apply if and to the extent that the German Guarantor evidences by providing the Collateral Agent:

  (i)        within ten (10) Business Days following a notice by the Collateral Agent to the Company of its intention to enforce the Claims (for purposes of this Section 4, the “Enforcement Notice”), with a written confirmation by the managing director(s) on behalf of the German Guarantor specifying if and to what extent Claims granted hereunder cannot be enforced as it would cause the net assets of the German Guarantor to fall below the amount of its stated share capital (supported by evidence further specified in the last paragraph of this paragraph (c)) (for purposes of this Section 4, the “Management Determination”) and the Administrative Agents have not contested this Management Determination and argued that no or a lesser amount would be necessary to maintain the German Guarantor’s stated share capital; or

  (ii)      within thirty (30) Business Days after the date on which the Collateral Agent have contested the Management Determination, with a written confirmation (Bescheinigung aufgrund prüferischer Durchsicht) by the German Guarantor’s statutory auditor (Abschlussprüfer) (for purposes of this Section 4, the “Auditor’s Determination”) with respect to the financial statements provided to the Collateral Agent pursuant to the next paragraph.

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The Management Determination shall be supported by (i) a list of Loans drawn by, or on-lent or passed on to, the German Guarantor pursuant to Section 4(g) below, and (ii) evidence reasonably satisfactory to the Collateral Agent showing the amount of the net assets and the stated share capital of the German Guarantor.

(d)      If the Collateral Agent disagree with the Auditor’s Determination, the Collateral Agent shall be entitled to enforce the Claims up to the amount which is undisputed between itself and the German Guarantor in accordance with the provisions of Section 4(a) above. In relation to the amount which is disputed, the Collateral Agent shall be entitled to further pursue its claims (if any) and the German Guarantor shall be entitled to defend itself in court and to prove that this amount is necessary for maintaining its stated share capital (calculated as of the date that the Enforcement Notice was given). If, after it has been provided with an Auditor’s Determination which prevented it from the enforcement of the security interest, the Collateral Agent ascertain in good faith that the financial condition of the German Guarantor has substantially improved (in particular if the German Guarantor has taken any action in accordance with Section 4(b) above), the Collateral Agent may, at the German Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the German Guarantor by the auditors having prepared the Auditor’s Determination in order for such auditors to determine whether (and if so, to what extent) an enforcement would not lead to the German Guarantor’s net assets falling below the amount of its stated share capital.

(e)      If any enforcement action was taken without limitation because the Management Determination and/or the Auditor’s Determination (as the case may be) was not delivered within the relevant time frame, the Collateral Agent shall repay to the German Guarantor any amount which is necessary to maintain its stated share capital, calculated as of the date that the Enforcement Notice was given.

(f)      In addition, the Claims shall not be enforced if and to the extent that such enforcement would lead to a breach of the prohibition of insolvency causing intervention (Verbot des existenzvernichtenden Eingriffs) by depriving the German Guarantor of the liquidity necessary to fulfill its financial liabilities to its creditors.

(g)      Notwithstanding paragraphs (a) through (f) above, the Collateral Agent shall be entitled to enforce the Claims without any limitation if and to the extent the Claims secure or correspond to loans or portions of loans drawn under the Credit Agreement (x) by the German Guarantor itself or (y) any Borrower or any of its affiliates to the extent the funds will be on-lent, passed on or otherwise made available to the German Guarantor, to the extent outstanding at the level of the German Guarantor and including interest and fees accrued thereon and unpaid by the German Guarantor as of the date that the Enforcement Notice was given.

5.	Limitation of Guarantee – Italian Guarantor.

(a)      The Italian Guarantor acknowledges that this is not a surety (fideiusssione).

(b)      Any term or provision of this Guarantee or any other Credit Document to the contrary notwithstanding, the liability of the Italian Guarantor shall in no case exceed the

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lower of (i) Euro [            ] being 100 per cent. of the principal aggregate amount made available through one or more inter-company loans to the Italian Guarantor by the Avago Technologies Holdings B.V. using the proceeds advanced to the latter under the Extension of Credit and (ii) the amount of such inter-company loans still outstanding at the time of the enforcement of the Guarantee.

6.	Parallel Debt.

(a)      Each of the Dutch Guarantors hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent an amount equal to the aggregate amount payable by such Dutch Guarantor in respect of its Obligations, to the extent they consist of monetary payment obligations (the “Corresponding Obligations”), as they may exist from time to time. The payment undertaking of each of the Dutch Guarantors to the Collateral Agent under this Section 6 is hereinafter to be referred to as the “Parallel Debt”.

(b)      The Parallel Debt of each of the Dutch Guarantors will become due and payable (opeisbaar) as and when one or more of the Corresponding Obligations of the relevant Dutch Guarantor become due and payable.

(c)      Each of the parties hereto hereby acknowledges that:

  (i)      the Parallel Debt constitutes an undertaking, obligation and liability of each of the Dutch Guarantors to the Collateral Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations; and

  (ii)     the Parallel Debt represents the Collateral Agent own separate and independent claim (eigen en zelfstandige vordering) to receive payment of the Parallel Debt from each of the Dutch Guarantors, it being understood, in each case, that pursuant to subsection (a) of this Section 6 the amount which may become payable by the relevant Dutch Guarantor as its Parallel Debt shall never exceed the total of the amounts which are payable under the Corresponding Obligations of the Collateral Agent.

(d)      For the avoidance of doubt, the parties hereto confirm that in accordance with subsections (a) and (c) of this Section 6 the claim of the Collateral Agent against each of the Dutch Guarantors in respect of the Parallel Debt and the claims of anyone or more of the Secured Parties against each of the Dutch Guarantors in respect of the Corresponding Obligations payable by the relevant Dutch Guarantor to such Secured Parties do not constitute common property (gemeenschap) within the meaning of article 3:166 of the Dutch Civil Code and that the provisions relating to common property shall not apply. If, however, it shall be held that such claim of the Collateral Agent and such claims of anyone or more of the Secured Parties do constitute common property and the provisions relating to common property do apply, the parties hereto agree that the Credit Documents shall constitute the administration agreement (beheersregeling) within the meaning of article 3:168 of the Dutch Civil Code.

7.      Financial Assistance. Any term or provision of this Guarantee or any other Credit Document to the contrary notwithstanding, to the extent that applicable Requirements of Law prohibit any Guarantor from providing any Guarantee or collateral security in respect of loans or other financial accommodations made to finance in whole or in part the

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acquisition of the capital stock, then the Obligations of such Guarantor shall be deemed not to include that portion of the Obligations of the Borrowers (other than the U.S. Borrowers) that are applied for the purpose of acquiring the capital stock of such Guarantor. No Guarantor shall have any obligations under this Guarantee to the extent such obligations would be in conflict with the Dutch financial assistance prohibitions contained in clause 2:207c of the Dutch Civil Code. The UK Guarantor shall not have any obligation or liability under this Guarantee the inclusion of which in this Guarantee (or any part thereof) would constitute unlawful financial assistance within the meaning of Section 151 and 152 of the Companies Act 1985.

8.      Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Subject to the terms of this Guarantee, each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 8 hereof. The provisions of this Section 6 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

9.      Right of Set-off. In addition to any rights and remedies of the Secured Parties provided by law, each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time following the occurrence and during the continuance of an Event of Default without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor. Each Secured Party shall notify such Guarantor promptly of any such set-off and the appropriation and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.      No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights (or if subrogated by operation of law, such Guarantor hereby waives such rights to the extent permitted by applicable law) of the Collateral Agent or any other Secured Party against any of the Borrowers or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any of the Borrowers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the other Secured Parties by the Credit Parties on account of the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letters of Credit shall be outstanding. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time

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when all the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether due or to become due, in such order as the Collateral Agents may determine; provided, however, that nothing herein shall be effective to create a charge or other security interest over any such amount held by such Guarantor whether or not requiring registration under the Companies Act, Chapter 50 of Singapore or any equivalent legislation in any other jurisdiction or any other statutory provision whatsoever anywhere.

11.      Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the applicable Administrative Agent or the Collateral Agent or any of its respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the applicable Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement or documents entered into with the applicable Administrative Agent or any of its respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Borrower or any Guarantor or any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Borrower or any Guarantor or any other person or any release of any Borrower or any Guarantor or any other person shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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12.	Guarantee Absolute and Unconditional.

(a)      Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon this Guarantee or acceptance of this Guarantee, the Obligations or any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee; and all dealings between any Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. To the fullest extent permitted by applicable law, each Guarantor waives diligence, promptness, presentment, protest and notice of protest, demand for payment or performance, notice of default or nonpayment, notice of acceptance (including in the case of any Mexican Guarantor, any right to which it may be entitled to the extent applicable under Articles 2813, 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2827, 2830 (subject to the exceptions provided therein), 2836, 2837 (subject to the exceptions provided therein, to the extent the Obligations (for which such Guarantor is liable pursuant to limitations outlined in Section 3 above) are not paid in full), 2845, 2846 and 2848 of the Mexican Federal Civil Code and the corresponding and related provisions in the Civil Codes of the different states of Mexico), and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrowers or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Credit Document, any Letter of Credit, any Hedge Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Administrative Agent or the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any Borrower against any Administrative Agent or the Collateral Agent or any other Secured Party or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent and any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Administrative Agent or the Collateral Agent and the other Secured Parties against such Guarantor.

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(b)      This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, the Commitments thereunder shall be terminated and no Letters of Credit thereunder shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any Obligations.

(c)      A Guarantor shall automatically be released from its obligations hereunder and the Guarantee of such Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement, as a result of which such Guarantor ceases to be a Subsidiary Guarantor.

(d)      Each Canadian Guarantor hereby waives the benefits of division and discussion.

13.      Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

14.      Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in U.S. Dollars at the Collateral Agent’s Office.

15.      Representations and Warranties; Covenants.

(a)      Each Guarantor hereby represents and warrants that the representations and warranties set forth in Section 8 of the Credit Agreement as of the Closing Date, as they relate to such Guarantor (and to the extent such representations and warranties are relevant in the jurisdiction of organization of such Guarantor) or in the other Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

(b)      Each Guarantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that, from and after the date of this Guarantee until the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 9 or Section 10 of the Credit Agreement and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

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(c)      Each Guarantor hereby represents and warrants that (i) this Guarantee and the other Credit Documents and the transactions contemplated hereby and thereby constitute private civil and commercial acts (and not public or governmental acts) of such Guarantor, and such Guarantor is subject to private civil and commercial law with respect to its obligations under the Credit Documents and (ii) such Guarantor is not entitled to any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, any Collateral or any other assets of the Credit Parties (including any legal process to enforce any Security Document or any other Credit Document or to collect the Obligations). Without limiting the generality of the foregoing, the waivers set forth in this Section 13(c) shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.

16.      Authority of the Collateral Agent.

(a)      The Collateral Agent enters into this Guarantee in its capacity as agent for the Secured Parties from time to time. The rights and obligations of the Collateral Agent under this agreement at any time are the rights and obligations of the Secured Parties at that time. Each of the Secured Parties has (subject to the terms of the Credit Documents) a several entitlement to each such right, and a several liability in respect of each such obligation, in the proportions described in the Credit Documents. The rights, remedies and discretions of the Secured Parties, or any of them, under this Guarantee may be exercised by the Collateral Agent. No party to this Guarantee is obliged to inquire whether an exercise by the Collateral Agent of any such right, remedy or discretion is within the Collateral Agent’s authority as agent for the Secured Parties.

(b)      Each party to this Guarantee acknowledges and agrees that any changes (in accordance with the provisions of the Credit Documents) in the identity of the persons from time to time comprising the Secured Parties gives rise to an equivalent change in the Secured Parties, without any further act. Upon such an occurrence, the persons then comprising the Secured Parties are vested with the rights, remedies and discretions and assume the obligations of the Lender under this Guarantee (as described in Section 3 and Section 4 above). Each party to this agreement irrevocably authorizes the Collateral Agent to give effect to the change in Lender contemplated in this Section 14(b) by countersigning an Assignment and Acceptance.

17.      Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Singaporean Borrower at the Singaporean Borrower’s address set forth in Section 13.2 of the Credit Agreement.

18.      Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Guarantee signed by all the parties shall be lodged with the Collateral Agent and the Company.

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19.      Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

20.      Integration. This Guarantee together with the other Credit Documents represents the agreement of each Guarantor and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

21.      Amendments in Writing; No Waiver; Cumulative Remedies.

(a)      None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.1 of the Credit Agreement.

(b)      Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 19(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or any Secured Party would otherwise have on any future occasion.

(c)      The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

22.      Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

23.      Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Collateral Agent.

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24.      Additional Guarantors. Each Subsidiary of Holdings or the Company that is required to become a party to this Guarantee pursuant to Section 9.11 of the Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guarantee shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

25.      WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

26.      Submission to Jurisdiction; Waivers; Service of Process. Each Guarantor hereby irrevocably and unconditionally:

  (a)      submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

  (b)      consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

  (c)      each Guarantor, other than the U.S. Guarantors, hereby irrevocably designates, appoints and empowers CT Corporation System (telephone number: 212-894-8600) (telecopy number: 212-894-8690) (address: 111 Eighth Avenue, New York, N.Y. 10011) (for purposes of this Section 24, the “Process Agent”), in the case of any suit, action or proceeding brought in the United States as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Guarantee or any other Credit Document;

  (d)      agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor in care of the Process Agent at the Process Agent’s above address, and such Person hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf;

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  (e)      as an alternative method of service, irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or such Person at its address referred to in Section 15 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

  (f)      agrees that a final judgment in any such action or proceeding shall be conclusive and consents to the enforcement in other jurisdictions by suit on the judgment or in any other manner provided by law;

  (g)      agrees that nothing herein shall affect the right of any Administrative Agent or the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of any Administrative Agent or the Collateral Agent or any other Secured Party to sue in any other jurisdiction; and

  (h)      waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.

27.        Currency of Payment. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in a Currency of Payment into another currency, the parties hereto agree that the rate of exchange used shall be the Exchange Rate on the Business Day preceding that on which final judgment is given, for delivery two Business Days thereafter. The obligations in respect of any sum due hereunder to any Secured Party shall, notwithstanding any adjudication expressed in a currency other than the Currency of Payment, be discharged only to the extent that, on the Business Day following receipt by such Secured Party of any sum adjudged to be so due in such other currency, such Secured Party may, in accordance with normal banking procedures, purchase the Currency of Payment with such other currency. Each Borrower agrees that (a) if the amount of the Currency of Payment so purchased is less than the sum originally due to such Secured Party in the Currency of Payment, as a separate obligation and notwithstanding the result of any such adjudication, such Borrower shall immediately pay the shortfall (in the Currency of Payment) to such Secured Party and (b) if the amount of the Currency of Payment so purchased exceeds the sum originally due to such Secured Party, such Secured Party shall promptly pay the excess over to such Borrower in the currency and to the extent actually received.

28.        Use of English Language. This Guarantee has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Guarantee (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English language translation thereof, and the English language version of any such document and communication shall control for all purposes under this Guarantee.

29.        Stamp Duty Declaration. For the purposes of Section 4(3) and Item 27 of the First Schedule to the Stamp Act, 1949 of Malaysia, the Credit Agreement shall be deemed to be the principal instrument and security to secure the payment of a foreign currency loan of the aggregate principal amount of up to United States Dollars Nine Hundred and Seventy-Five

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Million (US$975,000,000/-), of which a Ringgit tranche of the aggregate principal amount of up to Ringgit Seventy-Six Million Three Hundred and Sixty Thousand (RM76,360,000/-) forms part, and this Guarantee is deemed to be a secondary instrument.

30.        GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

Avago Technologies Holding Pte. Ltd., as Singaporean Guarantor

The Common Seal of AVAGO TECHNOLOGIES HOLDING PTE. LTD. was hereunto affixed

Name:
Title:	Director

Name:
Title:	[Director][Secretary]
[Authorised Signatory]

Avago Technologies Finance Pte. Ltd., as Singaporean Guarantor

The Common Seal of AVAGO TECHNOLOGIES FINANCE PTE. LTD. was hereunto affixed

Name:
Title:	Director

Name:
Title:	[Director][Secretary]
[Authorised Signatory]

[SIGNATURE PAGE TO GUARANTEE]

Avago Technologies General IP (Singapore) Pte. Ltd., as Singaporean Guarantor

The Common Seal of AVAGO TECHNOLOGIES GENERAL IP (SINGAPORE) PTE. LTD. was hereunto affixed

Name:
Title:	Director

Name:
Title:	[Director][Secretary]
[Authorised Signatory]

Avago Technologies ECBU IP (Singapore) Pte. Ltd., as Singaporean Guarantor

The Common Seal of AVAGO TECHNOLOGIES ECBU IP (SINGAPORE) PTE. LTD. was hereunto affixed

Name:
Title:	Director

Name:
Title:	[Director][Secretary]
[Authorised Signatory]

[SIGNATURE PAGE TO GUARANTEE]

Avago Technologies Manufacturing (Singapore) Pte. Ltd., as Singaporean Guarantor

The Common Seal of AVAGO TECHNOLOGIES MANUFACTURING (SINGAPORE) PTE. LTD. was hereunto affixed

Name:
Title:	Director

Name:
Title:	[Director][Secretary]
[Authorised Signatory]

Avago Technologies International Sales Pte. Limited, as Singaporean Guarantor

The Common Seal of AVAGO TECHNOLOGIES INTERNATIONAL SALES PTE. LIMITED was hereunto affixed

Name:
Title:	Director

Name:
Title:	[Director][Secretary]
[Authorised Signatory]

[SIGNATURE PAGE TO GUARANTEE]

Avago Technologies Wireless IP (Singapore) Pte. Ltd., as Singaporean Guarantor

The Common Seal of AVAGO TECHNOLOGIES WIRELESS IP (SINGAPORE) PTE. LTD. was hereunto affixed

Name:
Title:	Director

Name:
Title:	[Director][Secretary]
[Authorised Signatory]

Avago Technologies Imaging IP (Singapore) Pte. Ltd., as Singaporean Guarantor

The Common Seal of AVAGO TECHNOLOGIES IMAGING IP (SINGAPORE) PTE. LTD. was hereunto affixed

Name:
Title:	Director

Name:
Title:	[Director][Secretary]
[Authorised Signatory]

[SIGNATURE PAGE TO GUARANTEE]

Avago Technologies Enterprise IP (Singapore) Pte. Ltd., as Singaporean Guarantor

The Common Seal of AVAGO TECHNOLOGIES ENTERPRISE IP (SINGAPORE) PTE. LTD. was hereunto affixed

Name:
Title:	Director

Name:
Title:	[Director][Secretary]
[Authorised Signatory]

Avago Technologies Storage IP (Singapore) Pte. Ltd., as Singaporean Guarantor

The Common Seal of AVAGO TECHNOLOGIES STORAGE IP (SINGAPORE) PTE. LTD. was hereunto affixed

Name:
Title:	Director

Name:
Title:	[Director][Secretary]
[Authorised Signatory]

[SIGNATURE PAGE TO GUARANTEE]

Avago Technologies Fiber IP (Singapore) Pte. Ltd., as Singaporean Guarantor

The Common Seal of AVAGO TECHNOLOGIES FIBER IP (SINGAPORE) PTE. LTD. was hereunto affixed

Name:
Title:	Director

Name:
Title:	[Director][Secretary]
[Authorised Signatory]

Avago Technologies Wireless (U.S.A.) Manufacturing Inc., as U.S. Guarantor

By:
Name:
Title:

Avago Technologies Imaging (U.S.A.) Inc., as U.S. Guarantor

By:
Name:
Title:

Avago Technologies Storage (U.S.A.) Inc., as U.S. Guarantor

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTEE]

Avago Technologies U.S. Inc., as U.S. Guarantor

By:
Name:
Title:

Avago Technologies Wireless (U.S.A.) Inc., as U.S. Guarantor

By:
Name:
Title:

Avago Technologies U.S. R&D Inc., as U.S. Guarantor

By:
Name:
Title:

Avago Technologies (Malaysia) Sdn. Bhd. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), as Malaysian Guarantor

Name:
Title:	Director

Avago Technologies Wireless Holding (Labuan) Corporation (Company No. LL05008), as Labuan Guarantor

Name:
Title:	Director

[SIGNATURE PAGE TO GUARANTEE]

Avago Technologies Imaging Holding (Labuan) Corporation (Company No. LL05006), as Labuan Guarantor

Name:
Title:	Director

Avago Technologies Fiber Holding (Labuan) Corporation (Company No. LL05009), as Labuan Guarantor

Name:
Title:	Director

Avago Technologies Storage Holding (Labuan) Corporation (Company No. LL05007), as Labuan Guarantor

Name:
Title:	Director

Avago Technologies Enterprise Holding (Labuan) Corporation (Company No. LL05005), as Labuan Guarantor

Name:
Title:	Director

[SIGNATURE PAGE TO GUARANTEE]

Avago Technologies Holdings B.V., as Dutch Guarantor

By:
Name:
Title:

Avago Technologies Japan Ltd., as Japanese Guarantor

By:
Name:
Title:

Avago Technologies Canada Corporation, as Canadian Guarantor

By:
Name:
Title:

Avago Technologies Mexico, S. de R.L. de C.V., as Mexican Guarantor

By:
Name:
Title:

Avago Technologies U.K. Ltd., as U.K. Guarantor

By:
Name:
Title:

Avago Technologies GmbH, as German Guarantor

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTEE]

Avago Technologies Italy S.r.l., as Italian Guarantor

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTEE]

Citicorp North America, Inc., as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTEE]

ANNEX A TO

THE GUARANTEE

SUPPLEMENT NO. [    ] dated as of [            ] to the GUARANTEE dated as of December 1, 2005, among each of the Guarantors listed on the signature pages thereto (each such subsidiary individually, a “Guarantor” and, collectively, the “Guarantors”), and CITICORP NORTH AMERICA, INC., as Collateral Agent for the lenders (the “Lenders”) from time to time parties to the Credit Agreement referred to below.

A.        Reference is made to the Credit Agreement, dated as of December 1, 2005 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among AVAGO TECHNOLOGIES FINANCE PTE. LTD. (company registration number 200512223N), a Singapore limited company (the “Singaporean Borrower” or the “Company”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES HOLDING PTE. LTD. (company registration number 200512203H), a Singapore limited company (“Holdings”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES LIMITED, a Singapore limited company (“Avago” or “Parent”), AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”), AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., a Delaware corporation (“U.S. Wireless”), AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, the “U.S. Borrowers” and each a “U.S. Borrower”, and together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, the “Borrowers”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent and CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent.

B.        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.

C.        The Guarantors have entered into the Guarantee in order to induce the Collateral Agent, the Syndication Agent and the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Borrower. Section 9.11 of the Credit Agreement and Section 22 of the Guarantee provide that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and each New Guarantor agrees as follows:

SECTION 1. In accordance with Section 22 of the Guarantee, each New Guarantor by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee shall be deemed to include each New Guarantor. The Guarantee is hereby incorporated herein by reference.

SECTION 2. Each New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Borrower and the Collateral Agent. This Supplement shall become effective as to each New Guarantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Guarantor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each New Guarantor shall be given to it in care of the Singaporean Borrower at the Singaporean Borrower’s address set forth in Section 13.2 of the Credit Agreement.

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SECTION 8. Each New Guarantor agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Collateral Agent.

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IN WITNESS WHEREOF, each New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

Citicorp North America, Inc., as Collateral Agent

By:
Name:
Title:

EXHIBIT D

EXECUTION

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING

by and from

AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., “Grantor”

in favor of

The Public Trustee in and for the County of Larimer, State of Colorado, as Trustee,

“Trustee”

for the benefit of

Citicorp North America, Inc., in its capacity as Collateral Agent, “Beneficiary”

Dated as of December 1, 2005

County:	Larimer
State:	Colorado

Grantor’s Employee Identification No: 20-3514362

Grantor’s Organizational Identification No: DE4034601

THE SECURED PARTY (BENEFICIARY) DESIRES THIS FIXTURE FILING

TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE

DESCRIBED HEREIN.

PREPARED BY, RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

Weil, Gotshal & Manges LLP

1395 Brickell Avenue

Suite 1200

Miami, Florida 33131

Attention: Beatriz Azcuy, Esq.

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Deed of Trust”) is dated as of December 1, 2005 and is made and delivered by AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., a Delaware corporation (“Grantor”), whose address is 350 W. Trimble Road, San Jose, CA 95131-1008 to THE PUBLIC TRUSTEE IN AND FOR THE COUNTY OF LARIMER, STATE OF COLORADO, having an address at 315 West Oak Street, Room 400, Fort Collins, CO 80521, as Trustee (“Trustee”) for the benefit of CITICORP NORTH AMERICA, INC., a Delaware corporation, as beneficiary, assignee and secured party, in its capacity as Collateral Agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, “Collateral Agent”; Collateral Agent, together with its successors and assigns, “Beneficiary”) having an address at 2 Penns Way, Suite 110, New Castle, Delaware 19720.

RECITALS:

WHEREAS, pursuant to a Credit Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Grantor, the other Borrowers thereunder (collectively, the “Borrowers”), Citicorp North America, Inc., as Tranche B-1 Term Loan Administrative Agent and Collateral Agent, Citicorp International Limited (Hong Kong), as Asian Administrative Agent, Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Lead Bookrunner, Lehman Brothers Inc., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent, Credit Suisse, as Documentation Agent, and the Lenders from time to time parties thereto, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, Grantor will derive substantial direct and indirect benefits from the making of the Extensions of Credit (as defined in the Guarantee) available to the Borrowers pursuant to the Credit Agreement and, accordingly, Grantor has guaranteed the obligations of the Borrowers (other than Grantor) under the Credit Agreement and the other Credit Documents pursuant to the terms of a Guarantee dated as of the date hereof by, inter alia, Grantor in favor of Collateral Agent for the benefit of the Secured Parties (as amended, supplemented or otherwise modified from time to time, the “Guarantee”);

WHEREAS, Grantor is the owner and holder of fee simple title in and to all of the real estate located in the County of Larimer and the State of Colorado, and more fully described in Exhibit A attached hereto (the “Land”), which Land forms a portion of the Property described below;

WHEREAS, in order to secure its obligations under the Credit Agreement, the Guarantee and the other Credit Documents to which Grantor is a party, Grantor has agreed to execute and deliver and perform its obligations under this Deed of Trust; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantor shall have executed and delivered this Deed of Trust to the Collateral Agent.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Tranche B-1 Term Loan Administrative Agent, the Asian Administrative Agent and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, Grantor hereby agrees with the Collateral Agent as follows:

ARTICLE 1

DEFINITIONS

Section 1.1    Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement. As used herein, the following terms shall have the following meanings:

(a)      “Indebtedness”: the Obligations (as defined in the Security Agreement). The Credit Agreement contains a revolving credit facility which permits the Borrowers to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Secured Parties, all upon satisfaction of certain conditions stated in the Credit Agreement. This Deed of Trust secures all advances and re-advances under the revolving credit feature of the Credit Agreement.

(b)      “Property”: All of Grantor’s right, title and interest in and to (1) the Land, together with any greater estate therein as hereafter may be acquired by Grantor, (2) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all accounts, general intangibles, instruments, documents and chattel paper, as such terms are defined in the UCC (as defined below), now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Property, together with all related security and other deposits (the “Leases”), (6) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Property (the “Rents”), (7) all other agreements, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Property (the “Property Agreements”), (8) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (9) all

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proceeds from insurance policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”), (10) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”) and (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); provided, however, the term “Property” shall exclude (i) any equipment to the extent it is subject to a Lien permitted by the Credit Agreement and the terms of the Indebtedness (as that term is defined in the Credit Agreement) secured by such Lien prohibit assignment of, or granting of a security interest in, Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, the term “Property” shall be deemed to include, and Grantor shall be deemed to have granted a security interest in all the rights and interests with respect to, such equipment; and (ii) any general intangibles, leases, licenses, concessions and other agreements to the extent the grant by Grantor of a security interest therein pursuant to this Deed of Trust (A) is prohibited by such general intangibles, leases, licenses, concessions or other agreements without the consent of any other party thereto, (B) would give any other party to any such general intangibles, leases, licenses, concessions or other agreements the right to terminate its obligations thereunder or (C) is permitted with consent if all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (A), (B) and (C) would be rendered ineffective pursuant to applicable law) (it being understood that the foregoing shall not be deemed to obligate Grantor to obtain such consents), provided, that the foregoing limitation in clause (ii) shall not affect, limit, restrict or impair the grant by Grantor of a security interest pursuant to this Deed of Trust in any account or any money or other amounts due or to become due under any such general intangibles, leases, licenses, concessions or other agreements. As used in this Deed of Trust, the term “Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(c)      “Security Agreement”: that certain Security Agreement dated as of the date hereof by and among Grantor, the other grantors party thereto, and Beneficiary, for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

(d)      “UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s security interest in any Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

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ARTICLE 2

GRANT

Section 2.1    Grant. To secure the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, Grantor GRANTS, MORTGAGES, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Trustee, IN TRUST WITH POWER OF SALE, FOR THE USE AND BENEFIT OF THE BENEFICIARY (for the benefit of the Lenders) forever and grants to Trustee, for the use and benefit of the Beneficiary (for the benefit of the Lenders) forever a continuing security interest in and to all of the Property. It is expressly understood and agreed that the maximum principal amount of the Indebtedness secured by this Deed of Trust is One Billion One Hundred Seventy Five Million Dollars ($1,175,000,000) and that the final scheduled Maturity Date of the Indebtedness is December 1, 2012, as such date may be extended by agreement of the parties from time to time.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

Section 3.1    Title to Property and Lien of this Instrument. Grantor owns good and marketable title to the Property free and clear of any liens, claims or interests, except Liens permitted by the Credit Agreement. This Deed of Trust creates valid, enforceable and, subject only to Liens permitted by the Credit Agreement, first priority liens and security interests against the Property.

Section 3.2    First Lien Status. Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Security Documents. If any lien or security interest other than a Lien permitted by the Credit Agreement is asserted against the Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement.

Section 3.3    Payment and Performance. Grantor shall pay and perform the Indebtedness in full when the Indebtedness is required to be paid or performed pursuant to the terms of the Credit Agreement and the Guarantee.

Section 3.4    Intentionally Omitted.

Section 3.5    Inspection. Grantor shall from time to time permit the Collateral Agent and the Lenders, or any agents or representatives thereof, to (a) examine and make copies of and abstracts from the records and books of account of Grantor and (b) visit and inspect the Property, in each case of clauses (a) and (b), in accordance with, and only to the extent permitted by, the terms and provisions of Section 9.2 of the Credit Agreement.

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Section 3.6    Flood Insurance; Condemnation Awards and Insurance Proceeds.

(a)      Flood Insurance. If any portion of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto), then Grantor shall maintain, or cause to be maintained, with a sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

(b)      Condemnation Awards. Grantor assigns all Condemnation Awards to Beneficiary and authorizes Beneficiary to collect and receive such Condemnation Awards, at any time after and during the continuance of an Event of Default and following notice to Grantor, and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement.

(c)      Insurance Proceeds. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Property. Grantor authorizes Beneficiary, at any time after and during the continuance of an Event of Default and following notice to Grantor, to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly.

Section 3.7    Other Covenants. All of the covenants in the Credit Agreement relating to Grantor are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the Land.

ARTICLE 4

DEFAULT AND FORECLOSURE

Section 4.1    Remedies. Upon the occurrence and during the continuance of an Event of Default, Trustee or Beneficiary, by written notice to Grantor, may, at Beneficiary’s election, exercise any or all of the following rights, remedies and recourses:

(a)      Intentionally Omitted.

(b)      Entry on Property. Enter the Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Property following the occurrence and during the continuance of an Event of Default and without Beneficiary’s prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

(c)      Operation of Property. Hold, lease, develop, manage, operate or otherwise use the Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected in connection therewith in accordance with the provisions of Section 4.7.

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(d)      Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or through Trustee, in which case the Property may be sold for cash or credit in one or more parcels as Beneficiary, or Trustee at the behest of Beneficiary, may determine. Any sale hereunder may be made at public auction, at such time or times, at such place or places and upon such terms and conditions, after previous public notice, with postponement, as Trustee shall deem appropriate and advantageous and as required by local law. Any postponed sale shall be advertised in the same manner as the originally scheduled sale. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, public auction, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the Secured Parties may be a purchaser at such sale. If Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Property is waived.

(e)      Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Property for the repayment of the Indebtedness, the appointment of a receiver of the Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

(f)      Other. Exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

Section 4.2    Separate Sales. The Property may be sold in one or more parcels and in such manner and order as Beneficiary in its sole discretion may elect; the right of sale arising out of any Event of Default and as contemplated by Section 4.1 shall not be exhausted by any one or more sales.

Section 4.3    Remedies Cumulative, Concurrent and Nonexclusive. Trustee, Beneficiary and the Secured Parties shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC and the remedy of specific performance), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Credit Documents, or against the Property, or against any one or more of them, at the sole discretion of Trustee, Beneficiary or the Secured Parties, as the case may be, (c) may be exercised as often as

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occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Trustee, Beneficiary or the Secured Parties in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4    Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Property, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Documents or their status as a first and prior lien and security interest in and to the Property. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 4.5    Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Beneficiary to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.6    Discontinuance of Proceedings. If Trustee, Beneficiary or the Secured Parties shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Trustee, Beneficiary or the Secured Parties, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Trustee, Beneficiary and the Secured Parties shall be restored to their former positions with respect to the Indebtedness, the Credit Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Trustee, Beneficiary and the Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Trustee, Beneficiary or the Secured Parties thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

(a)      Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Property, shall be applied by Trustee or Beneficiary (or the receiver, if one is appointed) as set forth in Section 5.4 of the Security Agreement.

Section 4.7    Occupancy After Foreclosure. Any sale of the Property or any part thereof in accordance with Section 4.1(d) will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

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Section 4.8    Additional Advances and Disbursements; Costs of Enforcement.

(a)      If (i) Grantor fails to pay any Indebtedness when due, or (ii) any action or proceeding is commenced which adversely affects or would reasonably be expected to adversely affect the Property or Beneficiary’s or any Secured Party’s interest therein in any material respect, then, during the continuance of an Event of Default, Beneficiary, at its option, with written notice to Grantor, may make such appearances, disburse such sums and take such action as it reasonably deems appropriate, to preserve, protect or restore the Property or Beneficiary’s or any Secured Party’s interest therein. Any amounts disbursed pursuant to this Section 4.8(a) shall become additional indebtedness of Grantor secured by the lien of this Deed of Trust. Nothing contained in this Section shall require Beneficiary to incur any expense or take any action hereunder.

(b)      Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise to the extent required pursuant to Section 13.5 of the Credit Agreement.

Section 4.9    No Beneficiary in Possession. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Credit Documents, at law or in equity shall cause Trustee, Beneficiary or any Secured Party to be deemed or construed to be a mortgagee in possession of the Property, to obligate Trustee, Beneficiary or any Secured Party to lease the Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 5

ASSIGNMENT OF RENTS AND LEASES

Section 5.1    Assignment. In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Indebtedness and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during

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the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Indebtedness or solvency of Grantor, Beneficiary may, at its option, with notice to Grantor, receive and collect all Rents and enter upon the Premises through its officers, agents, employees or attorneys for such purposes and for the operation and maintenance thereof. Grantor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of the tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Beneficiary to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Beneficiary without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from Grantor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Beneficiary. Each tenant or any of such tenant’s successors in interest from whom Beneficiary or any officer, agent, attorney or employee of Beneficiary shall have collected Rents, shall be authorized to pay Rents to Grantor only after such tenant or any of their successors in interest shall have received written notice from Beneficiary that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Beneficiary to such tenant or any of its successors in interest.

Section 5.2    Perfection Upon Recordation. Grantor acknowledges that Trustee and Beneficiary have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust, Trustee and Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Grantor acknowledges and agrees that upon recordation of this Deed of Trust, Trustee’s and Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 5.3    Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 5.4    No Merger of Estates. So long as part of the Indebtedness remain unpaid and undischarged, the fee and leasehold estates to the Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise.

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ARTICLE 6

SECURITY AGREEMENT

Section 6.1    Security Interest. This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Property. To this end, Grantor grants to Beneficiary a first and prior security interest in the Property which is personal property to secure the payment and performance of the Indebtedness, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such Property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Property sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

Section 6.2    Financing Statements. Grantor shall prepare and deliver to Beneficiary such financing statements, and shall execute and deliver to Beneficiary such documents, instruments and further assurances, in each case in form and substance reasonably satisfactory to Beneficiary, as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder. Grantor hereby irrevocably authorizes Beneficiary to cause financing statements and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required by law or, in the reasonable judgment of Beneficiary, advisable to so create, perfect and preserve such security interest. Grantor’s jurisdiction of organization is set forth in the introductory paragraph of this Deed of Trust. After the date of this Deed of Trust, Grantor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least thirty (30) days’ prior written notice to Beneficiary.

Section 6.3    Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Property which is or is to become fixtures. The information provided in this Section 6.3 is provided so that this Deed of Trust shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement. Grantor is the “Debtor” and its name and mailing address are set forth in the preamble of this Deed of Trust immediately preceding Article 1. Beneficiary is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Deed of Trust immediately preceding Article 1. A statement describing the portion of the Property comprising the fixtures hereby secured is set forth in Section 1.1(c) of this Deed of Trust. The record owner of the Property is Grantor. The employer identification number of Debtor (Grantor) and the organizational identification number of Debtor (Grantor) are set forth on the cover page hereof.

ARTICLE 7

MISCELLANEOUS

Section 7.1    Notices. Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 13.2 of the Credit Agreement.

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Section 7.2    Covenants Running with the Land. All obligations of Grantor contained in this Deed of Trust are intended by Grantor, Trustee and Beneficiary to be, and shall be construed as, covenants running with the Property. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Property. All Persons who may have or acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 7.3    Attorney-in-Fact. Grantor hereby irrevocably appoints Beneficiary, as its attorney-in-fact, which appointment is irrevocable and coupled with an interest and with full power of substitution, effective upon and during the continuance of an Event of Default and after written notice by Beneficiary to Grantor, to do any of the following: (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Property in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Property, and (d) to perform any obligation of Grantor hereunder, however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at a rate per annum equal to the highest rate per annum at which interest would be payable on any category of past due ABR Loans denominated in U.S. Dollars under the Credit Agreement, from the date of payment by Beneficiary to the date reimbursed by Grantor; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 7.3.

Section 7.4    Time of Essence. Time is of the essence of this Deed of Trust.

Section 7.5    Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of Trustee, Beneficiary, the Secured Parties and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 7.6    No Waiver. Any failure by Trustee, Beneficiary or the Secured Parties to insist upon strict performance of any of the terms, provisions or conditions of the Credit Documents shall not be deemed to be a waiver of same, and Trustee, Beneficiary and the Secured Parties shall each have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 7.7    Credit Agreement. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

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Section 7.8    Release or Reconveyance.

(a)      This Deed of Trust shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Grantor and the successors and assigns thereof and shall inure to the benefit of Beneficiary and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Indebtedness (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding.

(b)      Grantor shall automatically be released from its obligations hereunder and the security interest in the Property shall be automatically released upon the consummation of any transaction permitted under the Credit Agreement as a result of which Grantor ceases to be a Subsidiary Guarantor.

(c)      Upon any sale or other transfer by Grantor of any Property that is permitted under the Credit Agreement or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Property pursuant to Section 13.1 of the Credit Agreement, the security interest in such Property shall be automatically released and such Property sold free and clear of the Lien and Security Interests created hereby.

(d)      In connection with any termination or release pursuant to paragraph (a), (b) or (c), Beneficiary shall execute and deliver to Grantor, at Grantor’s expense, all documents that Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by Beneficiary.

Section 7.9    Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Trustee, Beneficiary, or the Secured Parties.

Section 7.10    Applicable Law. The provisions of this Deed of Trust regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the State of Colorado. All other provisions of this Deed of Trust shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York).

Section 7.11    Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 7.12    Severability. If any provision of this Deed of Trust shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way effect the enforceability and validity of the remaining provisions of this Deed of Trust.

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Section 7.13    Entire Agreement. This Deed of Trust and the other Credit Documents embody the entire agreement and understanding between Grantor and Beneficiary and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 7.14    Beneficiary as Agent; Successor Agents.

(a)      Collateral Agent has been appointed to act as Collateral Agent hereunder by the Secured Parties. Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Collateral Agent and the Secured Parties (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Deed of Trust. Grantor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Collateral Agent, without inquiry into the existence of required consents or approvals of the Secured Parties therefor.

(b)      Beneficiary shall at all times be the same Person that is Collateral Agent under the Agency Document. Written notice of resignation by Collateral Agent pursuant to the Agency Documents shall also constitute notice of resignation as Collateral Agent under this Deed of Trust. Removal of Collateral Agent pursuant to any provision of the Agency Documents shall also constitute removal as Collateral Agent under this Deed of Trust. Appointment of a successor Collateral Agent pursuant to the Agency Documents shall also constitute appointment of a successor Collateral Agent under this Deed of Trust. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent under the Agency Documents, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent as the Beneficiary under this Deed of Trust, and the retiring or removed Collateral Agent shall promptly (i) assign and transfer to such successor Collateral Agent all of its right, title and interest in and to this Deed of Trust and the Property, and (ii) execute and deliver to such successor Collateral Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the liens and security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Deed of Trust. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Collateral Agent hereunder.

Section 7.15    No Oral Change. No modification, amendment, extension, discharge, termination or waiver of any provision of this Deed of Trust, nor consent by Beneficiary to any departure therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Grantor shall entitle Grantor to any other or future notice or demand in the same, similar or other circumstances.

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Section 7.16    Waiver of Jury Trial. EACH OF THE COLLATERAL AGENT AND GRANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT.

-Remainder of Page Intentionally Left Blank-

[signature and acknowledgement pages follow]

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IN WITNESS WHEREOF, each of Grantor and Beneficiary has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this Deed of Trust to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:	AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., a Delaware corporation

By:
Name:
Title:

BENEFICIARY:	CITICORP NORTH AMERICA, INC., as Collateral Agent

By:
Name:
Title:

DEED OF TRUST (FORT COLLINS, COLORADO) (#170606)

State of	)
) ss.
County of	)

On                                         , before me, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

[SEAL]

My Commission expires:	Notary Public

State of	)
) ss.
County of	)

On                                         , before me, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

[SEAL]

My Commission expires:	Notary Public

DEED OF TRUST (FORT COLLINS, COLORADO) (#170606)

EXHIBIT A

DESCRIPTION OF THE OWNED LAND

Lot 2, Preston-Kelley 2nd Subdivision, as per the plat thereof recorded October 28, 1999 at Reception No. 99093260, County of Larimer, State of Colorado.

Together With easement rights for access, parking, utilities, storm water drainage and party wall pursuant to Subdivision Agreement dated November 1, 1999 and recorded November 2, 1999 at Reception No. 0099094720.

and

Together With an easement for security fence pursuant to Easement Agreement dated May 23, 2003 and recorded August 8, 2003 at Reception No. 2003-0101198.

EXHIBIT E

TO THE CREDIT AGREEMENT

PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of December 1, 2005 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among AVAGO TECHNOLOGIES FINANCE PTE. LTD. (company registration number 200512223N), a Singapore limited company (the “Company” or the “Singaporean Borrower”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES HOLDING PTE. LTD. (company registration number 200512203H), a Singapore limited company (“Holdings”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES, INC., a Singapore limited company (“Parent”), AVAGO TECHNOLOGIES FINANCE S.À R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (F/K/A JUMBO PORTFOLIO SDN. BHD.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”), AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC. (“U.S. Wireless”), a Delaware corporation, AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, collectively, the “U.S. Borrowers” and each a “U.S. Borrower”, and together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, the “Borrowers”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent, CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent, CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Lead Bookrunner, LEHMAN BROTHERS INC., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent and CREDIT SUISSE, as Documentation Agent. Terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement or Guarantee Agreement referred to therein, as applicable.

The undersigned, the Controller of the Company, hereby certifies to the Collateral Agent and each other Secured Party as follows:

1. Names. (a) The exact legal name of each Guarantor, as such name appears in its respective certificate of incorporation or formation (or equivalent), is as set forth on Schedule 1.

(b) To our knowledge, Schedule 1 contains a list of all other names (including trade names or similar appellations) used by each Guarantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

(c) Set forth on Schedule 1 is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Guarantor that is a registered organization.

(d) Set forth on Schedule 1 is the Federal Taxpayer Identification Number of each Guarantor, as applicable.

2. Current Locations. (a) The chief executive office of each Guarantor is located at the address is as set forth opposite its name on Schedule 2.

(b) The jurisdiction of formation of each Guarantor that is a registered organization is set forth opposite its name on Schedule 2.

(c) Set forth opposite the name of each Guarantor on Schedule 2(c) are the names and addresses of all Persons other than such Guarantor that have possession of any material tangible Collateral of such Guarantor

(d) Set forth on Schedule 2(d) is a list of all real property held by each Guarantor, on or prior to the date hereof, whether owned or leased, the name of the Guarantor that owns or leases such real property, and the fair market value of any such owned or leased real property, to the extent an appraisal exists with respect to any such owned or leased real property, or, in the absence of any such appraisal, the book value of any such owned real property or the current annual rent with respect to any such leased real property

(e) Set forth on Schedule 2(e) opposite the name of each Guarantor are all the locations where such Guarantor maintains any material Collateral and all the places of business where such Guarantor conducts any material business that are not identified above.

3. Unusual Transactions. All Accounts have been originated by the Guarantor and all Inventory has been acquired by the Guarantor in the ordinary course of business (other than Accounts acquired in connection with a business acquisition).

4. Schedule of Filings. Attached hereto as Schedule 4 is a schedule setting forth the proper Uniform Commercial Code filing office in the jurisdiction in which each Guarantor is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Guarantor in Section 2 hereof.

5. Stock Ownership and Equivalent Interests. Attached hereto as Schedule 5 is a true and correct list of all the issued and outstanding Stock and Stock Equivalents of the Company and each Subsidiary and the record and beneficial owners of such Stock and Stock Equivalents. Also set forth on Schedule 5 is each Investment of Holdings, the Company or any Subsidiary that represents 50% or less of the Stock and Stock Equivalents of the Person in which such Investment was made.

6. Debt Instruments. Attached hereto as Schedule 6 is a true and correct list of all promissory notes and other evidence of Indebtedness held by Holdings, the Company and each other Credit Party having a principal amount in excess of $5,000,000 that are required to be pledged under the Pledge Agreement, including all intercompany notes between Credit Parties.

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7. Mortgage Filings. Attached hereto as Schedule 7 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current mortgagor/grantor of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

8. Intellectual Property. (a) Attached hereto as Schedule 8(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Guarantor’s: (i) Patents and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent and Patent Application owned by any Guarantor, identified by Seller to the Company on or prior to the date hereof; 1 and (ii) Trademarks, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark owned by any Guarantor.

(b) Attached hereto as Schedule 8(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Guarantor’s Copyrights and Copyright Applications, including the name of the registered owner, title, the registration number or application number and the expiration date (if already registered) of each Copyright and Copyright Application owned by any Guarantor.

[1]	Schedule 9.14(c) will include a covenant to update such schedule within 90 days of the Closing Date.

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IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this      day of                     , 2005.

AVAGO TECHNOLOGIES FINANCE PTE. LTD.,

by

Name:
Title:

Perfection Certificate – Signature Page

EXHIBIT F

Execution Version

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of December 1, 2005, among AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC. (“U.S. Wireless”), a Delaware corporation, AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, the “U.S. Borrowers” and each a “U.S. Borrower”), each of the Subsidiaries of the Company listed on the signature pages hereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the U.S. Borrowers are referred to collectively as the “Pledgors”) and CITICORP NORTH AMERICA, INC., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower is party to the Credit Agreement dated as of December 1, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among AVAGO TECHNOLOGIES FINANCE PTE. LTD. (company registration number 200512223N), a Singapore limited company (the “Singaporean Borrower” or the “Company”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES HOLDING PTE. LTD. (company registration number 200512203H), a Singapore limited company (“Holdings”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES LIMITED, formerly known as Avago Technologies Pte. Limited (company registration number 200510713C), a Singapore limited company (“Avago” or “Parent”), AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”), each of the U.S. Borrowers (together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, the “Borrowers”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent and CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent.

WHEREAS, (a) pursuant to the Credit Agreement, among other things, the Lenders have severally agreed to make Loans to the Borrowers and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Borrowers (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with one or more of the Borrowers;

WHEREAS, pursuant to the Guarantee (the “Guarantee”) dated as of the date hereof, each Pledgor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined below);

WHEREAS, each Pledgor is a U.S. Subsidiary;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrowers to make valuable transfers to the Subsidiary Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrowers under the Credit Agreement that the U.S. Borrowers and the Subsidiary Pledgors shall have executed and delivered this Pledge Agreement to the Collateral Agent for the ratable benefit of the Secured Parties; and

WHEREAS, (a) the U.S. Borrowers and the Subsidiary Pledgors are the legal and beneficial owners of the Equity Interests, as described under Schedule 1 hereto and issued by the entities named therein (the pledged Equity Interests are, together with any Equity Interests obtained in the future of the issuer of such Pledged Shares (the “After-acquired Shares”), referred to collectively herein as the “Pledged Shares”) and (b) each of the Pledgors is the legal and beneficial owner of the Indebtedness (the “Pledged Debt”), as described under Schedule 1 hereto and issued by the entities named therein, in each case as such schedule may be amended pursuant to Section 9.12 of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and to induce each Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrowers under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with one or more of the Borrowers, the Pledgors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1.        Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)        “Proceeds” and any other term used herein or in the Credit Agreement without definition that is defined in the UCC has the meaning given to it in the UCC.

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(c)        As used herein, the term “Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

(d)        As used herein, the term “Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by any Borrower under the Credit Agreement or any other Credit Documents in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of any Borrower or any other Credit Party to any of the Secured Parties under the Credit Agreement and any other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this Pledge Agreement or the other Credit Documents, (iv) the due and punctual payment and performance of all obligations of each Credit Party under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the applicable Administrative Agent or its affiliates arising from or in connection with (a) treasury, depositary, cash management services, (b) automated clearinghouse transfer of funds or (c) employee credit card programs of up to the U.S. Dollar Equivalent of $5,000,000.

(e)        As used herein, the term “Secured Parties” shall mean, collectively, (i) the Lenders, (ii) each Administrative Agent, (iii) the Collateral Agent, (iv) the Letter of Credit Issuers, (v) the Swingline Lender, (vi) the Syndication Agent, (vii) the Documentation Agent, (viii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (ix) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Agreement or any document executed pursuant thereto and (x) any successors, indorsees, transferees and assigns of each of the foregoing.

(f)        As used herein, the term “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided,

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however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions

(g)        As used herein, the term “U.S. Subsidiary” shall mean each Subsidiary of the Company that is organized under the laws of the United States, any state or territory thereof, or the District of Columbia.

(h)        References to “Lenders” in this Pledge Agreement shall be deemed to include affiliates of Lenders that may from time to time enter into Hedge Agreements with one or more of the Borrowers.

(i)        The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(j)        The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.        Grant of Security. Each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and a security interest in (“Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”):

(a)        the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

(b)        the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

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(c)        to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Collateral. For purposes of this Pledge Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Pledgor or the Collateral Agent from time to time with respect to any of the Collateral.

3.        Security for Obligations. This Pledge Agreement secures the payment of all Obligations of each Credit Party. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Credit Parties to Secured Parties under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

4.        Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral (including any After-acquired Shares) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as Schedule 1 and made a part hereof, provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities. Each schedule so delivered shall supersede any prior schedules so delivered.

5.        Representations and Warranties. Each Pledgor represents and warrants as follows:

(a)        Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Closing Date.

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(b)        Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement.

(c)        As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d)        The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, upon delivery of such Collateral to the Collateral Agent, shall constitute a fully perfected Lien on and security interest in the Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e)        Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6.        Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt. (a) The Equity Interests in any U.S. Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate and in the organizational documents of such U.S. Subsidiary, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the UCC of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the UCC:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

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(b)        Each Pledgor will cause any Indebtedness for borrowed money in an aggregate principal amount exceeding $5,000,000 owed to such Pledgor and required to be pledged hereunder to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

7.        Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8.        Voting Rights; Dividends and Distributions; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i)        Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Credit Documents.

(ii)        The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b)        Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

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(c)        Upon written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default,

(i)        all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Company has delivered to the Collateral Agent a certificate to that effect, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii)        all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived and the Company has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii)        all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv)        in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, such Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

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9.        Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a)        not (i) except as permitted by the Credit Agreement sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement, provided that in the event such Pledgor sells or otherwise disposes of assets permitted by the Credit Agreement, and such assets are or include any of the Collateral, the Collateral Agent shall release such Collateral to such Pledgor free and clear of the Lien under this Pledge Agreement concurrently with the consummation of such sale;

(b)        pledge and, if applicable, cause each U.S. Subsidiary to pledge, to the Collateral Agent for the ratable benefit of the Secured Parties, immediately upon acquisition thereof, all the capital stock and all evidence of Indebtedness held or received by such Pledgor or U.S. Subsidiary required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement, in each case pursuant to a supplement to this Pledge Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Pledge Agreement); and

(c)        defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement), however arising, and any and all Persons whomsoever.

10.        Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11.        The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not

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impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

12.        Remedies. If any Event of Default shall have occurred and be continuing:

(a)        The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the

10

time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b)        The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral at any time after receipt as follows:

(i)        first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Pledge Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Pledgor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii)        second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

(iii)        third, any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c)        The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d)        All payments received by any Pledgor after the occurrence and during the continuance of an Event of Default in respect of the Collateral shall be

11

received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

13.        Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the applicable Administrative Agent or the Collateral Agent or any of its respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the applicable Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement or documents entered into with the applicable Administrative Agent or any of its respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Borrower or any Pledgor or any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Borrower or any Pledgor or any other person or any release of any Borrower or any Pledgor or any other person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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14.        Continuing Security Interest; Assignments Under the Credit Agreement; Release. (a) This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all the Obligations (other than any contingent indemnity obligations not then due) under the Credit Documents shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any Obligations.

(b)        A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the Pledge of such Subsidiary Pledgor shall be automatically released upon the consummation of any transaction permitted under the Credit Agreement, as a result of which such Subsidiary Pledgor ceases to be a Subsidiary Guarantor.

(c)        Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement, the obligations of such Pledgor with respect to such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.

(d)        In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

15.        Reinstatement. Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

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16.        Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Pledgor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.

17.        Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Collateral Agent and the Company.

18.        Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19.        Integration. This Pledge Agreement together with the other Credit Documents represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

20.        Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the applicable Administrative Agent in accordance with Section 13.1 of the Credit Agreement.

(b)        Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.

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(c)        The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21.        Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

22.        Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Collateral Agent.

23.        WAIVER OF JURY TRIAL. EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

24.        Submission to Jurisdiction; Waivers. Each of the Pledgors hereby irrevocably and unconditionally:

(a)        submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)        consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)        agrees that nothing herein shall affect the right of the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or any other Secured Party to sue in any other jurisdiction; and

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(e)        waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.

25. GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

16

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., as Pledgor

By:
Name:
Title:

AVAGO TECHNOLOGIES U.S. INC., as Pledgor

By:
Name:
Title:

AVAGO TECHNOLOGIES IMAGING (U.S.A.) INC., as Pledgor

By:
Name:
Title:

AVAGO TECHNOLOGIES STORAGE (U.S.A.) INC., as Pledgor

By:
Name:
Title:

AVAGO TECHNOLOGIES WIRELESS (U.S.A.) INC., as Pledgor

By:
Name:
Title:

[SIGNATURE PAGE TO U.S. PLEDGE AGREEMENT]

AVAGO TECHNOLOGIES U.S. R&D INC., as Pledgor

By:
Name:
Title:

[SIGNATURE PAGE TO U.S. PLEDGE AGREEMENT]

Citicorp North America, Inc., as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO U.S. PLEDGE AGREEMENT]

SCHEDULE 1

TO THE PLEDGE AGREEMENT

Pledged Shares

[Schedule To Come]

Pledged Debt

[Schedule To Come]

ANNEX A

TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [ ] dated as of [ ] to the PLEDGE AGREEMENT dated as of December 1, 2005, among AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC. (“U.S. Wireless”), a Delaware corporation, AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, the “U.S. Borrowers” and each a “U.S. Borrower”), each of the Subsidiaries of the Company listed on the signature pages thereto (each such Subsidiary individually, a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the U.S. Borrowers are referred to collectively as the “Pledgors”) and CITICORP NORTH AMERICA, INC., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

A.        Reference is made to the Credit Agreement dated as of December 1, 2005 (as the same may be amended, restated, supplemented and or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among AVAGO TECHNOLOGIES FINANCE PTE. LTD. (company registration number 200512223N), a Singapore limited company (the “Singaporean Borrower” or the “Company”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES HOLDING PTE. LTD. (company registration number 200512203H), a Singapore limited company (“Holdings”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES LIMITED (company registration number 200511203H), a Singapore limited company (“Avago” or “Parent”), AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”), each of the U.S. Borrowers (together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, the “Borrowers”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent and CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent and (b) the Guarantee dated as of December 1, 2005 (as the same may be amended, restated, supplemented and or otherwise modified from time to time, the “Guarantee”), among the Guarantors party thereto and the Collateral Agent.

B.        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C.        The Pledgors have entered into the Pledge Agreement in order to induce each Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Borrowers.

D.        The undersigned [Pledgors][Subsidiary Guarantors] (each an “Additional Pledgor”) are (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with any Equity Interests obtained in the future of the issuer of such Pledged Shares (the “After-acquired Additional Pledged Shares”), referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness (the “Additional Pledged Debt”) described under Schedule 1 hereto.

E.        Section 9.12 of the Credit Agreement and Section 9(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Collateral Agent for the ratable benefit of the Secured Parties the Additional Pledged Shares and the Additional Pledged Debt [and to become a Subsidiary Pledgor under the Pledge Agreement] in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1. In accordance with Section 9(b) of the Pledge Agreement, each Additional Pledgor by its signature hereby transfers, assigns and pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”):

(a)        the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b)        the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c)        to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Additional Collateral. For purposes of this Supplement, the term “proceeds” includes whatever is receivable or received when Additional Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Additional Pledgor or the Collateral Agent from time to time with respect to any of the Additional Collateral.

For purposes of the Pledge Agreement, (x) the Collateral shall be deemed to include the Additional Collateral and (y) the After-acquired Pledged Shares shall be deemed to include the Additional After-acquired Pledge Shares.

[SECTION 2. Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.]1

SECTION [2][3]. Each Additional Pledgor represents and warrants as follows:

(a)        Schedule 1 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Additional Pledged Debt and (ii) together with Schedule 2 to the Pledge Agreement, the comparable schedules to each other Supplement to the Pledge Agreement, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.

[1]	Include only for Additional Pledgors that are not already signatories to the Pledge Agreement.

(b)        Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Pledge Agreement.

(c)        As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d)        The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a valid and perfected first-priority security interest in the Additional Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the ratable benefit of the Secured Parties.

(e)        Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION [3][4]. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Agent.

SECTION [4][5]. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION [5][6]. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION [6][7]. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7][8]. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement. All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.

SECTION [8][9]. Each Additional Pledgor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[NAME OF ADDITIONAL PLEDGOR]

By:
Name:
Title:

CITICORP NORTH AMERICA, INC., AS COLLATERAL AGENT

By:
Name:
Title:

SCHEDULE 1

TO SUPPLEMENT NO. [    ]

TO THE PLEDGE AGREEMENT

Pledged Shares

Pledgor	Issuer	Class of Stock	Stock Certificate No(s)	Number of Shares	Percentage of Issued and Outstanding Shares

Pledged Debt
Pledgor	Issuer	Initial Principal Amount	Date of Note	Maturity Date

EXHIBIT G

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of December 1, 2005, among AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., a Delaware corporation (“U.S. Wireless”), and AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, the “U.S. Borrowers” and each a “U.S. Borrower”), each of the Subsidiaries of the Company listed on the signature pages hereto (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the U.S. Borrowers are referred to collectively as the “Grantors”) and CITICORP NORTH AMERICA, INC., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the U.S. Borrowers are party to the Credit Agreement, dated as of December 1, 2005 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among AVAGO TECHNOLOGIES FINANCE PTE. LTD. (company registration number 200512223N), a Singapore limited company (the “Singaporean Borrower” or the “Company”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES HOLDING PTE. LTD. (company registration number 200512203H), a Singapore limited company (“Holdings”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES LIMITED, formerly known as Avago Technologies Pte. Limited (company registration number 200510713C), a Singapore limited company (“Avago” or “Parent”), AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”), each of the U.S. Borrowers (together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, the “Borrowers”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent and CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent.

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Borrowers (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with one or more of the Borrowers;

WHEREAS, pursuant to the Guarantee (the “Guarantee”) dated as of the date hereof, each Subsidiary Grantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, each Subsidiary Grantor is a Subsidiary Guarantor;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the U.S. Borrowers to make valuable transfers to the Subsidiary Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Security Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce each Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrowers under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Borrowers, the Grantors hereby agree with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

1.	Defined Terms.

(a)      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)      Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, Chattel Paper, Documents, Instruments, Inventory, Letter-of-Credit Right, Securities Account.

(c)      The following terms shall have the following meanings:

“Collateral” shall have the meaning provided in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

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“Collateral Agent” shall have the meaning provided in the preamble to this Security Agreement.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those listed on Schedule 1.

“equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien permitted by the Credit Agreement and the terms of the Indebtedness securing such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all

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rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Guarantors” shall mean Holdings and each Subsidiary Guarantor.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections

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9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor (other than as pledged pursuant to the Pledge Agreements), whether now or hereafter acquired by any Grantor, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Investment Property (i) is not prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by any Borrower under the Credit Agreement or any other Credit Documents in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of any Borrower or any other Credit Party to any of the Secured Parties under the Credit Agreement and any other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this Security Agreement or the

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other Credit Documents, (iv) the due and punctual payment and performance of all obligations of each Credit Party under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the applicable Administrative Agent or its affiliates arising from or in connection with (a) treasury, depositary, cash management services, (b) automated clearinghouse transfer of funds or (c) employee credit card programs of up to the U.S. Dollar Equivalent of $5,000,000.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those listed on Schedule 2.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present

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or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Parties” shall mean, collectively, (i) the Lenders, (ii) each Administrative Agent, (iii) the Collateral Agent, (iv) the Letter of Credit Issuer, (v) the Swingline Lender, (vi) the Syndication Agent, (vii) the Documentation Agent, (viii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (ix) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Agreement or any document executed pursuant thereto and (x) any successors, indorsees, transferees and assigns of each of the foregoing.

“Security Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning provided in Section 2.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those listed on Schedule 3 hereto; provided that any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed) are excluded from this definition.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed

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by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(d)      The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e)      The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f)      Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(g)      References to “Lenders” in this Security Agreement shall be deemed to include affiliates of any Lender that may from time to time enter into Hedge Agreements with one or more of the Borrowers.

2.	Grant of Security Interest.

(a)      Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i)	all Accounts;

(ii)	all cash;

(iii)	all Chattel Paper;

(iv)	all Documents;

(v)	all equipment;

(vi)	all General Intangibles;

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(vii)	all Instruments;

(viii)	all Intellectual Property;

(ix)	all Inventory;

(x)	all Investment Property;

(xi)	all Letters of Credit and Letter-of-Credit Rights;

(xii)	all Supporting Obligations;

(xiii)	all Collateral Accounts;

(xiv)	all books and records pertaining to the Collateral;

(xv)	the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

(b)      Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may described the Collateral covered thereby as “all assets”, “all personal property” or words of similar effect. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to the Collateral Agent.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information necessary to effectuate the filings or recordings authorized by this Section 2(b). Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent, as the case may be, as secured party.

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The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

3.	Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

3.1      Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Security Agreement, (b) the Liens permitted by the Credit Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Security Agreement or are permitted by the Credit Agreement.

3.2      Perfected First Priority Liens. (a) This Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

(b)      Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, upon (A) the completion of the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) delivery of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer to the Collateral Agent or in blank and (C) completion of the filing, registration and recording of a fully executed agreement in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting Intellectual Property in the United States Patent and Trademark Office (or any successor office) within the three month period (commencing as of the date hereof) or, in the case of Collateral constituting Intellectual Property acquired after the date hereof, thereafter pursuant to 35 USC § 261 and 15 USC § 1060 and the regulations thereunder with respect to United States Patents and United States registered Trademarks and in the United States Copyright Office (or any successor office) within the one month period (commencing as of the applicable date of acquisition or filing) or, in the case of

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Collateral constituting Intellectual Property acquired after the date hereof, thereafter with respect to United States registered Copyrights pursuant to 17 USC § 205 and the regulations thereunder as soon as reasonably practicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement.

(c)      Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement (including Security Interests in cash, cash accounts and Investment Property) by any means other than by (i) filings pursuant to the UCC of the relevant State(s), (ii) filings with the registrars of motor vehicles or other appropriate authorities in the relevant jurisdictions, (iii) filings approved by United States government offices with respect to Intellectual Property or (iv) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents.

(d)      It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

4.	Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding:

4.1      Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b)      Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request. In addition, within 30 days after the end of each calendar quarter, such Grantor will deliver to the Collateral Agent a written supplement substantially in the form of Annex B hereto with respect to any additional Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses acquired by such Grantor after the date hereof, all in reasonable detail.

(c)      Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any

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and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(C)), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order (x) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(C), all at the expense of such Grantor.

(d)      Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a U.S. Subsidiary that is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement or this Section 4.1.

4.2      Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Agent prompt written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or location for purposes of the UCC, (iii) in any office in which it maintains books or records relating to Collateral owned by it (including the establishment of any such new office), (iv) in its identity or type of organization or corporate structure or (v) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made and all actions have been taken under the UCC or that are otherwise required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral having at least the priority described in Section 3.2. Each Grantor also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

4.3      Notices. Each Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

4.4      Special Covenants with Respect to Equipment. (a) Each Grantor shall, promptly after the acquisition by such Grantor of any item of equipment that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a Security Interest on such certificate is required as a condition of perfection

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thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the Security Interest created hereunder on such certificate of title.

(b)      Upon the occurrence and during the continuation of any Event of Default, all insurance payments in respect of such equipment shall be paid to and applied by the Collateral Agent as specified in Section 5.4 hereof.

(c)      At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent the certificates of title covering each item of equipment the perfection of which is governed by the notation on the certificate of title of the Collateral Agent’s Security Interest created hereunder.

5.	Remedial Provisions.

5.1      Certain Matters Relating to Accounts. (a) At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable notice to the Company and any other relevant Grantor, the Administrative Agents shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts in any manner and through any medium that such Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as such Agent may require in connection with such test verifications. Such Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)      The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)      At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

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(d)      Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

(e)      At the direction of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, each Grantor shall grant to the Collateral Agent to the extent assignable, an irrevocable, non-exclusive, fully paid-up, royalty-free, worldwide license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

5.2      Communications with Credit Parties; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)      Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)      Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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5.3      Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 11.5 of the Credit Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4      Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt as follows:

(i)      first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Security Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii)      second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

(iii)      third, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

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Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5      Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s

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premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.5 in accordance with the provisions of subsection 5.4.

5.6      Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

5.7      Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the applicable Administrative Agent or the Collateral Agent or any of its respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the applicable Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement or documents entered into with the applicable Administrative Agent or any of its respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Security Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Borrower or any Grantor or any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Borrower or any Grantor or any other person or any release of any Borrower or any Grantor or any other person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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6.	The Collateral Agent.

6.1      Collateral Agent’s Appointment as Attorneys-in-Fact, etc. (a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon and during the occurrence of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after and during the occurrence of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i)      take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii)      in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)      pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv)      execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v)      obtain and adjust insurance required to be maintained by such Grantor pursuant to Section 9.3 of the Credit Agreement;

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(vi)      direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii)      ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii)      sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix)      commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x)      defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi)      settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii)      assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xiii)      generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

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(b)      If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)      The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)      Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2      Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3      Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement, and by such other agreements with respect thereto as may exist from time to

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time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4      Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5      Continuing Security Interest; Assignments Under the Credit Agreement; Release. (a) This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Obligations under the Credit Documents (other than any contingent indemnity obligations not then due) and the obligations of each Grantor under this Security Agreement shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any Obligations.

(b)      A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released upon the consummation of any transaction permitted under the Credit Agreement as a result of which such Subsidiary Grantor ceases to be a Subsidiary Guarantor.

(c)      Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.

(d)      In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6      Reinstatement. Each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or

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federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7.	Collateral Agent As Agent.

(a)      Citicorp North America, Inc. has been appointed to act as the Collateral Agent under the Credit Agreement, by the Lenders under the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement and the Credit Agreement, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of Required Lenders. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the ratable benefit of the applicable Lenders and Secured Parties in accordance with the terms of this Section 7(a).

(b)      The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Security Agreement; removal of the Collateral Agent shall also constitute removal under this Security Agreement; and appointment of a Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Security Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 12.9 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Security Agreement, and the retiring or removed Collateral Agent under this Security Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Security Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in

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connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Collateral Agent hereunder.

(c)      The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Hedge Agreement the obligations under which constitute Obligations, unless it shall have received written notice in form and substance satisfactory to the Collateral Agent from a Grantor or any such Secured Party as to the existence and terms of the applicable Hedge Agreement.

8.	Miscellaneous.

8.1      Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the applicable Administrative Agent in accordance with Section 13.1 of the Credit Agreement.

8.2      Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.

8.3      No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 9.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4      Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of

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counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement.

(b)      Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

(c)      Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement to the extent a Borrower would be required to do so pursuant to Section 12.7 of the Credit Agreement.

(d)      The agreements in this Section 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

8.5      Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by the Credit Agreement.

8.6      Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent and the Company.

8.7      Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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8.8      Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9      Integration. This Security Agreement together with the other Credit Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

8.10      GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11	Submission To Jurisdiction Waivers. Each Grantor hereby irrevocably and unconditionally:

(a)      submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)      consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)      agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)      agrees that nothing herein shall affect the right of the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or any Secured Party to sue in any other jurisdiction; and

(e)      waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

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8.12	Acknowledgments. Each Grantor hereby acknowledges that:

(a)      it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Credit Documents to which it is a party;

(b)      neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)      no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Grantors and the Lenders and any other Secured Party.

8.13      Additional Grantors. Each U.S. Subsidiary of the Company that is required to become a party to this Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such U.S. Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14      WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., as Grantor

By:
Name:
Title:

AVAGO TECHNOLOGIES U.S. INC., as Grantor

By:
Name:
Title:

AVAGO TECHNOLOGIES IMAGING (U.S.A.) INC., as Grantor

By:
Name:
Title:

AVAGO TECHNOLOGIES STORAGE (U.S.A.) INC., as Grantor

By:
Name:
Title:

[SIGNATURE PAGE TO U.S SECURITY AGREEMENT]

AVAGO TECHNOLOGIES WIRELESS (U.S.A.) INC., as Grantor

By:
Name:
Title:

AVAGO TECHNOLOGIES U.S. R&D INC., as Grantor

By:
Name:
Title:

[SIGNATURE PAGE TO U.S SECURITY AGREEMENT]

Citicorp North America, Inc., as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO U.S SECURITY AGREEMENT]

EXHIBIT H

TO THE CREDIT AGREEMENT

FORM OF LETTER OF CREDIT REQUEST

No. [1]	Dated [2]

To:	CITICORP INTERNATIONAL LIMITED

(HONG KONG), as Asian Administrative Agent,

CITICORP N.A., Singapore Branch,

as the Letter of Credit Issuer,

under the Credit Agreement, dated as of December 1, 2005 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among AVAGO TECHNOLOGIES FINANCE PTE. LTD. (company registration number 200512223N), a Singapore limited company (the “Company” or the “Singaporean Borrower”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES HOLDING PTE. LTD. (company registration number 200512203H), a Singapore limited company (“Holdings”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES LIMITED (company registration number 200510713C), a Singapore limited company (“Parent”), AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”), AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., a Delaware corporation (“U.S. Wireless”),

[1]	Letter of Credit Request Number.

[2]	Date of standby Letter of Credit Request (at least five Business Days prior to the Date of Issuance or such lesser number of Business Days as may be agreed by the Administrative Agents and such Letter of Credit Issuer).

AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, the “U.S. Borrowers” and each a “U.S. Borrower”, and together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, the “Borrowers”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent, CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent, the lending institutions from time to time parties thereto, (each a “Lender” and, collectively, the “Lenders”), CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Lead Bookrunner, LEHMAN BROTHERS INC., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent and CREDIT SUISSE, as Documentation Agent.

Ladies and Gentlemen:

The undersigned hereby requests that the Letter of Credit Issuer issue a Letter of Credit on                                     3 (the “Date of Issuance”) in the aggregate stated amount of                                     4 in U.S. Dollars.

For purposes of this Letter of Credit Request, unless otherwise defined, all capitalized terms used herein that are defined in the Credit Agreement shall have the respective meanings provided therein.

The beneficiary of the requested Letter of Credit will be                                     5, and such Letter of Credit will be in support of                                     6 and will have a stated termination date of                                     7.

The undersigned hereby certifies that:

(a) All representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Credit Documents shall be true and

[3]	Date of Issuance.

[4]	Aggregate initial stated amount of Letter of Credit.

[5]	Insert name and address of beneficiary.

[6]	Insert description of supported obligations and name of agreement to which it relates, if any.

[7]	Insert last date upon which drafts may be presented.

2

correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Date of Issuance (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(b) No Default or Event of Default has occurred and is continuing as of the date hereof nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

Copies of all documentation with respect to the supported transaction are attached hereto.

[AVAGO TECHNOLOGIES FINANCE PTE. LTD]

By:
Name:
Title:

[AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC.]

By:
Name:
Title:

[AVAGO TECHNOLOGIES U.S. INC.]

By:
Name:
Title:

3

EXHIBIT I-1

FORM OF LEGAL OPINION OF SIMPSON THACHER & BARLETT LLP

EXHIBIT I-2

FORM OF LEGAL OPINIONS OF SINGAPOREAN AND OTHER LOCAL COUNSEL

EXHIBIT J

TO THE CREDIT AGREEMENT

FORM OF CLOSING CERTIFICATE

Reference is made to the Credit Agreement, dated as of December 1, 2005 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among AVAGO TECHNOLOGIES FINANCE PTE. LTD. (company registration number 200512223N), a Singapore limited company (the “Company” or the “Singaporean Borrower”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES HOLDING PTE. LTD. (company registration number 200512203H), a Singapore limited company (“Holdings”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES LIMITED (company registration number 200510713C), a Singapore limited company (“Parent”), AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”), AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., a Delaware corporation (“U.S. Wireless”), AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, the “U.S. Borrowers” and each a “U.S. Borrower”, and together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, the “Borrowers”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent, CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent, the lending institutions from time to time parties thereto, (each a “Lender” and, collectively, the “Lenders”), CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Lead Bookrunner, LEHMAN BROTHERS INC., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent and CREDIT SUISSE, as Documentation Agent. Terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

1.      The undersigned [Authorized Officer] of the [Certifying Credit Party] (the “Certifying Credit Party”) hereby certifies as follows:

         (a) (i) The representations and warranties made by the Certifying Credit Party in each of the Credit Documents, in each case as they relate to the Credit Parties on the date hereof, are true and correct in all material respects on and as of the date hereof and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof; and

         (b)      [                    ] is the duly elected and qualified [Secretary] [Assistant Secretary] [Insert other applicable officer pursuant to local law] of the Certifying Credit Party and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Certifying Credit Party each Credit Document to which it is a party and any certificate or other document to be delivered by the Certifying Credit Party pursuant to such Credit Documents; and

2.      The undersigned [Secretary] [Assistant Secretary] of the Certifying Credit Party hereby certifies as follows:

         (a)      There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Credit Party, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of the Certifying Credit Party;

         (b)      The Certifying Credit Party is a [corporation] [insert applicable designation] duly organized, validly existing [and in good standing] under the laws of [the State of Delaware] [insert applicable jurisdiction];

         (c)      Attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the [Board of Directors] [insert applicable corporate governing body] (or a duly authorized committee thereof) of the Certifying Credit Party on [                    , 2005] authorizing (i) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (ii) the extensions of credit contemplated by the Credit Agreement; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Certifying Credit Party now in force relating to or affecting the matters referred to therein;

         (d)      Attached hereto as Exhibit B is a true and complete copy of [the certificate of incorporation] [insert applicable formation document] of the Certifying Credit Party certified by the [Secretary of State of the State of Delaware] [insert applicable governmental authority] as of a recent date, as in effect at all times since the date shown on the attached [certificate of incorporation] [insert applicable formation document];

         (e)      Attached hereto as Exhibit C is a true and complete copy of the [by-laws] [insert applicable organizational document] of the Certifying Credit Party as in effect at all times since the adoption thereof to and including the date hereof; and

         (f)      The following persons are now duly elected and qualified officers of the Certifying Credit Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Credit Party each Credit Document to which it is a party and any certificate or other document to be delivered by the Certifying Credit Party pursuant to such Credit Documents:

2

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned have hereto set our names as of December 1, 2005.

Name:	Name:
Title:	Title:

3

EXHIBIT K-1

TO THE CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE – TRANCHE B-1 TERM LOANS

[AND TRANCHE B-2 TERM LOANS]

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date (as defined below) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Acceptance and not otherwise defined herein shall have the meanings specified in the Credit Agreement, dated as of December 1, 2005 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among AVAGO TECHNOLOGIES FINANCE PTE. LTD. (company registration number 200512223N), a Singapore limited company (the “Singaporean Borrower” or the “Company”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES HOLDING PTE. LTD. (company registration number 200512203H), a Singapore limited company (“Holdings”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES LIMITED, a Singapore limited company (“Avago” or “Parent”), AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”), AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., a Delaware corporation (“U.S. Wireless”), AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, collectively, the “U.S. Borrowers” and each a “U.S. Borrower”, and together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, the “Borrowers”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent, and CITICORP NORTH AMERICA, INC., as Tranche B Term Loan Administrative Agent and as Collateral Agent, CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Lead Bookrunner, LEHMAN BROTHERS INC., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent, and CREDIT SUISSE, as Documentation Agent. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

[Reference is made to the Assignment and Acceptance, dated as of             ,              between             , as assignor, the Assignor, as assignee, and [NAME OF INITIAL LENDER] (the “Initial Lender”), as the initial lender (the “Preceding Assignment and Acceptance”).]

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Tranche B Term Loan Administrative Agent as contemplated below (i) all the Assignor’s rights and obligations [other than the Obligation to fund any Tranche B-2 Loans] in its capacity as a Tranche B-1 Term Loan Lender under the Credit Agreement[, Tranche B-2 Term Loan Lender, including under the Preceding Assignment and Acceptance], and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of the Credit Facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Term Loan Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).

[From and after the Effective Date:

(a)      On the same Business Day on which the Assignee receives written notice from the Asian Administrative Agent that Tranche B-2 Term Loans have been made under the Credit Agreement (the “Tranche B-2 Funding Notice Date”), the Assignee shall pay to the Tranche B Term Loan Administrative Agent for the account of [Assignor][the Initial Lender] an amount equal to the Tranche B-2 Term Loans made by the Tranche B-2 Term Loan Lenders multiplied by the Tranche B-2 Term Loan Percentage (as defined below) identified below in immediately available funds (the “Tranche B-2 Funding Obligations”); provided that if the Tranche B Term Loan Administrative Agent so notifies the Assignee after [11:00 a.m. (Hong Kong time)], the Assignee shall pay its Tranche B-2 Funding Obligations to the Tranche B Term Loan Administrative Agent for the account of the [Assignor][Initial Lender] on the next succeeding Business Day in immediately available funds. Upon such payment by the Assignee to the Tranche B Term Loan Administrative Agent for the account of the [Assignor][Initial Lender], the Assignee will be deemed to have made a Tranche B-2 Term Loan to the Singaporean Borrower in the principal amount of such payment and shall have all rights and obligations of a Lender with respect to Tranche B-2 Term Loans under the Credit Agreement.

           “Tranche B-2 Term Loan Percentage” shall mean at any time, the percentage obtained by dividing (a) the principal amount of Tranche B-2 Term Loans made by the [Assignor][Initial Lender], by (b) the aggregate principal amount of Tranche B-2 Term Loans made by the Tranche B-2 Term Loan Lenders.

(b)      If and to the extent the Assignee shall not have so paid its Tranche B-2 Funding Obligations as required by clause (a) above to the Tranche B Term Loan Administrative Agent for the account of the Initial Lender, the Assignee agrees to pay to

2

the Tranche B Term Loan Administrative Agent for the account of the Initial Lender forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after the Tranche B-2 Funding Notice Date at the Federal Funds Rate and, thereafter, until such amount is made available to the Tranche B Term Loan Administrative Agent for the account of the [Assignor] [Initial Lender], at a rate per annum equal to the rate applicable to ABR Loans under the Credit Agreement.

(c)       The Assignee’s obligation to pay its Tranche B-2 Funding Obligations to the Tranche B Term Loan Administrative Agent for the account of the Initial Lender shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Assignment and Acceptance, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

(i)       any lack of validity or enforceability of any Credit Document, or any term or provision therein;

(ii)      any amendment or waiver of or any consent to departure from all or any of the provisions of any Credit Document;

(iii)      the existence of any claim, set-off, defense or other right that the Assignee or any Subsidiary or Affiliate thereof or any other Person may at any time have against the Initial Lender, any Administrative Agent, any Lender, any Credit Party or any other Person, whether in connection with this Assignment and Acceptance, the Credit Agreement, any other Credit Document or any other related or unrelated agreement or transaction; and

(iv)      any other act or omission to act or delay of any kind of any Administrative Agent, [the Initial Lender], the Lenders or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph (c), constitute a legal or equitable discharge of the Assignee’s obligations hereunder.]

Such sale and assignment is without recourse to the Assignor [or the Initial Lender] and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor [or the Initial Lender].

3

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

3.	Assigned Interest:

Credit Facility	Amount of Credit Facility Assigned	Percentage Assigned of Total Commitment of all Tranche B-1 Term Loan Lenders (Set forth, to at least 9 decimals, as a percentage of the Total Commitment of all Tranche B-1 Lenders)	Percentage Assigned of Total Commitment of Term Loan Lenders (Set forth, to at least 9 decimals, as a percentage of the, Total Commitment of all Term Loan Lenders)

Tranche B-1 Term Loan	$	[0.000000000%]	[0.000000000%]
	[Maximum Amount of Tranche B-2 Funding Obligations Assigned to Assignee]	[Tranche B-2 Term Loan Percentage Assigned to Assignee]	[Percentage Assigned of Total Commitment of all Tranche B-2 Term Loan Lenders (Set forth, to at least 9 decimals, as a percentage of the, Total Commitment of all Tranche B-21 Lenders	Percentage Assigned of Total Commitment of Term Loan Lenders (Set forth, to at least 9 decimals, as a percentage of the, Total Commitment of all Term Loan Lenders)

Tranche B-2 Term Loans	$	$[0.000000000%]	[0.000000000%]	[0.000000000%]

4.	Effective Date of Assignment (the “Effective Date”: , 20 [1].

1 To be inserted by Tranche B Term Loan Administrative Agent and which shall be the effective date of recordation of the transfer in the Register therefor.

4

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

[[NAME OF INITIAL LENDER], as Initial Lender

By:
Name:
Title:]

[Consented to and[2] Accepted:

CITICORP NORTH AMERICA, INC., as Tranche B Term Loan Administrative Agent

By:
Name:
Title:

[Consented to:

[AVAGO TECHNOLOGIES FINANCE PTE. LTD.]

By:
Name:
Title:	][3]

2 See Section 13.6 of Credit Agreement.

3 See Section 13.6 of Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.      Representations and Warranties and Agreements.

1.1      Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of any of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document of any of their respective obligations under any Credit Document.

1.2      Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Term Loan Lender thereunder, (iii) from and after the Effective Date, it shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, [(A)] have the rights and obligations of a Term Loan Lender under the Credit Agreement [other than the obligation to fund Tranche B-2 Term Loans] [ and (B) shall be obligated to make the payment of the Tranche B-2 Funding Obligations], and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Administrative Agent or any other Lender [or the Initial Lender] and (b) agrees that (i) it will, independently and without reliance on the any Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Term Loan Lender, including, if it is a Non-U.S. Lender, its obligations pursuant to Section 5.4 of the Credit Agreement.

Annex – 1 to Assignment and Acceptance

2.      Payments. From and after the Effective Date, the Tranche B Term Loan Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of [Tranche B-1 Funding Obligations] principal, interest, fees and other amounts) to the Assignor [or the Initial Lender, or applicable,] for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.      General Provisions.

3.1      In accordance with Section 13.6 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Acceptance, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Term Loan Lender under the Credit Agreement with a Credit Commitment as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Acceptance, be released from its obligations under the Credit Agreement (and, in the case of this Assignment and Acceptance covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5 thereof).

3.2      This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed by one or more of the parties to this Assignment and Acceptance on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Assignment and Acceptance and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by and interpreted under the law of the state of New York.

Annex – 1 to Assignment and Acceptance

EXHIBIT K-2

TO THE CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE – REVOLVING CREDIT LOANS

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date (as defined below) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Acceptance and not otherwise defined herein shall have the meanings specified in the Credit Agreement, dated as of December 1, 2005 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among AVAGO TECHNOLOGIES FINANCE PTE. LTD. (company registration number 200512223N), a Singapore limited company (the “Singaporean Borrower” or the “Company”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES HOLDING PTE. LTD. (company registration number 200512203H), a Singapore limited company (“Holdings”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES LIMITED, a Singapore limited company (“Avago” or “Parent”), AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”), AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., a Delaware corporation (“U.S. Wireless”), AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, collectively, the “U.S. Borrowers” and each a “U.S. Borrower”, and together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, the “Borrowers”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent and CITICORP NORTH AMERICA, INC., as Tranche B Term Loan Administrative Agent and as Collateral Agent, CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Lead Bookrunner, LEHMAN BROTHERS INC., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent and CREDIT SUISSE, as Documentation Agent. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Asian Administrative Agent as contemplated below (i) all the Assignor’s rights and obligations in its capacity as a [Multi-Currency Lender] [Malaysian Lender] [U.S. Dollar Lender] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of the Credit

Facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a [Multi-Currency Lender] [Malaysian Lender] [U.S. Dollar Lender]) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

2

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

3.	Assigned Interest:

Credit Facility	Total Commitment of all Lenders	Amount of Credit Facility Assigned	Percentage Assigned of Total Commitment of all Lenders (Set forth, to at least 9 decimals, as a percentage of the, Total Commitment of all Lenders)
[U.S. Dollar Revolving Credit Commitment]	$		[0.000000000	%]
[Multi-Currency Revolving Credit Commitment]	$		[0.000000000	%]
[Malaysian Revolving Credit Commitment]	$		[0.000000000	%]
[Multi-Currency Swingline Commitment]	$		[0.000000000	%]
[Malaysian Swingline Commitment]	$		[0.000000000	%]

4.	Effective Date of Assignment (the “Effective Date”: , 20 [1].

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

1 To be inserted by Asian Administrative Agent and which shall be the effective date of recordation of the transfer in the Register therefor.

3

[Consented to and][2] Accepted:

[CITICORP INTERNATIONAL LIMITED (HONG KONG)], as Asian Administrative Agent

By:
Name:
Title:

[Consented to:

[AVAGO TECHNOLOGIES FINANCE PTE. LTD.]

By:
Name:
	Title:	][3]

2 See Section 13.6 of Credit Agreement.

3 See Section 13.6 of Credit Agreement.

4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.      Representations and Warranties and Agreements.

1.1      Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of any of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document of any of their respective obligations under any Credit Document.

1.2      Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a [Multi-Currency Lender] [Malaysian Lender] [U.S. Dollar Lender] thereunder, (iii)[ it [is licensed to carry on a business of money lending in Singapore under] [holds a formal and valid exemption from the Singapore Registrar of Moneylenders providing for an exemption from the requirements of] the Moneylender Act, Chapter 188 of Singapore,] [is permitted, and holds all formal approvals required under any applicable Malaysian law in order, to make loans in Malaysia in both Ringgit and U.S. Dollars] (iv) from and after the Effective Date, it shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a [Multi-Currency Lender] [Malaysian Lender] [U.S. Dollar Lender] under the Credit Agreement, and (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Asian Administrative Agent or any other Lender and (b) agrees that (i) it will, independently and without reliance on the Asian Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a [Multi-Currency Lender] [Malaysian Lender] [U.S. Dollar Lender], including, if it is a Non-U.S. Lender, its obligations pursuant to Section 5.4 of the Credit Agreement.

2.      Payments. From and after the Effective Date, the Asian Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.      General Provisions.

3.1      In accordance with Section 13.6 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Acceptance, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a [Multi-Currency Lender] [Malaysian Lender] [U.S. Dollar Lender] under the Credit Agreement with a Credit Commitment as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Acceptance, be released from its obligations under the Credit Agreement (and, in the case of this Assignment and Acceptance covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5 thereof).

3.2      This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed by one or more of the parties to this Assignment and Acceptance on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Assignment and Acceptance and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by and interpreted under the law of the state of New York.

2

EXHIBIT L-1

TO THE CREDIT AGREEMENT

FORM OF PROMISSORY NOTE

(TRANCHE B TERM LOANS AND NEW TRANCHE B TERM LOANS)

$	New York, New York
December 1, 2005

FOR VALUE RECEIVED, the undersigned, [AVAGO TECHNOLOGIES FINANCE PTE. LTD. (company registration number 200512223N), a Singapore limited company (the “Company” or the “Singaporean Borrower”)] [AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”)], hereby unconditionally promises to pay to the order of the [Tranche B-1] [Tranche B-2] [New Tranche B] Term Loan Lender or its registered assigns (the “[Tranche B-1] [Tranche B-2] [New Tranche B] Term Loan Lender”), at the [Asian] [Tranche B-1 Term Loan] Administrative Agent’s Office or such other place as [CITICORP INTERNATIONAL LIMITED (HONG KONG) (the “Asian Administrative Agent”)] [CITICORP NORTH AMERICA, INC. (the “Tranche B-1 Term Loan Administrative Agent”)] shall have specified, in U.S. Dollars and in immediately available funds, in accordance with Section 2.5 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) on the [Tranche B] [New Tranche B] Term Loan Maturity Date, the principal amount of [        ] U.S. Dollars ($[                    ]) or, if less, the aggregate unpaid principal amount of all [Tranche B-1] [Tranche B-2] [New Tranche B] Term Loans, if any, made by the [Tranche B-1] [Tranche B-2] [New Tranche B] Term Loan Lender to the Borrowers pursuant to the Credit Agreement. The Borrowers further unconditionally promise to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the Notes referred to in Section 13.6 of the Credit Agreement, dated as of December 1, 2005 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Company, a wholly-owned Subsidiary of AVAGO TECHNOLOGIES HOLDING PTE. LTD. (company registration number 200512203H), a Singapore limited company (“Holdings”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES LIMITED (company registration number 200510713C), a Singapore limited company (“Parent”), AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”), AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., a Delaware corporation (“U.S. Wireless”), AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, the “U.S. Borrowers” and each a “U.S. Borrower”, and together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, the “Borrowers”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent,

CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent, the lending institutions from time to time parties thereto, (each a “Lender” and, collectively, the “Lenders”), CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Lead Bookrunner, LEHMAN BROTHERS INC., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent and CREDIT SUISSE, as Documentation Agent. This Promissory Note is subject to, and the [Tranche B-1] [Tranche B-2] [New Tranche B] Term Loan Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the [Tranche B-1] [Tranche B-2] [New Tranche B] Term Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The [Tranche B-1] [Tranche B-2] [New Tranche B] Term Loans evidenced hereby are subject to prepayment prior to the [Tranche B] [New Tranche B] Term Loan Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of any Administrative Agent or the [Tranche B-1] [Tranche B-2] [New Tranche B] Term Loan Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by any Administrative Agent or the [Tranche B-1] [Tranche B-2] [New Tranche B] Term Loan Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that any Administrative Agent or the [Tranche B-1] [Tranche B-2] [New Tranche B] Term Loan Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5(e) of the Credit Agreement, and such Person shall be treated as the [Tranche B-1] [Tranche B-2] [New Tranche B] Term Loan Lender hereunder for all purposes of the Credit Agreement.

(signature page follows)

2

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[AVAGO TECHNOLOGIES FINANCE PTE. LTD.

By:
Name:
Title:]

[AVAGO TECHNOLOGIES FINANCE S.À.R.L.

By:
Name:
Title:]

3

EXHIBIT L-2

TO THE CREDIT AGREEMENT

FORM OF PROMISSORY NOTE

(REVOLVING CREDIT LOANS AND SWINGLINE LOANS)

$	New York, New York
December 1, 2005

FOR VALUE RECEIVED, [AVAGO TECHNOLOGIES FINANCE PTE. LTD. (company registration number 200512223N), a Singapore limited company (the “Company” or the “Singaporean Borrower”), AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC. (“U.S. Wireless”), a Delaware corporation, and AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, the “U.S. Borrowers” and each a “U.S. Borrower”, and together with the Singaporean Borrower, the “Borrowers”)] [AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”)], hereby unconditionally promise[s] to pay to the order of [Multi-Currency] [U.S. Dollar] [Multi-Currency Swingline] [Malaysian] [Malaysian Swingline] Lender or its registered assign (the “[Multi-Currency] [U.S. Dollar] [Multi-Currency Swingline] [Malaysian] [Malaysian Swingline] Lender”), at the Asian Administrative Agent’s Office or such other place as CITICORP INTERNATIONAL LIMITED (HONG KONG) (the “Asian Administrative Agent”) shall have specified, in immediately available funds, in accordance with Section 2.5 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) on the [Revolving Credit] [Swingline] Maturity Date the principal amount of [            ] U.S. Dollars ($[ ]) or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the [Borrowers] [Malaysian Borrower] as [Multi-Currency Revolving Credit] [U.S. Dollar Revolving Credit] [Multi-Currency Swingline] [Malaysian Revolving Credit] [New Malaysian U.S. Dollar Revolving Credit] [Malaysian Swingline] Loans pursuant to the Credit Agreement. The [Borrowers] [Malaysian Borrower] further unconditionally promise[s] to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the Notes referred to in Section 13.6 of the Credit Agreement, dated as of December 1, 2005 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Company, a wholly-owned Subsidiary of AVAGO TECHNOLOGIES LIMITED (company registration number 200510713C), a Singapore limited company (“Parent”), AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.)

1

(Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”), AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., a Delaware corporation (“U.S. Wireless”), AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, the “U.S. Borrowers” and each a “U.S. Borrower”, and together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, the “Borrowers”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent, CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent, the lending institutions from time to time parties thereto, (each a “Lender” and, collectively, the “Lenders”), CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Lead Bookrunner, LEHMAN BROTHERS INC., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent and CREDIT SUISSE, as Documentation Agent. This Promissory Note is subject to, and the [Multi-Currency] [U.S. Dollar] [Multi-Currency Swingline] [Malaysian] [Malaysian Swingline] Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the [Multi-Currency Revolving Credit] [U.S. Dollar Revolving Credit] [Multi-Currency Swingline] [Malaysian Revolving Credit] [New Malaysian U.S. Dollar Revolving Credit] [Malaysian Swingline] Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The [Multi-Currency Revolving Credit] [U.S. Dollar Revolving Credit] [Multi-Currency Swingline] [Malaysian Revolving Credit] [New Malaysian U.S. Dollar Revolving Credit] [Malaysian Swingline] Loans evidenced hereby are subject to prepayment prior to the [Revolving Credit] [Swingline] Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of any Administrative Agent or the [Multi-Currency] [U.S. Dollar] [Multi-Currency Swingline] [Malaysian] [Malaysian Swingline] Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by any Administrative Agent or the [Multi-Currency] [U.S. Dollar] [Multi-Currency Swingline] [Malaysian] [Malaysian Swingline] Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that any Administrative Agent or the [Multi-Currency] [U.S. Dollar] [Multi-Currency Swingline] [Malaysian] [Malaysian Swingline] Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

2

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5(e) of the Credit Agreement, and such Person shall be treated as the [Multi-Currency] [U.S. Dollar] [Multi-Currency Swingline] [Malaysian] [Malaysian Swingline] Lender hereunder for all purposes of the Credit Agreement.

(signature page follows)

3

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[AVAGO TECHNOLOGIES FINANCE PTE. LTD.

By:
Name:
Title:

AVAGO TECHNOLOGIES WIRELESS (U.S.) MANUFACTURING INC.

By:
Name:
Title:

AVAGO TECHNOLOGIES U.S. INC.

By:
Name:
Title:]

[AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD.

By:
Name:
Title:]

4

TRANSACTIONS ON

[MULTI-CURRENCY] [MALAYSIAN] [U.S. DOLLAR] [MULTI-CURRENCY

SWINGLINE] [MALAYSIAN SWINGLINE] LOAN NOTE

Date	Amount of [[Multi- Currency] [Malaysian] [New Malaysian U.S. Dollar] [U.S Dollar] Revolving Credit Loan] [Multi-Currency Swingline Loan] [Malaysian Swingline Loan] Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

5

EXHIBIT M

TO THE CREDIT AGREEMENT

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of [                    , 200    ] (this “Agreement”), by and among [NEW LOAN LENDERS] (each, a “New Loan Lender” and, collectively, the “New Loan Lenders”), AVAGO TECHNOLOGIES FINANCE PTE. LTD. (company registration number 200512223N), a Singapore limited company (the “Company” or the “Singaporean Borrower”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES HOLDING PTE. LTD. (company registration number 200512203H), a Singapore limited company (“Holdings”), a wholly-owned Subsidiary of AVAGO TECHNOLOGIES LIMITED, a Singapore limited company (“Parent”), AVAGO TECHNOLOGIES FINANCE S.À.R.L., a Grand Duchy of Luxembourg limited liability company (the “Lux Borrower”), AVAGO TECHNOLOGIES (MALAYSIA) SDN. BHD. (f/k/a Jumbo Portfolio Sdn. Bhd.) (Company No. 704181-P), a company incorporated in Malaysia under the Companies Act, 1965 (the “Malaysian Borrower”), AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC. (“U.S. Wireless”), a Delaware corporation, AVAGO TECHNOLOGIES U.S. INC., a Delaware corporation (“U.S. Opco” and together with U.S. Wireless, collectively, the “U.S. Borrowers” and each a “U.S. Borrower”, and together with the Singaporean Borrower, the Lux Borrower and the Malaysian Borrower, the “Borrowers”), CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent and CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of December 1, 2005 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Company, a wholly-owned Subsidiary of Holdings, a wholly-owned Subsidiary of Parent, the Borrowers, the Lenders, the Administrative Agents, the Collateral Agent, CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Lead Bookrunner, LEHMAN BROTHERS INC., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent and CREDIT SUISSE, as Documentation Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrowers may establish New Revolving Credit Commitments and/or New Tranche B Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Tranche B Term Loan Lenders and/or New Revolving Loan Lenders, as applicable;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Loan Lender party hereto hereby agrees to commit to provide its respective New Revolving Credit Commitment (in the case of each New Loan Lender that is a New Revolving Loan Lender) and/or New Tranche B Term Loan Commitment (in the case of each New Loan Lender that is a New Tranche B Term Loan Lender), as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each New Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the [Asian] [Tranche B-1 Term Loan] Administrative Agent or any other New Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) it [is licensed to carry on a business of money lending in Singapore under] [holds a formal and valid exemption from the Singapore Registrar of Moneylenders providing for an exemption from the requirements of] the Moneylender Act, Chapter 188 of Singapore; (iv) appoints and authorizes the [Asian] [Tranche B-1 Term Loan] Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to [Asian] [Tranche B-1 Term Loan] Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Tranche B Term Loan Lender and/or New Revolving Loan Lender, as the case may be.

Each New Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:1

1.	Applicable Margin. The Applicable Margin for each Series [ ] New Tranche B Term Loan shall mean, as of any date of determination, a percentage per annum as set forth below plus the pricing premium, if any, less the pricing reduction, if any, in each case as set forth below:

Series [ ] New Tranche B Term Loans
Total Leverage Ratio	LIBOR Loans	ABR Loans
:	%	%

[1]	Insert completed items 1-7 as applicable, with respect to New Tranche B Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with the Credit Agreement.

2

2.	Principal Payments. The Borrowers shall make principal payments on the Series [ ] New Tranche B Term Loans in installments on the dates and in the amounts set forth below:

3

(A) Payment Date	(B) Scheduled Repayment of Series [ ] New Tranche B Term Loans
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$

3.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Series [ ] New Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Series [ ] New Tranche B Term Loans in accordance with Sections 5.1 and 5.2 of the Credit Agreement respectively.

4.	Prepayment Fees. Borrowers agree to pay to each New Tranche B Term Loan Lender the following prepayment fees, if any: [ ].

[Insert other additional prepayment provisions with respect to New Tranche B Term Loans]

5.	Other Fees. Borrowers agree to pay each [New Tranche B Term Loan Lender] [New Revolving Loan Lender] its Pro Rata Share of an aggregate fee equal to [ ] on [ , ].

6.	Proposed Borrowing. This Agreement represents Borrowers’ request to borrow Series [ ] New Tranche B Term Loans from the New Tranche B Term Loan Lenders as follows (the “Proposed Borrowing”):

a.	Business Day of Proposed Borrowing: ,

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b.	Amount of Proposed Borrowing: $

c.	Interest rate option:

a.        ABR Loan(s)

b.        LIBOR Loans

                with an initial Interest

                Period of                  month(s)

7.

[New Loan Lenders. Each New Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of New Revolving Loans and/or Series [    ] New Tranche B Term Loans, as the case may be, that such New Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.][2]

8.	Credit Agreement Governs. Except as set forth in this Agreement, the New Revolving Loans and/or Series [ ] New Tranche B Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

9.	Borrowers’ Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and such Borrower hereby certifies that:

i.	The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

ii.	No event has occurred and is continuing or would result from the consummation of the proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

iii.	Such Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

[2]	Insert bracketed language if the lending institution is not already a Lender

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10.	Borrower Covenants. By its execution of this Agreement, each Borrower hereby covenants that:

i.	[Such Borrower shall make any payments required pursuant to Section 2.11 of the Credit Agreement in connection with the New Revolving Credit Commitments;][3]

ii.	Such Borrower shall deliver or cause to be delivered the following legal opinions and documents: [ ], together with all other legal opinions and other documents reasonably requested by [Asian] [Tranche B-1 Term Loan] Administrative Agent in connection with this Agreement; and

iii.	Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 10.9 of the Credit Agreement.

11.	Notice. For purposes of the Credit Agreement, the initial notice address of each New Loan Lender shall be as set forth below its signature below.

12.	Non-US Lenders. For each New Loan Lender that is a Non-US Lender, delivered herewith to [Asian] [Tranche B-1 Term Loan] Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Loan Lender may be required to deliver to the [Asian] [Tranche B-1 Term Loan] Administrative Agent pursuant to subsection 5.4(d) of the Credit Agreement.

13.	Recordation of the New Loans. Upon execution and delivery hereof, the [Asian] [Tranche B-1 Term Loan] Administrative Agent will record the Series [ ] New Tranche B Term Loans and/or New Revolving Loans, as the case may be, made by each New Loan Lender in the Register.

14.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

15.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

[3]	Select this provision in the circumstance where the Lender is a New Revolving Loan Lender.

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16.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

18.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [                            ,             ].

[NAME OF NEW LOAN LENDER]

By:
Name:
Title:

Notice Address:
Attention:
Telephone:
Facsimile:

AVAGO TECHNOLOGIES FINANCE PTE. LTD.

By:
Name:
Title:

AVAGO TECHNOLOGIES HOLDING PTE. LTD.

By:
Name:
Title:

[LUXEMBOURG FINANCE CO., S.A.R.L.]

By:
Name:
Title:

8

[AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC.]

By:
Name:
Title:

[AVAGO TECHNOLOGIES IMAGING (U.S.A.) INC.]

By:
Name:
Title:

[AVAGO TECHNOLOGIES U.S. INC.]

By:
Name:
Title:

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Consented to by:

[CITICORP INTERNATIONAL LIMITED (HONG KONG), as Asian Administrative Agent

By:
Name:
Title: ]

[CITICORP NORTH AMERICA, INC., as Tranche B-1 Term Loan Administrative Agent

By:
Name:
Title: ]

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SCHEDULE A

TO JOINDER AGREEMENT

Name of New Loan Lender	Type of Commitment	Amount
[ ]	[New Tranche B Term Loan Commitment] [New Revolving Credit Commitment – [Multi-Currency Revolving Credit Commitment] [Malaysian Revolving Credit Commitment] [U.S. Dollar Revolving Credit Commitment]]	$
[ ]	[New Tranche B Term Loan Commitment] [New Revolving Credit Commitment – [Multi-Currency Revolving Credit Commitment] [Malaysian Revolving Credit Commitment] [U.S. Dollar Revolving Credit Commitment]]	$
Total: $